As filed with the Securities and Exchange Commission on April 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CIPHERLOC CORPORATION

(Exact name of registrant as specified in its charter)

Texas	7374	86-0837077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6836 Bee Cave Road, Bldg. 1, S#279

Austin, TX 78746

(512) 337-3728

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David Chasteen

Chief Executive Officer

Cipherloc Corporation

6836 Bee Cave Road, Bldg. 1, S#279

Austin, TX 78746

(512) 337-3728

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	55,549,615 shares	(2)		$0.31	(3)	$17,220,380.65	$1,878.74
Common Stock, $0.01 par value per share	55,549,615 shares	(4)		$0.36	(5)	$19,997,861.40	$2,181.77
Common Stock, $0.01 par value per share	8,332,439 shares	(6)		$0.31	(5)	$2,583,056.09	$281.81
Total	119,431,669 shares		$			$39,801,298.14	$4,342.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	Represents outstanding shares of common stock of the Registrant held by the selling stockholders named in the prospectus which forms a part of this Registration Statement.
(3)	Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the $0.33 (high) and $0.29 (low) sale price of the Registrant’s common stock as reported on the OTCQB Market on April 26, 2021, which date is within five business days prior to filing this Registration Statement.
(4)	Represents 55,549,615 shares of common stock of the Registrant that are issuable in connection with the exercise of outstanding warrants to purchase 55,549,615 shares of common stock at an exercise price of $0.36 per share and held by the selling shareholders named in the prospectus which forms a part of this Registration Statement.
(5)	Estimated in accordance with Rule 457(g) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the highest of the following (i) the exercise price of the applicable warrants (see footnote (4) and (6), and (ii) the average of the $0.37 (high) and $0.25 (low) sale price of the Registrant’s common stock as reported on the OTCQB Market on April 23, 2021, which date is within five business days prior to filing this Registration Statement.
(6)	Represents 8,332,439 shares of common stock of the Registrant that are issuable in connection with the exercise of outstanding warrants to purchase 8,332,439 shares of common stock at an exercise price of $0.18 per share and held by the selling shareholders which forms a part of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 29, 2021

CIPHERLOC CORPORATION

119,431,669 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders named herein of up to 119,431,669 shares of common stock, par value $0.01 per share, which we refer to as common stock, of Cipherloc Corporation, which we refer to as us, we, the Company, the Registrant or Cipherloc, representing (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein (the “Offering Shares”); (b) up to 55,549,615 shares of common stock issuable upon exercise of Common Stock Purchase Warrants to purchase 55,549,615 shares of common stock (the “Offering Warrants”), with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein (the “Offering Warrant Shares”); and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of Purchase Warrants, with an exercise price of $0.18 per share (the “Placement Warrants” and together with the Offering Warrants, the “Warrants”), granted to Paulson Investment Company, LLC (the “Placement Agent”) and its assigns, and held by certain of the selling shareholders named herein (the “Placement Warrant Shares” and together with the Offering Warrant Shares, the “Warrant Shares”). The selling shareholders are described in greater detail, below, under “Selling Shareholders”.

The shares of common stock being offered by the selling shareholders (which term includes their respective donees, pledgees, transferees, or other successors-in-interest) have been issued pursuant to a private offering transaction which had multiple closings occurring on March 31, 2021, April 7, 2021, April 9, 2021 and April 16, 2021 (the “Private Offering”), which are described in greater detail under the heading “Private Placement Offering”, beginning on page 36. The selling shareholders are described in greater detail under the heading “Selling Shareholders”, beginning on page 45.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling shareholders named herein. The selling shareholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 43, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling shareholders or the prices at which such shares will be sold.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling shareholders. However, to the extent that the Warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (see also “Use of Proceeds” on page 38 below). We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling shareholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

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The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above and each selling shareholder or dealer selling the common stock is required to deliver a current prospectus upon the sale.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock is considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act of 1934, as amended. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Our common stock is quoted on the OTCQB Market under the symbol “CLOK”. The closing price for our common stock on the OTCQB Market on April 28, 2021, was $0.299 per share.

Investing in our securities involves risks. You should carefully consider the “risk factors” beginning on page 8 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2021.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling shareholders listed in this prospectus of up to 119,431,669 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling shareholders. However, to the extent that the Warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (see also “Use of Proceeds” on page 38 below). We have agreed to pay for the expenses related to the registration of the shares being offered by the selling shareholders.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 81, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 81.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that the Company, or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to the Company, is also based on our good faith estimates.

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Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” and “Cipherloc”, refer to Cipherloc Corporation. In addition, unless the context otherwise requires:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FYE” refers to fiscal year end;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

You should read the entire prospectus before making an investment decision to purchase our securities.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

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Prospectus Summary

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider in making your investment decision. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

Our Business

We are developing products and services around our patented polymorphic encryption technology designed to enable a more efficient and stronger layer of protection to be added to existing solutions. Through a licensing program, we anticipate offering the first secure commercially viable advanced “Polymorphic Encryption Core” (“PEC”) Data-in-motion product to be used in any commercial data security industry and/or in sensitive applications. PEC Data-in-motion allows our customers to securely send data with little setup time.

As described above, our products are designed to encrypt and decrypt information. Encryption means encoding information which is readable into another form which is not readable and which is therefore unable to be intercepted, read or used, by someone other than the original person who encrypted the information—unless such encryption can be broken.

Products and Services

During 2018 and 2019, we attempted to market several products, services and solutions. The initial solution suite was marketed under several product names. CipherLoc EDGE, a solution to be installed on mobile/handset devices, was designed to enable data to be securely sent between any two mobile devices. CipherLoc ENTERPRISE, a solution to be installed on desktops, laptops and tablet computers, was designed to enable data to be securely sent between any two platforms. CipherLoc GATEWAY, a solution to be installed on servers, was designed to enable end-to-end data protection to and from servers, computers, tablets, and/or mobile devices via the GATEWAY-protected servers. CipherLoc SHIELD was designed as a solution to be used as a data storage platform.

During 2018 and 2019, there were forward-looking public announcements by the Company’s then-management of product names or segments that were not delivered to the market and are not presently available to customers. Our current management restructured the Company to invest material resources into only products and services that are deliverable, have viable economic potential, and may be publicly disclosed without adversely affecting our competitive position. The core of our product and service offerings will continue to be built around our patents and our polymorphic encryption technology, which is a highly secure, quantum-ready data protection technology carrying FIPS 140-2 (Federal Information Processing Standard 140-2)(an information technology security accreditation program for validating that the cryptographic modules produced by private sector companies meet well-defined security standards) validation certificate #3381, for the “CipherLoc Polymorphic Encryption Engine Core” solution by the National Institute of Standards and Technology (NIST).

Since 2020, we have focused our development efforts to develop commercial application of our technology by advancing a Software Development Kit (“SDK”) for the Polymorphic Encryption Core. By doing so, we have allowed potential customers to integrate and configure the PEC using the SDK. Cipherloc’s technology has advanced from theory to commercial application in the form of these products:

●	Data-in-Motion: Data-in-Motion products utilize the Polymorphic Encryption Core (PEC) to encrypt and transmit data between two separate locations. We currently have developed products called Sentinel, Armor, and Shield which employ this technique.

	○	Sentinel – The software package that would allow a customer to build a post-quantum encryption solution into their product environment. This product is a software solution.

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	○	Armor – Employs the sentinel solution in a hardware appliance that can be deployed in front of any IT system and encrypts the traffic between paired Armor devices with little setup.

●	Data-at-Rest

	○	Shield – Securely encrypts data, using the PEC, that is placed on a hard drive or in a database for long term storage.

Our products help to solve two challenges which cybersecurity professionals have:

(1)	Securing old and non-traditional network hardware.

(2)	Preparing all networks for the introduction of new ciphers including the next NIST standard which should be released by the end of 2024.

The core technology in these products is protected by six patents that expire between 2034 and 2037. The existing tech can be used today to solve current customer problems and can be used in the future to provide agile adoption of quantum ready encryption.

Market

According to an August 2019 research report by BCC Research, the global quantum cryptography market is projected to reach $1.3 billion by 2024, from $0.3 billion in 2019, with a compound annual growth rate (CAGR) of 30.7% during that period.

The public key encryption algorithms used to secure the most critical aspects of the internet: banking, health care, critical infrastructure, and communications, are vulnerable to trivial defeat with the application of practical quantum computers (i.e., computers which use quantum computations to solve computational problems substantially faster than classical computers) and quantum supremacy. We estimate that this event will occur in the next decade, though the accelerating rate of research suggests that this may happen earlier rather than later. Thankfully, research has already begun on replacement algorithms that are expected to be resistant to quantum computers. NIST will select the official post-quantum encryption in 2024, but businesses that transmit information that must remain secret past the 2020s are encouraged to begin migration immediately.

We believe that we are the only company offering an FIPS (Federal Information Processing Standards) -certified, commercially viable quantum-resistant software suite as of the date of this prospectus. FIPS are standards and guidelines for federal computer systems that are developed by NIST in accordance with the Federal Information Security Management Act (FISMA) and approved by the Secretary of Commerce.

According to a March 2021 report by Fortune Business Insights, the global cyber security market size was $153 billion in 2020, and is expected to grow to $336 billion in 2028. We believe we will benefit from the growth of both cybersecurity and quantum cryptography trends because our products meet existing needs to improve the security of currently deployed data management assets, while simultaneously providing customers with an agile approach for implementing new quantum ready ciphers.

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Novel Coronavirus (COVID-19)

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely. While the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

During 2020 and into 2021, the COVID-19 pandemic has interrupted our sales and marketing activities and restricted face-to-face interaction between our team members and our partners. This slowed the pace of our development and the expansion of our deal pipeline. Government action for the current pandemic or the emergence of a new viral outbreak may negatively impact the adjustments we, our customers (if any), the customers of our licensees, and our partners have made to resume business under new protocols.

Office and Website

Our principal executive offices are located at 6836 Bee Cave Road, Bldg. 1, S#279, Austin, TX 78746. Our telephone number is (512) 337-3728. Our website is www.cipherloc.net. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Statutory preemptive rights which our shareholders are provided under Texas law, our failure to comply with such rights in the past, dilution caused by the exercise of such rights, and potential penalties or liability in connection therewith, as well as our plans to terminate such rights in the future;

●	Penalties and other amounts which may be payable for our failure to comply with the covenants in, and time periods set forth in, the March/April 2021 Private Offering documents, including our failure to timely obtain effectiveness of the registration statement of which this prospectus forms a part, our ability to maintain the effectiveness of such registration statement, and our ability to timely terminate the statutory preemptive rights which currently apply under Texas law;

●	That we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise;

●	That COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future;

●	Our dependence on current management and our ability to attract and retain qualified employees;

●	Competition for our products;

●	Our ability to develop new products, improve current products and innovate;

●	Unpredictability in our operating results;

●	Our ability to retain existing licensees and add new licensees;

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●	Risks associated with data breaches, security flaws, unauthorized access to our and our customers’ (if any) and the customers of our licensees’ systems and products, hacking risks, risks of intentional disruption of our products or services, product failures and the effect of such failures and other events on our brand and operating results;

●	Outages in third party infrastructure on which we rely;

●	Customer defaults and delays in payment;

●	Delays in product development, our failure to predict changes in technology, and actual or perceived defects or vulnerabilities in our products;

●	Our ability to manage our growth;

●	Our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others;

●	Risks related to the volatile and sporadic trading of our common stock, dilution caused by future offerings, anti-dilutive rights which exist relating to our securities, over-hang, the effect of substantial sales of our common stock, the anti-dilutive rights of the Warrants and set forth in the Purchase Agreement, additional restrictions put on the sale of our common stock as a result of it being a ‘penny stock’;

●	Our compliance with various rules and regulations, penalties we may face for non-compliance, and the risk of new, more costly or more restrictive rules and regulations;

●	Our ability to maintain effective controls and procedures;

●	Restrictions on our ability to issue new securities and amounts required to be paid to our CEO upon certain sales of the Company;

●	The Board of Directors’ ability to designate blank check preferred stock without further shareholder approval;

●	Risks associated with future acquisitions and/or with our failure to grow by acquisition; and

●	Risks associated with pending and/or future litigation, lawsuits, and/or regulatory claims.

Penny Stock Rules

Our common stock is considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Additional Information

Additional information about us can be obtained from the documents described under “Where You Can Find More Information.”

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This Offering

The selling shareholders named in this prospectus may offer and sell up to 199,431,669 shares of our common stock, par value $0.01 per share. Our common stock is currently quoted on the OTC Markets Group Inc.’s OTCQB Market (the “OTCQB”) under the trading symbol, “CLOK.”

Shares of Common Stock Offered by the Selling Shareholders:	119,431,669 shares of common stock, representing (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein; (b) up to 55,549,615 shares of common stock issuable upon exercise of the Offering Warrants, with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein; and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of the Placement Warrants, with an exercise price of $0.18 per share, which Warrants are described in greater detail under “Private Placement Offering”, beginning on page 36.

Shares of Common Stock Outstanding Prior to this Offering:	82,927,311 shares of common stock.

Shares of Common Stock Outstanding After this Offering[1]:	146,809,365 shares of common stock.

Use of Proceeds:	We will not receive any of the proceeds from the sale or other disposition by the selling shareholders or their transferees of the shares of common stock covered hereby. However, to the extent that the Warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (see also “Use of Proceeds” on page 38 below).

Risk factors:	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Trading symbol:	Our common stock is quoted on the OTCQB under the trading symbol “CLOK”.

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of April 26, 2021 and excludes:

●	shares issuable upon the exercise of the Warrants; and

●	shares issuable upon the exercise of outstanding warrants to purchase 23,746,866 shares of common stock of the Company with a weighted average exercise price of $1.12 per share, separate from the Warrants.

Additionally, unless otherwise stated, all information in this prospectus:

●	reflects all currency in United States dollars.

1 Assumes the exercise of all Warrants for cash.

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Risk Factors

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock and warrants, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to Preemptive Rights

Our shareholders have statutory preemptive rights and our failure to provide shareholders notice of their right to exercise such rights or the exercise by such shareholders of such rights, could create dilution to existing shareholders, uncertainty regarding our capitalization structure, and result in the value of our common stock declining in value or being less than similarly situated companies whose governing documents do not provide for preemptive rights.

Pursuant to Section 21.208 of the Texas Business Organizations Code (TBOC), shareholders of Texas corporations formed prior to September 1, 2003, like the Company, have a preemptive right to acquire unissued or treasury shares, to the extent a Texas corporation’s Articles of Incorporation do not limit or deny such right. The Company’s Articles of Incorporation do not limit or deny the statutory right of preemption and as such our shareholders have preemptive rights. Specifically, the shareholders of the Company have a preemptive right to acquire proportional amounts of the Company’s unissued or treasury shares on the decision of the Company’s Board of Directors to issue the shares, provided that no preemptive right exists with respect to: (1) shares issued or granted as compensation to a director, officer, agent, or employee of the Company or a subsidiary or affiliate of the Company; (2) shares issued or granted to satisfy conversion or option rights created to provide compensation to a director, officer, agent, or employee of the corporation or a subsidiary or affiliate of the Company; or (3) shares sold, issued, or granted by the Company for consideration other than money. As the sale of the Offering Shares and Offering Warrants in the offering did not meet one of the exceptions above, such securities are subject to statutory preemptive rights. An action brought against the Company, the Board of Directors or an officer, shareholder, or agent of the Company, or an owner of a beneficial interest in shares of the Company, for the violation of a preemptive right of a shareholder under the TBOC must be brought not later than the earlier of: (1) the first anniversary of the date written notice is given to each shareholder whose preemptive right was violated; or (2) the fourth anniversary of the latest of: (A) the date the Company issued the shares, securities, or rights; (B) the date the Company sold the shares, securities, or rights; or (C) the date the Company otherwise distributed the shares, securities, or rights. The exercise of shareholders preemptive rights could cause dilution to existing shareholders. Actions brought by shareholders to enforce their preemptive rights may be costly or time consuming, and may take management’s focus away from the Company’s operations. The Company has to date, not provided any shareholders any notice of any preemptive rights and as such, any and all issuances of the Company’s securities (other than those exempt from the preemptive rights described above) during the past four years are subject to preemptive rights of shareholders, in the event any shareholders bring an action against the Company to enforce such rights. Shareholders may therefore be subject to dilution in the event any shareholders file an action to enforce their preemptive rights in connection with prior issuances, are successful in such action, and acquire additional securities of the Company. Finally, the Company, its officers and directors, and in some cases its shareholders, may face liability, penalties and costs in connection with the continued failure of the Company to provide notice of shareholders’ rights to preemptive rights.

The Company is required, pursuant to the terms of the Securities Purchase Agreement (“Purchase Agreement”) entered into with the Purchasers, to take prompt action to seek shareholder approval to amend its Articles of Incorporation to terminate shareholders preemptive rights and investors in the offering waived their statutory preemptive rights, in consideration for anti-dilutive rights which require the Company to issue them additional shares of common stock to maintain their percentage ownership in the Company prior to any preemptive right issuance, for no consideration, if any statutory preemptive rights are exercised by any shareholder of the Company, which will expire at such time, if ever, as the Company has adopted an amendment to its Articles of Incorporation to terminate such statutory preemptive rights. As such, shareholders should not assume that such preemptive rights will continue to exist in the future, or that such shareholders will be able to acquire any securities in the future, pursuant to such preemptive rights which are currently provided for under the TBOC.

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In addition to the Private Offering, the Company completed the sale of 18.9 million common shares during its fiscal year ended September 30, 2018 at $1.00 per unit. To date, no preemptive rights claims have been made by shareholders as a result of these sales. Prior to that sale, the Company had 7.2 million common shares outstanding and eligible for preemptive rights per the criteria outlined above.

In addition to possible dilution caused by shareholders of the Company taking action to enforce their preemptive rights or anti-dilution rights of the investors in the Private Offering (the “Purchasers”) in connection with the exercise of preemptive rights by any other shareholder, such rights could create uncertainty regarding our capitalization structure, and result in the value of our common stock declining in value or being less than similarly situated companies whose governing documents do not provide for preemptive rights.

The exercise of statutory preemptive rights by shareholders may require us to sell shares or other securities below the then current trading price of our common stock, or for nominal consideration, and may cause significant dilution to current and future shareholders.

The Company may fail in its efforts to obtain shareholder approval to eliminate preemptive rights thereby potentially limiting its ability to raise capital in the future or incur potential liability.

The Company is required, by 180 days after the closing of the Private Offering (i.e., by October 13, 2021), to seek shareholder approval to remove preemptive rights by either amending its Articles of Incorporation or redomiciling its state of incorporation. In the event the Company is unsuccessful in obtaining the required shareholder approval to amend its Articles of Incorporation or to redomicile the Company to remove preemptive rights, the Company’s ability to raise capital may be impacted and the terms of such financing may be under terms that are less favorable to the Company. In addition, there is a risk of liability to shareholders with preemptive rights which may result in dilution to our shareholders (see also the risk factor above). If a shareholder files a statutory preemptive right claim, then the dilution risk to existing shareholders is equal to the number of shares necessary to satisfy that claim. For example, the remedy for a common stock shareholder who owned 1% of the Company prior to the 2018 equity issuance described above who did not participate in the 2018 equity issuance and files a statutory preemptive rights claim would be to offer 1% of the total shares sold in the 2018 equity offering to the shareholder (i.e., the same percentage as their ownership in the Company at the time of the offering) at $1.00 per share, the amount per share of shares sold in the 2018 equity issuance. If the shareholder elects to purchase shares at the $1.00 price, then the other shareholders would be diluted by the additional shares purchased by the shareholder with the statutory preemptive rights claim. This same example applies to shareholders who own the common shares of the Company at the time of the Private Offering, except that the terms of the Private Offering would apply (i.e., a purchase price of $0.18 per share).

Risks Related to Our Financial Position and Need for Capital

We have incurred net losses since our inception and may never be profitable.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development of a business enterprise in the technology sector. Our net losses for the year ended September 30, 2020 and for the period from September 30, 2017 through September 30, 2020 were $6,970,072 and $22,642,039, respectively, and our aggregate accumulated deficit as of September 30, 2020 and 2019 was $68,426,608 and $61,456,536, respectively. For the quarters ending December 31, 2020 and September 30, 2020, our net losses were $799,735 and $635,993, respectively.

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There can be no assurance that any products under development by us will be successfully commercialized, and the extent of our future losses and the timing of our profitability, if ever achieved, are highly uncertain. If we are unable to achieve profitability, we may be unable to continue our operations.

There is substantial doubt about our ability to continue as a going concern.

The financial statements for the year ended September 30, 2020, included herein, are presented under the assumption that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. We are not generating sufficient operating cash flows to support continuing operations and expect to incur further losses in the development of our business.

In our financial statements for the year ended September 30, 2020, included herein, our auditor indicated that certain factors raised substantial doubt about our ability to continue as a going concern. These factors included our accumulated deficit, as well as the fact that we were not generating sufficient cash flows to meet our regular working capital requirements. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management’s plan to address our ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources (similar to the Private Offering, provided that we currently believe that funds from the Private Offering will allow us to support our operations until approximately June 2023); and (2) generating cash flow from operations. Although management believes that it will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to continue as a going concern depends upon our ability to raise additional capital and such capital may not be available on acceptable terms, or at all.

We may need to raise additional funds in order to support expansion, develop new or enhanced services and products, hire employees, respond to competitive pressures, acquire technologies or respond to unanticipated requirements, provided that we currently believe that funds from the Private Offering will allow us to support our operations until approximately June 2023. Management’s plans include attempting to improve our profitability and our ability to generate sufficient cash flow from operations to meet our operating needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to increase our cash balances. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and operating results. Further, we may seek to raise additional funds through the issuance of equity securities, in which case, the percentage ownership of our shareholders will be reduced and holders may experience additional dilution in net book value per share.

The amount of capital we may need depends on many factors, including the progress, timing and scope of our product development programs; the time and cost necessary to obtain any necessary regulatory approvals; our ability to enter into and maintain collaborative, licensing and other commercial relationships; and our partners’ commitment of time and resources to the development and commercialization of our products.

The capital markets have been unpredictable in the recent past for unprofitable companies such as ours. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

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Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

Issuing new equity may dilute the ownership percentage of existing shareholders. The extent of the dilution will depend on the number of shares issued. The shares issued will be equal to the total dollars contributed to the Company as common stock investment divided by the offering price. Neither the amount of funds that will be received in this equity issuance nor the price of each common stock share are known at this time.

We may need to raise additional funds in order to support expansion, develop new or enhanced services and products, hire employees, respond to competitive pressures, acquire technologies or respond to unanticipated requirements. If the need arises and issuing new equity is the vehicle used to secure additional funds, then these issuances may further dilute the ownership percentages of existing shareholders.

Risks Related to Our Business and Results of Operations

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, has materially affected, and may in the future materially and adversely affect, our business and operations.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely. While the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

During 2020 and into 2021, the COVID-19 pandemic has interrupted our sales and marketing activities and restricted face-to-face interaction between our team members and our partners. This slowed the pace of our development and the expansion of our deal pipeline. Government action for the current pandemic or the emergence of a new viral outbreak may negatively impact the adjustments we, our customers (if any), and the customers of our licensees, and our partners have made to resume business under new protocols.

We depend significantly upon the continued involvement of our present management and on our ability to attract and retain talented employees.

The Company’s success depends significantly upon the involvement of our present management, who are in charge of our strategic planning and operations. We may need to attract and retain additional talented individuals in order to carry out our business objectives. The competition for individuals with expertise in this industry is intense and there are no assurances that these individuals will be available to us.

Our business is based on successfully attracting and retaining talented employees. The market for highly skilled workers and leaders in our industry is extremely competitive. If we are less successful in our recruiting efforts, or if we are unable to retain key employees, our ability to develop and deliver successful products and services may be adversely affected. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

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Our products face significant competition in the markets for such products, and if they are unable to compete successfully, our business will suffer.

Our product candidates face, and will continue to face, intense competition from larger companies, as well as academic and research institutions. We compete in an industry that is characterized by: (i) rapid technological change, (ii) evolving industry standards, (iii) emerging competition and (iv) new product introductions. Our competitors have existing products and technologies that will compete with our products and technologies and may develop and commercialize additional products and technologies that will compete with our products and technologies. Because several competing companies and institutions have greater financial resources than us, they may be able to: (i) provide broader services and product lines, (ii) make greater investments in research and development and (iii) carry on larger research and development initiatives. Our competitors also generally have greater development capabilities than we do and substantially greater experience in undertaking testing of products, obtaining regulatory approvals, and manufacturing and marketing their products. They also have greater name recognition and better access to customers/licensees than us. Our chief competitors include companies such as HashiCorp, Inc. (“HashiCorp”), Palo Alto Networks, Inc., Barracuda Networks, Inc., Cisco Systems, Inc., and Cloudhesive LLC.

If we are unable to develop new and enhanced products, or if we are unable to continually improve the performance, features, and reliability of our existing products, our competitive position may weaken, and our business and operating results could be adversely affected.

Our future success depends on our ability to effectively respond to evolving threats to consumers, as well as competitive technological developments and industry changes, by developing or introducing new and enhanced products on a timely basis. We have in the past incurred significant research and development expenses, and will continue to incur, research and development expenses, but at a lower rate, as we strive to remain competitive, and as we focus on organic growth through internal innovation. If we are unable to anticipate or react to competitive challenges or if existing or new competitors gain market share in any of our markets, our competitive position could weaken, and we could experience a decline in our revenues, if any, that could adversely affect our business and operating results. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected. Additionally, we must continually address the challenges of dynamic and accelerating market trends and competitive developments. Customers may require features and capabilities that our current products do not have. Our failure to develop new products and improve our existing products to satisfy customer preferences and effectively compete with other market offerings in a timely and cost-effective manner may harm our ability to retain our customers (if any), and ability of our licensees to retain their customers, and to create or increase demand for our products, which may adversely impact our operating results. The development and introduction of new products involve a significant commitment of time and resources and are subject to a number of risks and challenges including but not limited to:

● Lengthy development cycles;

● Evolving industry and regulatory standards and technological developments by our competitors and customers (if any), and the customers of our licensees;

● Rapidly changing customer preferences;

● Evolving platforms, operating systems, and hardware products, such as mobile devices, and related product and service interoperability challenges;

● Entering into new or unproven markets; and

● Executing new product and service strategies.

If we are not successful in managing these risks and challenges, or if our new or improved products are not technologically competitive or do not achieve market acceptance, our business and operating results could be adversely affected.

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Our operating results may vary significantly from period to period and can be unpredictable, which could cause the market price of our common stock to decline.

Our operating results, in particular, our revenues, gross margins, operating margins, and operating expenses, have historically varied from period to period, and we expect variation to continue as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

● our ability to attract and retain customers (if any), and/or the ability of our licensees to retain customers or sell products;

● the budgeting cycles, seasonal buying patterns, and purchasing practices of customers;

● price competition;

● the timing and success of new product and service introductions by us or our competitors or any other change in the competitive landscape of our industry, including consolidation among our competitors, licensees or customers and strategic partnerships entered into by and between our competitors;

● changes in the mix of our products and support;

● changes in the growth rate of the encryption technology market;

● the timing and costs related to the development or acquisition of technologies or businesses or strategic partnerships;

● lack of synergy or the inability to realize expected synergies, resulting from acquisitions or strategic partnerships;

● our inability to execute, complete or integrate efficiently any acquisitions that we may undertake;

● increased expenses, unforeseen liabilities, or write-downs and any impact on our operating results from any acquisitions we may consummate;

● our ability to create a sizeable and productive distribution channel;

● decisions by potential customers (if any), or the customers of our licensees, to purchase encryption solutions from larger, more established security vendors or from their primary network vendors;

● timing of any revenue recognition and any revenue deferrals;

● insolvency or credit difficulties confronting customers (if any), our licensees, or the customers of our licensees, which could adversely affect their ability to purchase or pay for our products and offerings;

● the cost and potential outcomes of litigation, which could have a material adverse effect on our business;

● seasonality or cyclical fluctuations in our markets;

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● future accounting pronouncements or changes in our accounting policies, including the potential impact of the adoption and implementation of the Financial Accounting Standards Board’s new standard regarding revenue recognition; and

● general macroeconomic conditions, in some or all regions where we operate.

Any one of the factors above, or the cumulative effect of some of the factors referred to above, may result in significant fluctuations in our financial and other operating results. This variability and unpredictability could result in our failure to meet our revenue, margin, or other operating result expectations or those of securities analysts or investors for a particular period. If we fail to meet or exceed such expectations for these or any other reasons, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The market for encryption technologies is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our main competitors fall into three categories:

● large companies that incorporate security or encryption features in their products, such as Google’s Cloud Platform, Amazon’s AWS services, and Microsoft’s Azure, or those that have acquired, or may acquire, encryption products or technologies and have the technical and financial resources to bring competitive solutions to the market;

● independent security vendors, such as HashiCorp, that offer encryption products; and

● small and large companies that offer encryption technologies that compete with some of the features proposed for our product.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

● greater name recognition and longer operating histories;

● larger sales and marketing budgets and resources;

● broader distribution and established relationships with distribution partners and customers (if any), or the customers of our licensees;

● greater customer support resources;

● greater resources to make strategic acquisitions or enter into strategic partnerships;

● lower labor and development costs;

● larger and more mature intellectual property portfolios; and

● substantially greater financial, technical, and other resources.

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In addition, some of our larger competitors have substantially broader and more diverse product and services offerings, which may make them less susceptible to downturns in a particular market and allow them to leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products and subscriptions, including through selling at zero or negative margins, offering concessions, product bundling, or closed technology platforms. Many of our smaller competitors that specialize in providing protection from a single type of security threat are often able to deliver these specialized encryption or security products to the market more quickly than we can.

Organizations that use legacy products and services may believe that these products and services are sufficient to meet their security needs or that our platform only serves the needs of a portion of the encryption technology market. Accordingly, many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of encryption products. As a result, these organizations may prefer to purchase from their existing suppliers rather than add or switch to a new supplier such as us regardless of product performance, features, or greater services offerings or may be more willing to incrementally add solutions to their encryption infrastructure from existing suppliers than to replace it wholesale with our solutions.

Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by our competitors, or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products. Some of our competitors have made or could make acquisitions of businesses that may allow them to offer more directly competitive and comprehensive solutions than they had previously offered and adapt more quickly to new technologies and changing needs. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share. Any failure to meet and address these factors could seriously harm our business and operating results.

We currently have only two licensees and have no customers and will need to obtain additional licensees and/or customers in the future to generate revenues.

As of the filing of this prospectus, we don’t have any significant revenue generating licensees or customers. In order to generate funds to support our operations we will need to obtain additional licensees and/or customers for our products in the future. If we are unable to obtain such licensees and/or customers, we will not be able to generate revenues and the value of our securities may decline in value or become worthless.

Our future revenue and operating results will depend significantly on our ability to retain licensees and the ability of those licensees to retain customers, and add new customers, and any decline in our retention rates or failure to add new customers will harm our future revenue and operating results.

We anticipate that our future revenue and operating results will depend significantly on our ability to retain licensees and the ability of those licensees to retain customers and add new customers. In addition, we may not be able to predict or anticipate accurately future trends in customer/licensee retention or effectively respond to such trends. Our retention rates may decline or fluctuate due to a variety of factors, including the following:

● our licensees or their customers’ levels of satisfaction or dissatisfaction with our products;

● the quality, breadth, and prices of our products;

● our general reputation and events impacting that reputation;

● the services and related pricing offered by our competitors;

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● disruption by new services or changes in law or regulations that impact the need for efficacy of our products and services;

● our customer service and responsiveness to any customer complaints;

● customer dissatisfaction if they do not receive the full benefit of our services due to their failure to provide all relevant data;

● customer dissatisfaction with the methods or extent of our remediation services; and

● changes in target customers’ spending levels as a result of general economic conditions or other factors.

If we do not retain our existing licensees or they do not retain their customers and add new customers, we may not generate revenue and/or our revenue may grow more slowly than expected or decline, and our operating results and gross margins will be harmed. In addition, our business and operating results may be harmed if we are unable to increase our retention rates.

We also must continually add new licensees and/or customers both to replace licensees who cancel or elect not to renew their agreements with us and to grow our business beyond our current base. If we are unable to attract new licensees in numbers greater than the percentage who cancel or elect not to renew their agreements with us, our licensee base will decrease, and our business, operating results, and financial condition could be adversely affected.

A network or data security incident may allow unauthorized access to our or our end users’ network or data, harm our reputation, create additional liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, and denial of service attacks, sophisticated nation-state and nation-state supported actors engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks, cloud deployed enterprise and customer-facing environments and the information they store and process. Despite significant efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks. We and our third-party service providers may face security threats and attacks from a variety of sources. Our data, corporate systems, third-party systems and security measures and/or those of our end users may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to our data. Furthermore, as a provider of encryption technologies, we may be a more attractive target for such attacks. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our products and subscriptions, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. Any actual or perceived breach of network security in our systems or networks, or any other actual or perceived data security incident we or our third-party service providers suffer, could result in damage to our reputation, negative publicity, loss of channel partners, licensees, customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, costly litigation, and other liability. In addition, we may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security incidents, as well as the costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely impact the market perception of our products and customer and investor confidence in our company and, moreover, could seriously harm our business or operating results.

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It is essential to our business strategy that our technology and network infrastructure remain secure and are perceived by our potential licensees, their customers, any customers we have, and partners to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks by hackers and other security threats. We may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, products and services, misappropriate our or our licensees, or their or our customers’ and partners’, proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. Any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our business relationships, and expose us to financial liability.

Our products, systems, and website and the data on these sources may be subject to intentional disruption that could materially harm our reputation and future sales.

Despite our precautions and significant ongoing investments to protect against security risks, data protection breaches, cyber-attacks, and other intentional disruptions of our products, we expect to be an ongoing target of attacks specifically designed to impede the performance and availability of our offerings and harm our reputation as a company. Similarly, experienced computer programmers or other sophisticated individuals or entities, including malicious hackers, state-sponsored organizations, and insider threats including actions by employees and third-party service providers, may attempt to penetrate our network security or the security of our systems and websites and misappropriate proprietary information or cause interruptions of our services, including the operation of the global civilian cyber intelligence threat network. This risk may be increased during the current COVID-19 pandemic as more individuals are working from home and utilize home networks for the transmission of sensitive information. Such attempts are increasing in number and in technical sophistication, and if successful could expose us and the affected parties, to risk of loss or misuse of proprietary or confidential information or disruptions of our business operations. While we engage in a number of measures aimed to protect against security breaches and to minimize problems if a data breach were to occur, our information technology systems and infrastructure may be vulnerable to damage, compromise, disruption, and shutdown due to attacks or breaches by hackers or due to other circumstances, such as error or malfeasance by employees or third-party service providers or technology malfunction. The occurrence of any of these events, as well as a failure to promptly remedy these events should they occur, could compromise our systems, and the information stored in our systems could be accessed, publicly disclosed, lost, stolen, or damaged. Any such circumstance could adversely affect our ability to attract and maintain licensees, and/or for us or our licensees to retain customers, as well as strategic partners, cause us to suffer negative publicity, and subject us to legal claims and liabilities or regulatory penalties. In addition, unauthorized parties might alter information in our databases, which would adversely affect both the reliability of that information and our ability to market and perform our services. Techniques used to obtain unauthorized access or to sabotage systems change frequently, are constantly evolving and generally are difficult to recognize and react to effectively. We may be unable to anticipate these techniques or to implement adequate preventive or reactive measures. Several recent, highly publicized data security breaches at other companies have heightened consumer awareness of this issue and may embolden individuals or groups to target our systems or those of our licensees or strategic partners, or our or their customers.

Our products are complex and operate in a wide variety of environments, systems and configurations, which could result in failures of our products to function as designed and negatively impact our brand recognition and reputation.

Because we offer very complex products, errors, defects, disruptions, or other performance problems with our products may and have occurred. For example, we may experience disruptions, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our websites simultaneously, fraud, or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. Interruptions in our products could impact our revenues or cause licensees/customers to cease doing business with us. Our operations are dependent upon our ability to protect our technology infrastructure against damage from business continuity events that could have a significant disruptive effect on our operations. We could potentially lose end user/customer data or experience material adverse interruptions to our operations or delivery of products to our clients in a disaster recovery scenario. Further, our business would be harmed if any of the events of this nature caused our licensees or customers, or our licensees’ customers, or potential customers to believe our products are unreliable. Our brand recognition and reputation are critical aspects of our business to retaining existing licensees, customers and attracting new licensees and customers. Furthermore, negative publicity, whether or not justified, relating to events or activities attributed to us, our employees, our strategic partners, our affiliates, or others associated with any of these parties, may tarnish our reputation and reduce the value of our brands. Damage to our reputation and loss of brand equity may reduce demand for our products and have an adverse effect on our business, operating results, and financial condition. Moreover, any attempts to rebuild our reputation and restore the value of our brands may be costly and time consuming, and such efforts may not ultimately be successful.

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If our products do not work properly, our business, financial condition and financial results could be negatively affected and we could experience negative publicity, declining sales and legal liability.

We produce complex products that incorporate leading-edge technology that must operate in a wide variety of technology environments. Software may contain defects or “bugs” that can interfere with expected operations. There can be no assurance that our testing programs will be adequate to detect all defects prior to the product being introduced, which might decrease customer satisfaction with our products and services. The product reengineering cost to remedy a product defect could be material to our operating results. Our inability to cure a product defect could result in the temporary or permanent withdrawal of a product or service, negative publicity, damage to our reputation, failure to achieve market acceptance, lost revenue and increased expense, any of which could have a material adverse effect on our business, financial condition and financial results.

Outages or problems with systems and infrastructure supplied by third parties could negatively affect our business, financial condition and financial results.

Our business relies on third-party suppliers of the telecommunications infrastructure. We and our licensees and their customers use various communications service suppliers and the global internet to provide network access between our data centers and end-users of our services. If those suppliers do not enable us to provide our licensees and their customers with reliable, real-time access to our systems (to the extent required), we may be unable to gain or retain licensees. These suppliers periodically experience outages or other operational problems as a result of internal system failures or external third-party actions. Supplier outages or other problems could materially adversely affect our business, financial condition and financial results.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

If we experience delays and/or defaults in payments, we could be unable to recover all expenditures.

Because of the nature of our contracts, at times we commit resources to projects prior to receiving payments from the counterparty in amounts sufficient to cover expenditures on projects as they are incurred. Delays in payments may require us to make a working capital investment. Defaults by any of our licensees or their customers could have a significant adverse effect on our revenues, profitability and cash flow. Our licensees or their customers may in the future default on their obligations to us or them, due to bankruptcy, lack of liquidity, operational failure or other reasons deriving from the current general economic environment. If a customer defaults on its obligations to us or our licensee, or a licensee defaults in its payments to us, it could have a material adverse effect on our business, financial condition, results of operations or cash flows.

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Risks Related to Our Industry

We face intense competition.

We expect to experience intense competition across all markets for our products and services, our competitors that are focused on narrower product lines may be more effective in devoting technical, marketing, and financial resources to compete with us. In addition, barriers to entry in our businesses generally are low, and products, once developed, can be distributed broadly and quickly at a relatively low cost. Open-source software vendors are devoting considerable efforts to developing software that mimics the features and functionality of our anticipated products. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenue, gross margins, and operating income.

Delays in product development schedules may adversely affect our revenues.

The development of encryption products is a complex and time-consuming process. New products can require long development and testing periods. Future revenues may include the sale of new products not yet developed by the Company. Significant delays in product development including quality assurance testing or significant problems in creating new products could adversely affect our revenue recognition from new products. Revenue in a reporting periods could be lower than anticipated because product development problems could cause the loss of a competitive deal, a delay in invoicing a licensee/customer, or the renegotiation of terms to retain a deal.

If we do not accurately predict, prepare for, and respond promptly to rapidly evolving technological and market developments and successfully manage product introductions and transitions to meet changing needs in the encryption technology market, our competitive position and prospects will be harmed.

The encryption technologies market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our potential licensees and their customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt increasingly complex enterprise networks, incorporating a variety of hardware, software applications, operating systems, and networking protocols. If we fail to accurately predict potential changing needs and emerging technological trends in the encryption technology industry, including in the areas of mobility, virtualization, and cloud computing our business could be harmed. The technology in our platform is especially complex because it needs to effectively identify and respond to new and increasingly sophisticated methods of attack, while minimizing the impact on network performance. If we experience unanticipated delays in the availability of new products, platform features, and subscriptions, and fail to meet expectations for such availability, our competitive position and business prospects will be harmed.

Additionally, we must commit significant resources to developing new platform features before knowing whether our investments will result in products, subscriptions, and platform features the market will accept. The success of new platform features depends on several factors, including appropriate new product definition, differentiation of new products, subscriptions, and platform features from those of our competitors, and market acceptance of these products, services and platform features. Moreover, successful new product introduction and transition depends on a number of factors including, our ability to manage the risks associated with new product production ramp-up issues, the availability of application software for new products, the effective management of purchase commitments and inventory, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects or deficiencies, especially in the early stages of introduction. There can be no assurance that we will successfully identify opportunities for new products and subscriptions, develop and bring new products and subscriptions to market in a timely manner, or achieve market acceptance of our products and subscriptions, or that products, subscriptions, and technologies developed by others will not render our products, subscriptions, or technologies obsolete or noncompetitive.

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Actual, possible or perceived defects or vulnerabilities in our products or services, the failure of our products or services to detect or prevent a security breach or the misuse of our products could harm our reputation and divert resources.

Because our products and services are complex, they have contained and may contain defects or errors that are not detected until after their commercial release and deployment. Defects or vulnerabilities may impede or block network traffic, cause our products or services to be vulnerable to electronic break-ins or cause them to fail to help secure networks. We are also susceptible to errors, defects, vulnerabilities or attacks that may arise at, or be inserted into our products in, different stages in our supply chain, or manufacturing processes, and which are out of our control. Attacks may target specific unidentified or unresolved vulnerabilities that exist or arrive only in the supply chain, making these attacks virtually impossible to anticipate and difficult to defend against. Different users deploy and use encryption products in different ways, and certain deployments and usages may subject our products to adverse conditions that may negatively impact the effectiveness and useful lifetime of our products. Our networks and products, including any cloud-based technology we utilize, could be targeted by attacks specifically designed to disrupt our business and harm our reputation. Our products may not prevent all security threats. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques. An actual, possible or perceived security breach or infection of the network of one of the users of our products, regardless of whether the breach is attributable to the failure of our products or services to prevent the security breach, could adversely affect the market’s perception of our security products and services and, in some instances, subject us to potential liability that is not contractually limited. We may not be able to correct any security flaws or vulnerabilities promptly, or at all. Our products may also be misused by potential end users or third parties who obtain access to our products. For example, our products could be used to censor private access to certain information on the internet. Such use of our products for censorship could result in negative press coverage and negatively affect our reputation, even if we take reasonable measures to prevent any improper shipment of our products or if our products are provided by an unauthorized third party.

Any actual, possible or perceived defects, errors or vulnerabilities in our products, or misuse of our products, could result in:

● the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities;

● the loss of potential licensees, customers or distribution partners;

● delayed or lost revenue;

● delay or failure to attain market acceptance;

● negative publicity and harm to our reputation; and

● litigation, regulatory inquiries or investigations that may be costly and harm our reputation and, in some instances, subject us to potential liability that is not contractually limited.

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Risks Related to Intellectual Property

Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our products without compensating us.

We rely primarily on patent, trademark, copyright and trade secrets laws and confidentiality procedures and contractual provisions to protect our technology. Valid patents may not issue from our pending applications, and the claims eventually allowed on any patents may not be sufficiently broad to protect our technology or products. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Patent applications in the United States are typically not published until at least 18 months after filing, or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that we were the first to make the inventions claimed in our pending patent applications or that we were the first to file for patent protection. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, recent changes to the patent laws in the United States, including but not limited to “first to file” and “post-grant review” provisions, may bring into question the validity of certain software patents and may make it more difficult and costly to prosecute patent applications. As a result, we may not be able to obtain adequate patent protection or effectively enforce our issued patents.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. We generally enter into confidentiality or license agreements with our employees, consultants, vendors and licensees, as the case may be, and generally limit access to and distribution of our proprietary information. However, we cannot guarantee that the steps taken by us will prevent misappropriation of our technology. Policing unauthorized use of our technology or products is difficult. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States. From time to time, legal action by us may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results and financial condition. If we are unable to protect our proprietary rights (including aspects of our software and products protected other than by patent rights), we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date.

If our end users experience data losses, our brand, reputation and business could be harmed.

A breach of our end users’ network security and systems or other events that cause the loss or public disclosure of, or access by third parties to, our end users’ files or data could have serious negative consequences for our business, including reduced demand for our services, an unwillingness of our licensees or their customers to use our services, harm to our brand and reputation. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target, and may originate from less regulated or remote areas around the world. As a result, our end users may be unable to proactively prevent these techniques, implement adequate preventative or reactionary measures, or enforce the laws and regulations that govern such activities. If our end users experience any data loss, data disruption, or any data corruption or inaccuracies, whether caused by security breaches or otherwise, our brand, reputation and business could be harmed.

Our insurance (if any) may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our policy may not cover claims against us for loss of data or other indirect or consequential damages. Defending a suit based on any data loss or system disruption, regardless of its merit, could be costly and divert management’s attention.

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Claims by others that we infringe their proprietary technology or other litigation matters could harm our business.

Patent and other intellectual property disputes are common in the encryption and technology industries. Third parties may in the future assert claims of infringement of intellectual property rights against us. They may also assert such claims against our licensees, end users or partners whom we may indemnify against claims that our products infringe the intellectual property rights of third parties. As the number of products and competitors in our market increases and overlaps occur, infringement claims may increase. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business. In addition, litigation may involve patent holding companies, non-practicing entities or other adverse patent owners who have no relevant product revenue and against whom our own patents may therefore provide little or no deterrence or protection.

Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant time, effort and expense, and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages (including treble damages if we are found to have willfully infringed such claimant’s patents or copyrights), royalties or other fees. Any of these events could seriously harm our business, financial condition and results of operations.

We may be subject to lawsuits claiming patent infringement. We may also be subject to other litigation in addition to patent infringement claims, such as employment-related litigation and disputes, as well as general commercial litigation, and could become subject to other forms of litigation and disputes, including shareholder litigation. If we are unsuccessful in defending any such claims, our operating results and financial condition and results may be materially and adversely affected. For example, we may be required to pay substantial damages and could be prevented from selling certain of our products. Litigation, with or without merit, could negatively impact our business, reputation and sales in a material fashion.

We rely on the availability of third-party licenses and our inability to maintain those licenses could harm our business.

Many of our products or products under development include software or other intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek new licenses for existing or new products. Licensors may claim we owe them additional license fees for past and future use of their software and other intellectual property or that we cannot utilize such software or intellectual property in our products going forward. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all.

The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms or for reasonable pricing, or the need to engage in litigation regarding these matters, could result in delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our products and may result in significant license fees and have a material adverse effect on our business, operating results, and financial condition. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a non-exclusive basis could limit our ability to differentiate our products from those of our competitors.

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We also rely on technologies licensed from third parties in order to operate functions of our business. If any of these third parties allege that we have not properly paid for such licenses or that we have improperly used the technologies under such licenses, we may need to pay additional fees or obtain new licenses, and such licenses may not be available on terms acceptable to us or at all or may be costly. In any such case, or if we were required to redesign our internal operations to function with new technologies, our business, results of operations and financial condition could be harmed.

Our use of open-source software in our products could negatively affect our ability to sell our products and subject us to possible litigation.

Our products and/or those under development contain software modules licensed to or used by us from third-party authors under “open source” licenses. Some open-source licenses contain requirements that we make available applicable source code for modifications or derivative works we create based upon the type of open-source software we use. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with lower development effort and time, and ultimately could result in a loss of product sales for us.

Although we monitor our use of open-source software to avoid subjecting our products and subscriptions to conditions we do not intend, the terms of many open-source licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. From time to time, there have been claims against companies that distribute or use open-source software in their products, asserting that open-source software infringes the claimants’ intellectual property rights. We could be subject to suits by parties claiming infringement of intellectual property rights in what we believe to be licensed open-source software. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to reengineer our products, to discontinue the sale of our products if reengineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition.

In addition to risks related to license requirements, usage of open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or assurance of title or controls on origin of the software. In addition, many of the risks associated with usage of open-source software, such as the lack of warranties or assurances of title, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have established processes to help alleviate these risks, including a review process for screening requests from our development organizations for the use of open-source software, but we cannot be sure that our processes for controlling our use of open-source software in our products will be effective.

Risks Related to Our Common Stock

The market price for our common stock has been volatile historically, and you may not be able to sell our stock at a favorable price or at all.

You should consider an investment in our common stock to be risky, and you should invest in our common stock and securities convertible into our common stock only if you can withstand a complete loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere are:

● sale of our common stock by our shareholders, executives, and directors;

● volatility and limitations in trading volumes of our shares of common stock;

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● our ability to obtain financings to conduct and complete research and development activities and other business activities;

● the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

● our ability to attract new licensees;

● changes in the development status of our products;

● changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders;

● our cash position;

● announcements and events surrounding financing efforts, including debt and equity securities;

● our inability to enter into new markets or develop new products;

● reputational issues;

● announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

● changes in industry conditions or perceptions;

● analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

● departures and additions of key personnel;

● disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

● changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

● other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resale in the open market will not decrease the market price of our common stock. The consequence of any such issuances or resale of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded. The exercise of any options, or the vesting of any restricted stock that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock, may decrease the market price of our common stock.

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Holders of our common stock have a risk of potential dilution if we issue additional shares of common stock in the future.

The exercise of options and warrants will dilute the shareholder’s ownership percentage. We currently have outstanding warrants to purchase 23,746,866 shares of our common stock with a weighted average exercise price of $1.12, not including the 55,549,615 shares of common stock issuable upon exercise of the Warrants included in the registration statement of which this prospectus forms a part (which have exercise prices of between $0.18 and $0.36 per share). The Board of Directors contemplates authorizing an employee stock option plan comprised of total shares equal to 8% to 10% of the outstanding shares at the time of the plan effective date and submitting that plan to our shareholders for approval. If approved, such a plan would allow for the issuance of new shares which may be in the form of options or grants. In the future, we may grant additional stock options, warrants, preferred stock or convertible securities. The exercise or conversion of stock options, warrants, preferred stock, or convertible securities will dilute the ownership percentage of our other shareholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert their securities when we are able to obtain additional equity capital on terms more favorable than these securities.

The issuance and sale of common stock upon exercise of the Warrants may cause substantial dilution to existing shareholders and may also depress the market price of our common stock.

A total of 55,549,615 shares of common stock issuable upon exercise of Offering Warrants and 8,332,439 shares of common stock issuable upon exercise of the Placement Warrants, are being registered in the registration statement, of which this prospectus forms a part. The Offering Warrants, if not exercised by such date, terminate between March 31, 2026 and April 16, 2026 (depending on the date sold) and the Placement Warrants, if not exercised by such date, terminate on April 16, 2031. The Offering Warrants contain provisions limiting each Purchaser’s ability to exercise the Warrants if such exercise would cause the Purchaser’s (or any affiliate of any such Purchaser) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock (the Placement Warrants do not contain such a restriction). The ownership limitation does not prevent such holder from exercising some of the Offering Warrants, selling those shares, and then exercising the rest of the Offering Warrants, while still staying below the 4.99% limit. In this way, the holders of the Offering Warrants could sell more than this limit while never actually holding more shares than this limit allows. If the holders of the Offering Warrants choose to do this, it will cause substantial dilution to the then holders of our common stock.

If exercises of the Warrants and sales of such shares issuable upon exercise thereof take place, the price of our common stock may decline. In addition, the common stock issuable upon exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the warrant holders, then the value of our common stock will likely decrease.

The anti-dilutive rights of the Warrants and/or Securities Purchase Agreement could result in significant dilution to existing shareholders and/or require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock.

The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders. The triggering of the anti-dilution rights in the Warrants may result in such securities being exercisable for a significant number of additional shares of common stock and/or exercisable for a reduced exercise price. As a result, the number of shares issuable could prove to be significantly greater than they are currently and could result in substantial dilution to our existing shareholders.

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Additionally, pursuant to the Purchase Agreement the Purchasers in the offering waived their statutory preemptive rights, in consideration for anti-dilutive rights which require the Company to issue them additional shares of common stock to maintain their percentage ownership in the company prior to any preemptive right issuance, for no consideration, if any statutory preemptive rights are exercised by any shareholder of the Company, which will expire at such time, if ever, as the Company has adopted an amendment to its Articles of Incorporation to terminate such statutory preemptive rights. The issuance of additional shares of common stock in connection with such anti-dilution rights could result in substantial dilution to our existing shareholders.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all, if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

A significant number of our shares are being registered for resale and their sale or potential sale may depress the market price of our common stock.

The registration statement, of which this prospectus forms a part, registers the resale of 55,549,615 shares of common stock and warrants to purchase an additional 63,882,054 shares of common stock. The 55,549,615 outstanding shares constitute 67% of our currently outstanding shares of common stock (37.8% assuming the exercise in full of the Warrants), and the Warrants would constitute 43.5% of our outstanding common stock in the event they are exercised in full for cash. Sales of a significant number of shares of our common stock in the public market, or the potential or expectation of such sales, could harm the market price of our common stock. As large numbers of sales of our common stock are sold, it would increase the supply of our common stock, thereby causing a decrease in its price.

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In addition, the common stock which is being registered herein for resale and/or which issuable upon exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The exercise price of the Warrants may be less than the trading price of our common stock, or may create an artificial ceiling on the price of our common stock. In the event of such overhang, the Warrant holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the new shares issuable upon exercise of the Warrants, or made available for sale pursuant to the registration statement, of which this prospectus forms a part, then the value of our common stock will likely decrease.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner, we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

Our common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

Our common stock is subject to Rules 15g-1 through 15g-9 under the Exchange Act, which impose certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(a) of the Securities Act. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

Additionally, our common stock is subject to SEC regulations applicable to “penny stocks.” Penny stocks include any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock; a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Because our common stock is quoted on the OTCQB instead of a national exchange, our investors may have difficulty selling their stock or may experience negative volatility on the market price of our common stock.

Our common stock is quoted on the OTCQB Market (“OTCQB”) operated by the OTC Markets Group. The OTCQB is often highly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of volatility for securities that trade on the OTCQB as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. Investors in our common stock may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, our shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

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Risks Related to Regulations and Our Compliance with Such Regulations

We previously identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. While our disclosure controls and procedures and internal controls over financial reporting are currently effective, they have in the past been ineffective and subject to material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock, and/or result in litigation against us or our management.

We are subject to changing laws and regulations.

U.S. government agencies continue to implement extensive requirements on our industry. These have both positive and negative impacts with much remaining uncertainty as to how various provisions will ultimately affect our licensees, end users and our business. As to prospective legislation and regulation concerning collection, transmission, storage and use of personal data, we cannot determine what effect additional state or federal governmental legislation, regulations, or administrative orders would have on our business in the future. New legislation or regulation may require the reformulation of our business to meet new standards, require us to cease operations, impose stricter qualification and/or registration standards, impose additional record keeping, or require expanded consumer protection measures (such as heightened notification procedures and data subject access rights).

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Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose potential licensees and/or for them to lose potential customers in the public sector or negatively impact our ability to contract with the public sector.

Our business is subject to regulation by various federal, state, regional, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, product labeling, environmental laws, consumer protection laws, anti-bribery laws, data privacy laws, import and export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages and civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Additionally, we may be subject to other legal regimes throughout the world governing data handling, protection and privacy. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies became effective in 2020 and in March 2021, Virginia passed a consumer data protection law which includes similar rights as set forth in the CCPA (the “VCDPA”). Fines for noncompliance may be up to $7,500 per violation. The costs of compliance with, and other burdens imposed by, the CCPA, the VCDPA and other state or foreign laws, may limit the use and adoption of our products and services and could have an adverse impact on our business. These laws and regulations impose added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our channel partners, penalties, termination of contracts, loss of exclusive rights in our intellectual property and temporary suspension or permanent debarment from government contracting. Any such damages, penalties, disruptions or limitations in our ability to do business with the public sector could have an adverse effect on our business and operating results.

Governmental restrictions on the sale of our products and services in non-U.S. markets could negatively affect our business, financial condition and financial results.

Exports of software products and services using encryption technology such as ours are generally restricted by the U.S. government. In addition, some countries impose restrictions on the use of encryption products and services such as ours. The cost of compliance with U.S. and other export laws, or our failure to obtain governmental approvals to offer our products and services in non-U.S. markets, could affect our ability to sell our products and services and could impair our international expansion. We face a variety of other legal and compliance risks. If we or our distributors fail to comply with applicable law and regulations, we may become subject to penalties, fines or restrictions that could materially adversely affect our business, financial condition and financial results.

Risks Related to Our Contractual Agreements

We owe amounts to our Chief Executive Officer upon the occurrence of certain change of control transactions.

Pursuant to the employment agreement of Mr. David Chasteen, if the Company sells all or substantially all of its assets or consummates a merger, reorganization or similar transaction in which a majority of the equity in the surviving company is not owned by the stockholders of the Company immediately prior to such a transaction, then Mr. Chasteen will receive a bonus equal to 5% of the Net Proceeds of such a transaction. Net Proceeds are defined as the purchase price, less costs incurred to complete the sale, to include but not limited to accounting, legal, due diligence, commissions, investment banking fees or similar costs that are necessitated by the applicable transaction. The requirement to pay 5% of the Net Proceeds to Mr. Chasteen may prevent a change of control which could be accretive to shareholders, or decrease the amount of funds available to be paid to shareholders upon a change of control.

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We are currently subject to a restriction on our ability to issue securities.

The Company agreed in the Purchase Agreement that until 120 days after the closing of the Private Offering (i.e., until August 14, 2021), that we would not issue or agree to issue any shares of common stock, except pursuant to certain customary exceptions. Such restriction may limit our ability to raise funding, force us to seek debt financing, and/or may have a material adverse effect on our cash flows and the value of our securities.

We face significant penalties and damages in the event the registration statement we agreed to file to register the Offering Shares and Warrant Shares is not timely declared effective or is subsequently suspended or terminated.

Pursuant to the Registration Rights Agreement (“RR Agreement”), we agreed to file a registration statement to register the sale of the Shares and the shares of common stock issuable upon exercise of the Warrants, prior to the 10th day after the end of the Private Offering (provided that the Placement Agent has agreed that such 10 day period began on April 19, 2021, regardless of the actual closing date of the Private Offering), and to obtain effectiveness of such registration statement by the 60th calendar day following the date of the RR Agreement (March 31, 2021)(provided that in the event we are required to file any additional registration statements under the RR Agreement, such required effectiveness date is the 90th day after such registration statement is required to be filed). In the event we fail to use commercially reasonable best efforts to cause the registration statement to be filed by, or such registration statement does not become effective by, such required dates as set forth above, or such registration statement is not continuously effective after the effective date thereof, then, in addition to any other rights the Purchasers may have, on each date that we are deemed not timely or a date pursuant to which the registration statement cannot be relied upon occurs, and on each monthly anniversary, or portion thereof, thereafter, until such applicable event is cured, we are required to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, of 2% of the aggregate consideration paid by each applicable Purchaser pursuant to the Purchase Agreement. We agreed to pay all expenses associated with the registration statement and to provide the Purchasers indemnification rights in connection therewith. Such penalties and/or others which we are subject, could adversely affect our cash flow and cause the value of our securities to decline in value.

The accounting treatment of the Warrants could have a material adverse impact on our financial statements.

Various provisions of the Warrants, including, but not limited to, various price reset and anti-dilution provisions will cause these instruments to be treated as derivative liabilities. As a result, we will be forced to value the Warrants at the end of each fiscal quarter based upon complex accounting methods for the treatment of derivative liabilities such as Monte Carlo or other similar valuation models, which will calculate the value of the Warrants based upon a variety of factors, including price volatility in the market price of our common stock. We cannot predict the financial impact of the issuance of the Warrants on our financial statements, specifically our balance sheet, and the deviation in the impact from quarter to quarter.

Our shareholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of the date of this prospectus, we had approximately 87,628,920 shares of our common stock reserved or designated for future issuance upon the exercise of outstanding options and warrants (including the Warrant Shares), and conversion of convertible instruments. Further, we may from time to time make an offer to our warrant holders to exchange their outstanding warrants for shares of our common stock, a fewer number of warrants with more favorable terms, or a combination thereof, subject to applicable rules and requirements.

The Warrants contain provisions that, subject to certain exceptions, reset the exercise price of such Warrants if at any time while such Warrants are outstanding we sell or issue (or are deemed to sell or issue) shares of our common stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of our common stock at a price below the then current exercise price per share for such Warrants ($0.36 per share for the Offering Warrants and $0.18 per share for the Placement Warrants). Any future resets to the exercise price of those Warrants will have a further dilutive effect on our existing shareholders and could result in a decrease in our stock price.

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The Securities Purchase Agreement includes various covenants and if we don’t comply with such covenants, we may suffer potential monetary and other penalties.

The Securities Purchase Agreement entered into in connection with the Private Offering contains certain covenants. If we do not comply with these covenants, we will be in breach of our obligations under the Securities Purchase Agreement, which may lead to exercise by the investors of the remedies available to them under the Securities Purchase Agreement and may cause a material impact upon our financial condition.

General Risk Factors

Our Articles of Incorporation allow us to issue “blank check” preferred stock without shareholder approval.

Pursuant to our Articles of Incorporation, our Board of Directors has the authority to issue up to 10 million shares of “blank check” preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any additional vote or action by our shareholders. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

We will continue to incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC reporting company. The rules and regulations under the Exchange Act require reporting companies to provide periodic reports with interactive data files, which require that we engage legal, accounting and auditing professionals, and eXtensible Business Reporting Language (XBRL) and EDGAR (Electronic Data Gathering, Analysis, and Retrieval) service providers. The engagement of such services can be costly, and we may continue to incur additional losses, which may adversely affect our ability to continue as a going concern. In addition, the Sarbanes Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of being a reporting company, we are required to file periodic and current reports and other information with the SEC and we have adopted policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

The additional costs we continue to incur in connection with becoming a reporting company (expected to be approximately a hundred thousand dollars per year) will continue to further stretch our limited capital resources. Due to our limited resources, we have to allocate resources away from other productive uses in order to continue to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to continue to meet our reporting and filing obligations with the SEC as they come due.

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If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business and attract new licensees.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, unstable global credit markets and financial conditions, and volatile oil prices have in the past led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve once they occur, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, market value-added products effectively to independent pharmacies, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

●	further develop our operating, administrative, legal, financial, and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within our company;

●	locate additional office space;

●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and

●	manage our expanding international operations.

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As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new licensees.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing shareholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees, licensees, and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our licensee and customer base through cross-marketing of the products to new and existing licensees and customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

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Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds.

We intend to use existing working capital and future funding to support the development of our products and services, product purchases in our wholesale distribution division, the expansion of our marketing, or the support of operations to educate our end users. We will also use capital for market and network expansion, acquisitions, and general working capital purposes. However, we do not have more specific plans for the use and expenditure of our capital. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a shareholder’s investment.

Our websites may encounter technical problems and service interruptions.

Our websites may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the shareholders to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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If we do not effectively manage our growth, our existing infrastructure may become strained, and we may be unable to increase revenue growth.

Our past growth that we have experienced, and in the future may experience, may provide challenges to our organization, requiring us to expand our personnel and our operations. Future growth may strain our infrastructure, operations and other managerial and operating resources. If our business resources become strained, our earnings may be adversely affected, and we may be unable to increase revenue growth. Further, we may undertake contractual commitments that exceed our labor resources, which could also adversely affect our earnings and our ability to increase revenue growth.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business, we anticipate that we will need to continue to depend on our relationships with third parties, including our technology providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services, or utilization of, our products and services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential licensees and end users. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased use of our products or increased revenue.

Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

As a company offering a wide range of products and services, we are regularly subject to actual and threatened claims, litigation, reviews, investigations, and other proceedings, including proceedings relating to goods and services offered by us and by third parties, and other matters. Any of these types of proceedings, including currently pending proceedings as discussed herein, may have an adverse effect on us because of legal costs, disruption of our operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, consolidated financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change our business practices in a manner materially adverse to our business, requiring development of non-infringing or otherwise altered products or technologies, damaging our reputation, or otherwise having a material effect on our operations.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock or preferred stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock. Any future dividends on common stock will be declared at the discretion of our Board of Directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

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Private Placement Offering

From March 31, 2021 to April 16, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers an aggregate of 55,549,615 (a) shares of common stock (Offering Shares), and (b) warrants to purchase shares of common stock of the Company (Offering Warrants). The Offering Shares and Offering Warrants were sold at a price of $0.18 per combined Offering Share and Offering Warrant (the “Offering Price”), which was equal to 80% of the closing sales price of the Company’s common stock on the OTCQB Market on March 30, 2021, which was the last trading day prior to the initial entry into the Purchase Agreement.

The sale of the Offering Shares and Offering Warrants occurred at four closings as follows:

Date of Closing	Shares Sold	Warrants Sold	Gross Proceeds
March 31, 2021	35,757,942	35,757,942	$6,436,430
April 7, 2021	7,513,893	7,513,893	$1,352,501
April 9, 2021	8,683,336	8,683,336	$1,563,000
April 16, 2021	3,594,444	3,594,444	$647,000
	55,549,615	55,549,615	$9,998,931

Total gross proceeds from the offering of the Offering Shares and Offering Warrants were approximately $10 million (as shown above) and the Private Offering is now closed.

Paulson Investment Company, LLC (Placement Agent), served as placement agent for the Private Offering and the Company entered into a Placement Agent Agreement with the Placement Agent in connection therewith (the “Placement Agreement”, discussed below). As partial consideration for the services provided by the Placement Agent, the Company granted the Placement Agent and/or its assigns, warrants to purchase shares of common stock (Placement Warrants, discussed in greater detail below).

The Company also granted the Purchasers registration rights pursuant to the RR Agreement, which is discussed in greater detail below.

Securities Purchase Agreement

The Purchase Agreement required that the members of the Board of Directors and senior management of the Company enter into a lock-up agreement (the “Lock-Up Agreements”, discussed in greater detail below).

The Purchase Agreement included standard and customary representations of the parties; covenants of the Company (including obligations to indemnify the Purchasers in certain cases); penalties for the Company’s failure to be deemed current in its filing obligations under Rule 144 of the Securities Act; a right of first refusal to provide the Purchasers the right to purchase any new securities we offer, for a period of one year following termination date of the Private Offering; a restriction on our ability to issue new securities, or file new registration statements (except as contemplated by the RR Agreement), for a period of 120 days after the termination of the Private Offering, subject to certain customary exceptions; and a restriction on our ability to enter into a variable rate transaction until such time as all Offering Warrants granted in the Private Offering have been exercised or expired.

The Purchase Agreement also included a waiver by the Purchasers of their statutory preemptive rights under Texas law, and provided the Purchasers a make-whole right, requiring us to issue the Purchasers additional shares of common stock following the Private Offering, in the event that any shareholder of the Company exercises their statutory preemptive rights provided for under Texas law, and are issued additional securities, resulting in the dilution of such Purchasers’ interests, to keep such Purchasers’ at the same percentage ownership of our common stock as they held prior to such preemptive right issuance (without taking into account any unexercised Offering Warrants).

We agreed to use the proceeds from the Private Offering for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than (i) payment of trade payables in the ordinary course of the Company’s business and prior practices and (ii) the repayment of funds received by the Company under the “paycheck protection program” of the CARES Act), (b) for the redemption of any common stock or common stock equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of applicable regulations.

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We also agreed to hold a shareholders meeting within 180 days after the closing of the Private Offering (i.e., by October 13, 2021), to seek shareholder approval to amend the Company’s Articles of Incorporation to terminate the statutory preemptive right provided for under Texas law (the “Amendment”), and to solicit proxies to approve such Amendment consistent with applicable law, and the Purchasers agreed to vote all of the Shares in favor of approving such Amendment.

The Purchase Agreement may be amended with the approval of the Company and Purchasers holding at least 50.1% of the Shares initially sold pursuant to the Purchase Agreement.

Lock-Up Agreement

In connection with the Private Offering, each of our officers and directors entered into Lock-Up Agreements whereby they agreed not to sell, offer, or transfer, any of our securities which they hold for 180 days after the end of the Private Offering, subject to customary exceptions.

Offering Warrants

The Offering Warrants, which are evidenced by Common Stock Purchase Offering Warrants (the “Warrant Agreements”), have an exercise price of $0.36 per share (200% of the Offering Price), and may be exercised at any time from the grant date of the Offering Warrants (i.e., March 31, 2021, April 7, 2021, April 9, 2021 or April 16, 2021, as applicable), until five years thereafter. The Offering Warrants have cashless exercise rights if when exercised, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of each of the Offering Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder(s) thereof, if such exercise would result in such holder(s) and their affiliates, exceeding ownership of 4.99% of our common stock. The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Registration Rights Agreement

Pursuant to the RR Agreement, we agreed to file a registration statement to register the sale of the Shares and the shares of common stock issuable upon exercise of the Warrants, prior to the 10th day after the end of the Private Offering (provided that the Placement Agent has agreed that such 10 day period began on April 19, 2021, regardless of the actual closing date of the Private Offering), and to obtain effectiveness of such registration statement by the 60th calendar day following the date of the RR Agreement (March 31, 2021)(provided that in the event we are required to file any additional registration statements under the RR Agreement, such required effectiveness date is the 90th day after such registration statement is required to be filed). In the event we fail to use commercially reasonable best efforts to cause the registration statement to be filed by, or such registration statement does not become effective by, such required dates as set forth above, or such registration statement is not continuously effective after the effective date thereof, then, in addition to any other rights the Purchasers may have, on each date that we are deemed not timely or a date pursuant to which the registration statement cannot be relied upon occurs, and on each monthly anniversary, or portion thereof, thereafter, until such applicable event is cured, we are required to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, of 2% of the aggregate consideration paid by each applicable Purchaser pursuant to the Purchase Agreement. We agreed to pay all expenses associated with the registration statement and to provide the Purchasers indemnification rights in connection therewith.

This prospectus forms a part of the registration statement we are required to file pursuant to the RR Agreement.

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Placement Agent Agreement and Indemnification Agreement

On January 11, 2021, we entered into a Placement Agent Agreement with the Placement Agent, pursuant to which we engaged the Placement Agent as the Company’s exclusive placement agent in connection with the Private Offering. Pursuant to the Placement Agent Agreement, we agreed to pay the Placement Agent a cash commission of 13% of the gross proceeds received in the Private Offering ($1,334,861), and to grant the Placement Agent or its assigns, a warrant to purchase 15% of the Shares sold in the Private Offering (i.e., warrants to purchase 8,332,439 shares in aggregate), which were granted to the Placement Agent effective on April 16, 2021. The Placement Agent Agreement has a term expiring on August 31, 2021, and includes a three-year tail period, pursuant to which the Placement Agent is due the same fees payable in connection with the Private Offering, in the event the Company sells any securities to any investor or potential investor who received Private Offering documents as part of the Private Offering. The Placement Agent Agreement includes customary representations and warranties, and requires us to indemnify the Placement Agent and its representatives, and the Placement Agent to indemnify us and our management and directors, against certain claims and losses. In addition to the compensation payable upon completion of the Private Offering, we paid the Placement Agent a $35,000 cash retainer.

We also entered into an Indemnification Agreement in favor of the Placement Agent dated February 22, 2021, whereby we agreed to indemnify the Placement Agreement and its representatives against certain claims and losses associated with the Private Offering.

Placement Agent Warrants

The Placement Warrants are evidenced by Purchase Warrants, have a term of 10 years (i.e., through April 16, 2031), an exercise price of $0.18 per share (the Offering Price), and cashless exercise rights. We are required to pay the Placement Agent liquidated damages of $10 per day for each $1,000 of shares not timely delivered upon the exercise of the Placement Warrants. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Use of Proceeds

We are registering the shares of common stock for the benefit of the selling shareholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling shareholders or their transferees of the shares of common stock covered hereby. However, to the extent that the Warrants are exercised for cash, we will receive up to $19,997,861 upon exercise of the Offering Warrants (Offering Warrants to purchase 55,549,615 shares of common stock with an exercise price of $0.36 per share) and $1,499,839 upon exercise of the Placement Warrants (Placement Warrants to purchase 8,332,439 shares of common stock with an exercise price of $0.18 per share), or $21,497,700 in aggregate, which amount we plan to use to funding growth initiatives for working capital needs. However, the timing and manner of use of the net proceeds may vary, depending on the amount of actual proceeds received from the exercise of the Warrants, if any, the timing of the receipt of such proceeds, our rate of growth and other factors. To the extent that any shares of common stock issuable upon exercise of the Warrants are not registered under an effective registration statement under the Securities Act, such unregistered Warrants or portion thereof are exercisable on a cashless basis pursuant to the terms of the Warrant agreements. Additionally, the Placement Warrants may be exercised on a cashless basis, regardless of whether a registration statement covering the shares of common stock issuable upon exercise thereof is effective.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares.

See “Selling Shareholders” and “Plan of Distribution” described below.

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Determination of Offering Price

The selling shareholders will offer the shares at the prevailing market prices or privately negotiated price. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Description of Capital Stock

The following information describes our common stock and preferred stock, as well as certain provisions of our Articles of Incorporation and Bylaws, as amended and restated (the “Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists 681,000,000 shares of common stock at a par value of $0.01 and 10,000,00 shares of preferred stock at a par value of $0.01.

Common Stock

There were 82,927,311 shares of common stock outstanding as of April 28, 2021, held by approximately 1,210 shareholders of record. The actual number of holders of our common stock is greater than this number of record holders, and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Texas law, our Articles of Incorporation or Bylaws. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors (the “Board”), subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

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Preemptive Rights. Pursuant to Section 21.208 of the Texas Business Organizations Code (TBOC), shareholders of Texas corporations formed prior to September 1, 2003, like the Company, have a preemptive right to acquire unissued or treasury shares, to the extent a Texas corporation’s Articles of Incorporation do not limit or deny such right. The Company’s Articles of Incorporation do not limit or deny the statutory right of preemption and as such our shareholders have preemptive rights. Specifically, the shareholders of the Company have a preemptive right to acquire proportional amounts of the Company’s unissued or treasury shares on the decision of the Company’s Board of Directors to issue the shares, provided that no preemptive right exists with respect to: (1) shares issued or granted as compensation to a director, officer, agent, or employee of the Company or a subsidiary or affiliate of the Company; (2) shares issued or granted to satisfy conversion or option rights created to provide compensation to a director, officer, agent, or employee of the corporation or a subsidiary or affiliate of the Company; or (3) shares sold, issued, or granted by the Company for consideration other than money. As the sale of the Offering Shares and Offering Warrants in the offering did not meet one of the exceptions above, such securities are subject to statutory preemptive rights. An action brought against the Company, the Board of Directors or an officer, shareholder, or agent of the Company, or an owner of a beneficial interest in shares of the Company, for the violation of a preemptive right of a shareholder under the TBOC must be brought not later than the earlier of: (1) the first anniversary of the date written notice is given to each shareholder whose preemptive right was violated; or (2) the fourth anniversary of the latest of: (A) the date the Company issued the shares, securities, or rights; (B) the date the Company sold the shares, securities, or rights; or (C) the date the Company otherwise distributed the shares, securities, or rights. The exercise of shareholders preemptive rights could cause dilution to existing shareholders. Actions brought by shareholders to enforce their preemptive rights may be costly or time consuming, and may take management’s focus away from the Company’s operations. The Company has to date, not provided any shareholders any notice of any preemptive rights and as such, any and all issuances of the Company’s securities (other than those exempt from the preemptive rights described above) during the past four years are subject to preemptive rights of shareholders, in the event any shareholders bring an action against the Company to enforce such rights. Shareholders may therefore be subject to dilution in the event any shareholders file an action to enforce their preemptive rights in connection with prior issuances, are successful in such action, and acquire additional securities of the Company. Finally, the Company, its officers and directors, and in some cases its shareholders, may face liability, penalties and costs in connection with the continued failure of the Company to provide notice of shareholders’ rights to preemptive rights.

Other Matters. No shares of our common stock subject to redemption or convertible into other securities.

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock, at $0.01 par value of which 1,000,000 shares are designated as Series A Preferred Stock, of which none are issued and outstanding as of April 26, 2021. Each share of Series A Preferred Stock has 1.5 votes on all matters presented to be voted by the holders of our common stock. The holders of the Preferred A shares can only convert the shares if agreed upon by the Board of Directors.

Shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

Warrants

During the year ended September 30, 2018, the Company issued warrants to purchase 75,000 shares of common stock. These warrants were issued with an exercise price of $2.00 and a term of five years. No warrants were issued during fiscal year 2020 and 2019.

During the year ended September 30, 2018, through the utilization of Private Placement Memorandums (PPMs) and upon receipt of executed Subscription Agreements, the Company sold 18,909,900 shares of restricted common stock for $16,625,238 in net cash proceeds. Of the 18,909,900 shares of common stock issued, 72,000 shares were each issued with a warrant to purchase two additional shares of common stock and 18,837,900 shares were each issued with a warrant to purchase one additional share of common stock with an exercise price of $1.20 per share and a term of five years. The Company issued warrants to purchase an additional 5,398,970 shares of common stock to its underwriters. These warrants were issued with an exercise price of $1.00 and a term of ten years. Additionally, in connection with shares sold through the PPMs, the Company issued warrants to purchase 144,000 shares of common stock. These warrants were issued with an exercise price of $4.50 and a term of two years.

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The Offering Warrants to purchase 55,549,615 shares of common stock issued in March and April 2021, are evidenced by Common Stock Purchase Offering Warrants, have an exercise price of $0.36 per share (200% of the Offering Price), and may be exercised at any time from the grant date of the Offering Warrants (i.e., March 31, 2021, April 7, 2021, April 9, 2021 or April 16, 2021, as applicable), until five years thereafter. The Offering Warrants have cashless exercise rights if when exercised, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of each of the Offering Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder(s) thereof, if such exercise would result in such holder(s) and their affiliates, exceeding ownership of 4.99% of our common stock. The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

The Placement Warrants to purchase 8,332,439 shares of common stock are evidenced by Purchase Warrants, have a term of 10 years (i.e., through April 16, 2031), an exercise price of $0.18 per share (the Offering Price), and cashless exercise rights. We are required to pay the Placement Agent liquidated damages of $10 per day for each $1,000 of shares not timely delivered upon the exercise of the Placement Warrants. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

As of April 26, 2021, and including the Offering Warrants and Placement Warrants, we had outstanding warrants to purchase 87,628,920 shares of common stock with a weighted average exercise price of approximately $0.57 per share.

Business Combinations under Texas Law

A number of provisions of Texas law, our Articles of Incorporation and Bylaws could make it more difficult for the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our Board.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the Board of Directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

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Because we have more than 100 of record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

●	the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

●	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

●	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our Articles of Incorporation nor our Bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take over the Company, that could disrupt the Company, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

●	Special Meetings of Stockholders — Our Bylaws provide that special meetings of the stockholders may only be called by our Chairman, President, or the Board.

●	Amendment of Bylaws — Our Bylaws may be amended by our Board alone.

●	Advance Notice Procedures — Our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a Board of Directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

●	No cumulative voting — Our Articles of Incorporation and Bylaws do not include a provision for cumulative voting in the election of directors.

●	Vacancies — Our Bylaws provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

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●	Preferred Stock — Our Articles of Incorporation allow us to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as Series A Preferred Stock. The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

●	Authorized but Unissued Shares — Our Board may cause the Company to issue authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

Common Stock Quotation

Our common stock is quoted on the OTCQB Market under the symbol “CLOK”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy #300, Las Vegas, Nevada 89119. Its telephone number is (800) 785-7782.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

●	on an actual basis; and

●	on an as-adjusted basis, to give effect to the sale by us, of 55,549,615 shares of common stock in the Private Offering at $0.18 per share, after deducting the Placement Agent fees and estimated offering expenses payable by us.

You should read this table together with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus and our consolidated financial statements and related notes included herein.

	As of December 31, 2020 (In thousands, except share and per share amounts) (unaudited)
	Actual	As Adjusted
Cash	$400	$9,014

Shareholders’ equity (deficit)
Common stock, $0.01 par value, 681,000,000 shares authorized; 27,377,696 and 82,927,311 shares outstanding; and 40,792,510 and 96,342,125 issued as of December 31, 2020, on an actual and adjusted basis, respectively	$408	$829
Treasury stock, at cost 13,414,814 shares as of December 31, 2020	(590)	(590)
Additional paid-in capital	68,462	76,655
Accumulated deficit	(69,226)	(69,226)
Total shareholders’ equity (deficit)	$(947)	$7,668

The number of issued and outstanding shares as of December 31, 2020, in the table excludes the following:

●	shares issuable upon the exercise of the Warrants; and

●	shares issuable upon the exercise of outstanding warrants to purchase 23,746,866 shares of common stock of the Company with a weighted average exercise price of $1.12 per share, separate from the Warrants.

Plan of Distribution

We are registering for resale by the selling shareholders a total of 119,431,669 shares of common stock, representing (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein; (b) up to 55,549,615 shares of common stock issuable upon exercise of the Offering Warrants, with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein; and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of the Placement Warrants, with an exercise price of $0.18 per share. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling shareholders or their transferees of the shares of common stock covered hereby. However, to the extent that the Warrants are exercised for cash, we will receive up to $19,997,861 upon exercise of the Offering Warrants (Offering Warrants to purchase 55,549,615 shares of common stock with an exercise price of $0.36 per share) and $1,499,839 upon exercise of the Placement Warrants (Placement Warrants to purchase 8,332,439 shares of common stock with an exercise price of $0.18 per share), or $21,497,700 in aggregate. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling shareholder will be responsible for any compensation to such broker-dealers or agents.

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Selling Shareholders

None of the selling shareholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three years unless disclosed in the footnotes below.

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the Warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement Offering” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on their ownership of shares of common stock and warrants, as of April 29, 2021, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises, and is based on information provided by such selling shareholders to the Company.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of the RR Agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders in the “Private Placement Offering” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part, was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the RR Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Warrants, a selling shareholder may not exercise the Warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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		Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being		Beneficial Ownership of Common Stock After Registration Assuming All Shares Are Sold (1)
Name of Selling Shareholder		Number	Percentage	Offered		Number	Percentage

A Wayne Newkumet		1,261,112	1.5%	1,111,112	(4)	150,000	*
Aaron Lehmann		327,778	*	277,778	(2)	50,000	*
Adam Schofield		555,556	*	555,556	(2)	—	—
Albert Landstrom		99,500	*	99,500	(3)	—	—
Allen Gabriel		605,000	*	600,000	(5)	5,000	*
Anthony & Angela Reed Family Trust	(a)	377,778	*	277,778	(5)	100,000	*
Anthony Eleftheriades		277,778	*	277,778	(2)	—	—
Arturo Filippe		277,778	*	277,778	(2)	—	—
Ashit K & Minaxi Vijapura		377,778	*	277,778	(4)	100,000	*
Beacon Investments LLC	(b)	1,211,112	1.5%	1,111,112	(4)	100,000	*
Bradley & Lori Abeson Rev Family Trust	(c)	277,778	*	277,778	(2)	—	—
Brett Moreland		333,334	*	333,334	(2)	—	—
Brian Wheeler		322,012	*	322,012	(2)	—	—
Butler Family Holdings LLLP	(d)	3,333,334	3.9%	3,333,334	(2)	—	—
Butler Real Estate Investments LLC	(e)	3,333,334	3.9%	3,333,334	(2)	—	—
Charles G & Tammi R Gates		677,778	*	677,778	(4)	—	—
Charles Metcalf Crump Jr.		355,556	*	355,556	(2)	—	—
Charles Robinson Revocable Dec of Trust	(f)	277,778	*	277,778	(2)	—	—
Christopher Clark		1,258,021	1.5%	1,258,021	(3)	—	—
Clayton A Struve		3,400,000	4.0%	3,000,000	(7)	400,000	*
Cleto Escobedo III		277,778	*	277,778	(2)	—	—
Collegiate Tutoring Inc	(g)	277,778	*	277,778	(4)	—	—
Craig Brown		277,778	*	277,778	(4)	—	—
Currie Family Trust	(h)	605,556	*	555,556	(6)	50,000	*

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Curtis D Walker Living Trust	(i)	2,422,222	2.9%	2,222,222	(6)	200,000	*
Damon Thomas		27,500	*	27,500	(3)	—	—
Dan Mancuso		15,334	*	15,334	(3)	—	—
David Rozenholc		2,777,778	3.3%	2,777,778	(5)	—	—
Dean Bekken		555,556	*	555,556	(2)	—	—
Dmitry Aksenov		36,667	*	36,667	(3)	—	—
Douglas Harnar LLC	(j)	2,252,222	2.7%	2,222,222	(2)	30,000	*
Ellen Gardner		850,000	1.0%	850,000	(4)	—	—
Eric Petersen		1,111,112	1.3%	1,111,112	(2)	—	—
Ernest John Curcio		277,778	*	277,778	(2)	—	—
Eugene Webb		914,207	1.1%	394,200	(3)	520,007	*
Ever Onofre-Gonzalez		16,667	*	16,667	(3)	—	—
Francis Lymburner		2,222,224	2.6%	2,222,224	(8)	—	—
Gary Prosterman		1,111,112	1.3%	1,111,112	(2)	—	—
Gary Saccaro		232,500	*	232,500	(3)	—	—
GBS Living Trust Dated 11/20/2003	(k)	425,000	*	400,000	(4)	25,000	*
Geoffrey Keller		555,556	*	555,556	(5)	—	—
George Martin		555,556	*	555,556	(2)	—	—
Gerald Lionudakis		277,778	*	277,778	(4)	—	—
Gerald Tomsic 1995 Trust	(l)	1,111,112	1.3%	1,111,112	(5)	—	—
Ghassan Gheith		277,778	*	277,778	(4)	—	—
Greg Buffington		705,556	*	555,556	(5)	150,000	*
Gregory R Gomes Trust	(m)	555,556	*	555,556	(2)	—	—
Harry Striplin		42,222	*	42,222	(3)	—	—
Hazem Algendi		17,500	*	17,500	(3)	—	—
J&C Resources LLC	(n)	555,556	*	555,556	(2)	—	—
Jack Cavin Holland 1979 Trust	(o)	786,666	*	666,666	(2)	120,000	*
James Alderman		484,444	*	444,444	(5)	40,000	*
James T Betts		1,000,000	1.2%	1,000,000	(5)	—	—
James Walker		1,111,112	1.3%	1,111,112	(2)	—	—
Jim Dixon Jr.		605,556	*	555,556	(6)	50,000	*
John Avon		277,778	*	277,778	(2)	—	—
John Leonhardt		277,778	*	277,778	(2)	—	—

47

Jon Saloukas		277,778	*		277,778	(5)	—	—
Joseph W Hostetler		244,444	*		244,444	(2)	—	—
Joshua Kaikov		12,200	*		12,200	(3)	—	—
Juha & Stacy Tuominen		333,334	*		333,334	(2)	—	—
Keith Wright		277,778	*		277,778	(4)	—	—
Ken May		5,555,556	4.99	%(7)	5,555,556	(2)	—	—
Kent H & Susan R Elliott		333,334	*		333,334	(2)	—	—
Kim Marie Timothy		2,522,222	3.0%		2,222,222	(6)	300,000	*
Kyle Soucy		5,667	*		5,667	(3)	—	—
Larry Lindstrom		1,116,699	1.3%		1,111,112	(4)	5,587	*
Lloyd Grissinger		1,111,112	1.3%		1,111,112	(2)	—	—
Lucius E Burch III Trust	(p)	2,222,222	2.6%		2,222,222	(2)	—	—
MAL 2020 Family Trust	(q)	5,555,556	4.99	%(7)	5,555,556	(2)	—	—
Malcolm Alexander Winks		262,462	*		262,462	(3)	121,722	*
Mark & Rita Azzopardi		341,112	*		341,112	(2)	—	—
Marta Wypych		166,649	*		166,649	(3)	—	—
Mason Sexton		147,067	*		147,067	(3)	—	—
Merri Moken		833,334	*		833,334	(2)	—	—
Michael Chieco		555,556	*		555,556	(2)	—	—
Michael Pellerito		163,854	*		163,854	(2)	—	—
Michael Piccolo		13,334	*		13,334	(3)	—	—
Mike D Walker		1,161,112	1.4%		1,111,112	(4)	50,000	*
MIS Equity Strategies LP	(r)	984,156	1.2%		555,556	(5)	428,600	*
Nick Panayotou		2,100,000	2.5%		2,000,000	(4)	100,000	*
Paulson Investment Company, LLC	(s)	2,570,620	3.0%		1,365,175	(3)	1,205,445	1.5%
Peter Fogarty		129,617	*		129,617	(3)	22.950	*
Phillip H McNeill		555,556	*		555,556	(2)	—	—
Porter Partners LP	(t)	1,388,888	1.7%		1,388,888	(5)	—	—
Randy Rabin		555,556	*		555,556	(2)	—	—
Raphael Tshibangu		277,778	*		277,778	(4)	—	—
Raymond Guarini		85,911	*		85,911	(3)	—	—

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Richard Casamento		277,778	*		277,778	(4)	—	—
Richard M Reiter		325,278	*		277,778	(2)	47,500	*
Robert D & Debra Beck		333,334	*		333,334	(2)	—	—
Robert Lanphere Jr.		2,595,400	3.1%		2,222,222	(5)	373,178	*
Robert Myer		5,555,556	4.99	%(7)	5,555,556	(2)	—	—
Robert Setteducati		1,258,021	1.5%		1,258,021	(3)	—	—
Robert Surella		5,984	*		5,984	(3)	—	—
Robert Susie		555,556	*		555,556	(2)	—	—
Rodney Baber		1,402,334	1.7%		1,402,334	(3)	—	—
Romero Holdings LLC	(u)	277,778	*		277,778	(2)	—	—
Satterfield Vintage Investments LP	(v)	3,222,222	3.8%		2,222,222	(2)	1,000,000	1.2%
Scott Carmony		244,444	*		244,444	(6)	—	—
Sean P Sego		555,556	*		555,556	(4)	—	—
Southern Cross Trust	(w)	5,555,556	4.99	%(7)	5,555,556	(2)	—	—
Stephen A Wilson Revocable Trust	(x)	6,666,666	4.99	%(7)	6,666,666	(2)	—	—
Stephen P Hafner		544,444	*		544,444	(4)	—	—
Stephen P Lightman		277,778	*		277,778	(4)	—	—
Stephen R Hennessy		1,111,112	1.3%		1,111,112	(4)	—	—
Steven Hornbaker		833,334	*		833,334	(9)	—	—
Strata Trust Company FBO Alexander Tosi IRA	(y)	2,146,668	2.6%		1,666,668	(5)	480,000	*
Strata Trust Company FBO David S Perry Sep IRA	(z)	1,588,888	2.0%		1,388,888	(6)	200,000	*
Strata Trust Company FBO Lisa Zupan IRA	(aa)	377,778	*		377,778	(5)	—	—
Strata Trust Company FBO Michael Zupan Roth IRA	(bb)	352,778	*		277,778	(5)	75,000	*
Strata Trust Company FBO Roger Langeliers Roth IRA	(cc)	1,156,112	1.4%		1,111,112	(4)	45,000	*
Terry Lynch		28,934	*		28,934	(3)	—	—
The Blaine 2000 Revocable Trust	(dd)	444,444	*		444,444	(2)	—	—

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The Jane Kantor 2011 Trust	(ee)	297,778	*	277,778	(2)	20,000	*
Thomas Endres		16,050	*	14,050	(3)	2,000	*
Thomas McChesney		311,112	*	311,112	(2)	—	—
Thomas Parigian		1,258,021	1.5%	1,258,021	(3)	—	—
Tim & Rachel Delaporte		277,778	*	277,778	(5)	—	—
Timothy Connell		2,222,222	2.6%	2,222,222	(2)	—	—
Timothy Dabulis		40,834	*	40,834	(3)	—	—
Transcendent Development Group Inc	(ff)	277,778	*	277,778	(2)	—	—
Trent Davis		140,740	*	140,740	(3)	—	—
Veronica & Thomas Volckening Marano		2,780,000	3.3%	2,222,222	(2)	180,000	*
Vijay & Tejal Patel		377,778	*	277,778	(5)	100,000	*
William C & Barbara M Berry		277,778	*	277,778	(4)	—	—
William Gerald Gibson		555,556	*	555,556	(2)	—	—
William H Costigan		181,112	*	111,112	(2)	70,000	*
William Murphy		2,422,222	2.9%	2,222,222	(2)	200,000	*
William Stocker		1,211,112	1.5%	1,111,112	(10)	100,000	*
				119,431,669

* Less than one percent (1%).

(1) Assumes the sale of all shares offered herein.

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(2) Such number is made up 50% of Offering Shares and 50% of Offering Warrants, sold on March 31, 2021.

(3) Represents Placement Warrants, granted to the Placement Agent and its representatives and affiliates, who are affiliates of the Placement Agent, a broker-dealer.

(4) Such number is made up 50% of Offering Shares and 50% of Offering Warrants, sold on April 7, 2021.

(5) Such number is made up 50% of Offering Shares and 50% of Offering Warrants, sold on April 9, 2021.

(6) Such number is made up 50% of Offering Shares and 50% of Offering Warrants, sold on April 16, 2021.

(7) Includes 1,111,111 Offering Shares and 1,111,111 Offering Warrants sold on March 31, 2021, and 388,889 Offering Shares and 388,889 Offering Warrants sold on April 9, 2021.

(8) Includes 555,556 Offering Shares and 555,556 Offering Warrants sold on March 31, 2021, and 555,556 Offering Shares and 555,556 Offering Warrants sold on April 9, 2021.

(9) Includes 277,778 Offering Shares and 277,778 Offering Warrants sold on March 31, 2021, and 138,889 Offering Shares and 138,889 Offering Warrants sold on April 9, 2021.

(10) Includes 277,778 Offering Shares and 277,778 Offering Warrants sold on March 31, 2021, and 277,778 Offering Shares and 277,778 Offering Warrants sold on April 9, 2021.

(a) The securities are beneficially owned by Tony Reed, the Trustee of the selling shareholder.

(b) The securities are beneficially owned by Russell Lieblick, the Managing Member of the selling shareholder.

(c) The securities are beneficially owned by Bradley Abeson, the Trustee of the selling shareholder.

(d) The securities are beneficially owned by G. Marshall Butler Jr., the General Partner of the selling shareholder.

(e) The securities are beneficially owned by G. Marshall and Jane Butler.

(f) The securities are beneficially owned by Charles Robinson, the Trustee of the selling shareholder.

(g) The securities are beneficially owned by Robert Ertner, President of the selling shareholder.

(h) The securities are beneficially owned by David S. Perry.

(i) The securities are beneficially owned by Curtis D. Walker, the Trustee of the selling shareholder.

(j) The securities are beneficially owned by Douglas Harnar, Manager of the selling shareholder.

(k) The securities are beneficially owned by Gregory B. Stewart.

(l) The securities are beneficially owned by Gerald Tomsic.

(m) The securities are beneficially owned by Barbara Kamiya, Co-Trustee of the selling shareholder.

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(n) The securities are beneficially owned by Charles Johnston, Chief Executive Officer of the selling shareholder.

(o) The securities are beneficially owned by Jack C. Holland, the Trustee of the selling shareholder.

(p) The securities are beneficially owned by Lucius E. Burch IV, the Trustee of the selling shareholder.

(q) The securities are beneficially owned by Mark Puckett, Trustee and Michael Lightman, Grantor of the selling shareholder.

(r) The securities are beneficially owned by Tony Reed, Manager of the General Partner of the selling shareholder.

(s) Trent Donald Davis has voting control and investment discretion over the securities reported herein that are held by Paulson Investment Company, LLC.

(t) The securities are beneficially owned by Jeffrey Porter, General Partner of the selling shareholder.

(u) The securities are beneficially owned by Steven Romero Delgado.

(v) The securities are beneficially owned by Thomas A. Satterfield Jr., President of General Partner

(w) The securities are beneficially owned by Graham R. Smith, the Trustee of the selling shareholder.

(x) The securities are beneficially owned by Stephen A. Wilson, the Trustee of the selling shareholder.

(y) The securities are beneficially owned by Alexander Tosi.

(z) The securities are beneficially owned by Curtis D. Walker, the Trustee of the selling shareholder.

(aa) The securities are beneficially owned by Lisa Zupan.

(bb) The securities are beneficially owned by Michael Zupan.

(cc) The securities are beneficially owned by Roger Langeliers.

(dd) The securities are beneficially owned by Gregory H. Blaine, the Trustee of the selling shareholder.

(ee) The securities are beneficially owned by Robert Kantor, the Trustee of the selling shareholder.

(ff) The securities are beneficially owned by Danny Rodriguez, Chief Executive Officer of the selling shareholder.

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Certain Beneficial Owners and Management

Principal Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of April 26, 2021 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined in “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock or preferred stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 82,927,311 shares of our common stock outstanding as of the Date of Determination.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common or preferred stock. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Cipherloc Corporation, 6836 Bee Cave Road, Bldg. 1, S#279, Austin, Texas 78746.

Name and Address of Beneficial Owners	Amount	Percent Ownership
Tom Wilkinson	15,200	*	%
Anthony Ambrose	—	—%
David Chasteen	—	*	%
Sammy Davis, DrPH	10,000	*	%
Ryan Polk	—	—%
Nicholas Hnatiw	—	—%
All Officers and Directors as a Group (6 persons)	25,200	*	%

5% or greater shareholders

None.

* Less than 1%.

53

Equity Compensation Plan Information

As of this filing, the Company did not have any equity compensation plans. The 2019 Stock Incentive Plan adopted by the Board of Directors in August 2019 automatically terminated in August 2020, because such plan was not ratified by shareholders within 12 months of the date approved by the Board of Directors as required by the terms of the plan. As a result of such termination, all options granted under the 2019 Stock Incentive Plan automatically terminated as well.

Changes in Control

The Company is not currently aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Dividend Policy

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Legal Matters

The validity of the securities offered by this prospectus have been passed upon for us by The McGeary Law Firm, P.C.

Experts

The balance sheets of Cipherloc Corporation as of September 30, 2020 and 2019, and the related statements of operations, shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2020, and the related notes, included in this prospectus have been audited by Briggs & Veselka Co., Houston, Texas, independent registered public accounting firm, as stated in their report date dated December 28, 2020, which is included herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

54

Description of Business

The following discussion should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this prospectus.

Overview

Cipherloc Corporation (the “Company” or “Cipherloc”) was incorporated in the State of Texas on June 22, 1953 as American Mortgage Company. During 1996, the Company acquired the operations of Eden Systems, Inc. (“Eden”) as a wholly owned subsidiary. Eden was engaged in water treatment and the retailing of cleaning products. Eden’s operations were sold on October 1, 1997. From September 30, 1997 through the year ended September 30, 2001, the company aimed its efforts in the research and development of semiconductor proprietary technology and processes and in raising capital to fund its operations and research. On May 16, 1996, the Company changed its name to National Scientific Corporation. Effective August 27, 2014, we changed our name to Cipherloc Corporation. Our headquarters are located at 6836 Bee Cave Road, Building 1, S#279, Austin, TX 78746.

Business Strategy

We are developing products and services around our patented polymorphic encryption technology designed to enable a more efficient and stronger layer of protection to be added to existing solutions. Through a licensing program, we anticipate offering the first secure commercially viable advanced “Polymorphic Encryption Core” (“PEC”) software developers kit to be used in any commercial data security industry and/or in sensitive applications.

As described above, our products are designed to encrypt and decrypt information. Encryption means encoding information which is readable into another form which is not readable and which is therefore unable to be intercepted, read or used, by someone other than the original person who encrypted the information—unless such encryption can be broken.

We believe that our innovative and patented polymorphic technology eliminates the flaws and inadequacies associated with today’s encryption algorithms. Instead of dealing with large monolithic blocks of data, our approach decomposes the information to be protected into multiple segments. These individual segments each have a unique encryption key, utilize different encryption algorithms, are randomly grouped into different lengths, and can be further re-encrypted. Since segments are independent from each other and are individually protected, our technology is not susceptible to computational attacks. In fact, the strength of our technology improves as compute power increases.

Products and Services

During 2018 and 2019, we attempted to market several products, services and solutions. The initial solution suite was marketed under several product names. CipherLoc EDGE, a solution to be installed on mobile/handset devices, was designed to enable data to be securely sent between any two mobile devices. CipherLoc ENTERPRISE, a solution to be installed on desktops, laptops and tablet computers, was designed to enable data to be securely sent between any two platforms. CipherLoc GATEWAY, a solution to be installed on servers, was designed to enable end-to-end data protection to and from servers, computers, tablets, and/or mobile devices via the GATEWAY-protected servers. CipherLoc SHIELD was designed as a solution to be used as a data storage platform.

During 2018 and 2019, there were forward-looking public announcements by the Company’s then-management of product names or segments that were not delivered to the market and are not presently available to customers. Our current management restructured the Company to invest material resources into only products and services that are deliverable, have viable economic potential, and may be publicly disclosed without adversely affecting our competitive position. The core of our product and service offerings will continue to be built around our patents and our polymorphic encryption technology, which is a highly secure, quantum-ready data protection technology carrying FIPS 140-2 (Federal Information Processing Standard 140-2)(an information technology security accreditation program for validating that the cryptographic modules produced by private sector companies meet well-defined security standards) validation certificate #3381, for the “CipherLoc Polymorphic Encryption Engine Core” solution by the National Institute of Standards and Technology (NIST).

55

Since 2020, we have focused our development efforts to develop commercial application of our technology by advancing a Software Development Kit (“SDK”) for the Polymorphic Encryption Core. By doing so, we have allowed potential customers to integrate and configure the PEC using the SDK. Cipherloc’s technology has advanced from theory to commercial application in the form of these products:

●	Data-in-Motion: Data-in-Motion products utilize the Polymorphic Encryption Core (PEC) to encrypt and transmit data between two separate locations. We currently have developed products called Sentinel, Armor, and Shield which employ this technique.

	○	Sentinel – The software package that would allow a customer to build a post-quantum encryption solution into their product environment. This product is a software solution.

	○	Armor – Employs the sentinel solution in a hardware appliance that can be deployed in front of any IT system and encrypts the traffic between paired Armor devices with little setup.

●	Data-at-Rest

	○	Shield – Securely encrypts data, using the PEC, that is placed on a hard drive or in a database for long term storage.

Our products help to solve two challenges which cybersecurity professionals have:

(1) Securing old and non-traditional network hardware.

(2) Preparing all networks for the introduction of new ciphers including the next NIST standard which should be released by the end of 2024.

The core technology in these products is protected by six patents that expire between 2034 and 2037. The existing tech can be used today to solve current customer problems and can be used in the future to provide agile adoption of quantum ready encryption.

Market

According to an August 2019 research report by BCC Research, the global quantum cryptography market is projected to reach $1.3 billion by 2024, from $0.3 billion in 2019, with a compound annual growth rate (CAGR) of 30.7% during that period.

The public key encryption algorithms used to secure the most critical aspects of the internet: banking, health care, critical infrastructure, and communications, are vulnerable to trivial defeat with the application of practical quantum computers (i.e., computers which use quantum computations to solve computational problems substantially faster than classical computers) and quantum supremacy. We estimate that this event will occur in the next decade, though the accelerating rate of research suggests that this may happen earlier rather than later. Thankfully, research has already begun on replacement algorithms that are expected to be resistant to quantum computers. NIST will select the official post-quantum encryption in 2024, but businesses that transmit information that must remain secret past the 2020s are encouraged to begin migration immediately.

56

We believe that we are the only company offering an FIPS (Federal Information Processing Standards) -certified, commercially viable quantum-resistant software suite as of the date of this prospectus. FIPS are standards and guidelines for federal computer systems that are developed by NIST in accordance with the Federal Information Security Management Act (FISMA) and approved by the Secretary of Commerce.

According to a March 2021 report by Fortune Business Insights, the global cyber security market size was $153 billion in 2020, and is expected to grow to $336 billion in 2028.

We believe we will benefit from the growth of both cybersecurity and quantum cryptography trends because our products meet existing needs to improve the security of currently deployed data management assets, while simultaneously providing customers with an agile approach for implementing new quantum ready ciphers.

Research and Development

Our research and development expenditures for the years ended September 30, 2020 and 2019 were $1,689,455 and $1,744,480, respectively. During December 2019, management determined that the maturity of our patented technology justified a cessation of academic research activity and the elimination of the chief scientist’s role leading academic efforts. Cost savings from those actions are now allocated entirely to product development, product engineering, and revenue-generating sales activity. Management continued to emphasis these three areas during fiscal year 2020 and intends to do so during the remainder of fiscal year 2021 as well.

Plan of Operations

We anticipate the operating expenses for the next twelve months may require up to $7.5 million capital, which funds will come from amounts raised in the Private Offering; however, we hope to manage our business such that the existing liquidity carries the Company to positive cash flow from operations, of which there can be no assurance. This measured approach to managing cash initially emphasizes demonstrating product capabilities with current customers which is followed by a scaling exercise in all functional areas, including product development, marketing, sales, customer support, and administration. As such, the cash required for operating expenses through June 30, 2021, will most likely range from $2.4 million to $4.4 million. A summary of the operating plan by functional area is provided below.

Product Development will focus on further maturing the products that we have developed. Our plan is to build out our core technologies on multiple operating system platforms as well as work with current customers to ensure our product is in line with their needs. Once these items are completed, we plan to shift to further expand our product suite to enable user-defined encryption cipher modes, as well as a remote PEC management system. This will require us to expand the team footprint rapidly to ensure that we can meet market demand.

These efforts will require more personnel as well as more infrastructure. Currently, there is one developer on staff. We plan to expand to five full-time equivalent employees over the next twelve months in order to achieve these goals. Three are anticipated to focus on maturing the current technology, and the other two are planned to work on extending the remote PEC management features. These new features are being planned and designed now to allow customers an easy interface to configure our technology.

The team composition is expected to consist of the Chief Technology Officer overseeing development operations, technology architecture, and working with team leads to ensure prompt delivery of products and services. Project managers will build timelines, collect customer requirements, and report delays to senior leadership. Development Leads will guide day-to-day work for the development team. Developers will be responsible for maintaining and advancing the code base to ensure a quality, secure, and easy to product suite.

57

This personnel expansion will likely require $1 million of capital. We are also anticipating that the team will increase further after 12 months.

The infrastructure needed to perform these new functions will be built on modern technology with scale and reliability built from the ground-up. Utilizing cloud services, we will be able to provide our customers with an interface that modern software provides, but an ease of use that encryption technologies desperately need. We believe that if we are able to meet these goals, we will be at a competitive advantage from most other players in this space.

We are also planning to add sales and marketing leadership to our team and expect to have these positions filled during the final quarter of the current fiscal year. Marketing efforts will emphasize qualified lead generation using very focused industry messaging and engagement. We will be participating in relevant cybersecurity and quantum computing industry events. Our advisors will help us identify the right focus areas for lead generation.

Our initial sales focus will be with the existing partners such as Arnouse Digital Devices, Corp (ADDC) ADDC and Castle Shield. These two customers are expected to provide the demonstrated use cases for expanding our commercial relationships. We also plan to support ECS as it introduces our technology to its customers. We anticipate much of the leads generated by marketing to be US based companies and institutions. As such, we expect our initial revenue sources will be domestic; however, during 2022, we intend to begin opening sales channels in other countries.

Customer support teams will need to be put in place and are expected to be built around each of our product offerings. This will require a team of three to five employees in the next 12 months. Each customer support team will work with our customers to identify challenges with deploying products and services and ongoing maintenance when necessary. These support teams will be expected to create processes and support documentation to interact with customers efficiently and effectively. These materials are anticipated to include wikis, help documents, and support call scripts to ensure comprehensive support is being provided to our customers.

Customer support teams will be led by the Chief Technology Officer overseeing the support team - customer interactions, and working with support team leads to ensure prompt delivery of support services. A Support Lead is expected to be engaged who will manage the day-to-day operations of the support team, ensure that all support team members are following the policies and procedures put in place, and recommend improvements to the support process. The project manager is expected to be responsible for maintaining project timelines, reporting to senior leadership, and following-up with customer support concerns. Support Team members are expected to provide support and deployment help to all our customers via video conference or in-person meetings.

We anticipate our Support Team will scale as our business needs change. The projected costs for the first 12 months are likely to reach $500,000. These funds will be used for salaries and technology in order for the Support Team to provide the necessary support described above.

Administration requirements are currently minimal but we expect that this will change in the event the Company is able to generate revenues and adds employee. The administrative resources will be ramped according to the Company’s demand to support employees, increase accounting capacity, and expand reporting and compliance capabilities. Additional leadership personnel in accounting and human resources are anticipated to precede staff additions. We also plan to add software tools to manage functional processes.

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Recent Agreements

On February 15, 2019, we entered into a Software License Agreement with SoundFi Systems, LLC (“SoundFi”), pursuant to which we granted SoundFi a non-exclusive license to use our Shield/Edge product and Secured Watermark product. The agreement had an initial term of one year, automatically renewable thereafter for up to three additional one-year periods, if neither party terminates the agreement prior to thirty days before such renewal date. The agreement automatically renewed on February 15, 2020 and 2021, and is currently in effect until February 15, 2022. The agreement includes standard and customary indemnification obligations, warranty disclaimers and limitations of liability. Amounts are payable to us under the agreement based on the number of downloads per year of the licensed products (resetting each year), ranging from a fee of $0.012 per download for downloads 3,000,001 to 5,000,000 (no fee is due for the first 3 million downloads), to a fee of $0.00075 per download for downloads greater than 100,000,000. There are also base license fees payable of $50,000 per year for our Shield/Edge product and $25,000 per year for our Secured Watermark product. We recognized $50,000 of revenue from SoundFi during the first two quarters of fiscal 2020.

Effective on January 16, 2020, and effective the same date, we entered into an Authorized Reseller Agreement with Castle Shield Holdings, LLC (“Castle”), pursuant to which we agreed to grant Castle a non-exclusive license to use, store and reproduce, integrate, combine, incorporate and sell, our QuantaNova™ Polymorphic Encryption Core (PEC) product in the United States. We also appointed Castle our non-exclusive authorized reseller of the proprietary polymorphic encryption engine in the United States. The agreement provides Castle, subject to the terms of the agreement, the right to resell our proprietary polymorphic encryption engine to its customers. The agreement provides for Castle to be responsible for all technical support. The agreement contains customary confidentiality terms, indemnification terms, limitation of liability terms, non-solicitation terms (prohibiting Castle from providing services to a company known to Castle to compete with us for a period of one year following the termination of the agreement) and representations and warranties. The agreement has an initial term of one year, automatically renewable thereafter for additional one-year terms unless terminated by either party prior to such automatic renewal. The agreement automatically renewed on January 16, 2021, and is currently in effect until January 16, 2022. Fees due under the agreement are based on the number of authorized users licensed. We have not generated any reseller revenues pursuant to this agreement to date.

On March 6, 2020, and effective the same date, we entered into a Technology Partnership and Authorized Reseller Agreement with ECS Federal, LLC (“ECS”), pursuant to which we agreed to grant ECS a non-exclusive license to use, store and reproduce, integrate, combine, incorporate and sell, our QuantaNova™ Polymorphic Encryption Core (PEC) product in the United States. We also appointed ECS our non-exclusive authorized reseller of the proprietary polymorphic encryption engine in the United States. The agreement provides ECS, subject to the terms of the agreement, the right to resell our proprietary polymorphic encryption engine to its customers. The agreement provides for ECS to be responsible for all technical support. The agreement contains customary confidentiality terms, indemnification terms, limitation of liability terms and representations and warranties. The agreement has an initial term of one year, automatically renewable thereafter for additional one-year terms unless terminated by either party prior to such automatic renewal. Fees due under the agreement are based on the number of authorized users using our products, depending on the number of users and type of user (public sector versus private sector), which amounts are payable to us monthly in arrears, 45 days after delivery of confirmation of each month’s fees due. We have not generated any reseller revenues pursuant to this agreement to date.

Effective on August 13, 2020, and effective the same date, we entered into an Authorized Reseller /Developer Agreement with Arnouse Digital Devices (“ADDC”), pursuant to which we agreed to grant ADDC a non-exclusive license to use, store and reproduce, integrate, combine, incorporate and sell, our Sentinel Application in the United States. We also appointed ADDC our non-exclusive authorized reseller of the Sentinel Application in the United States. The agreement contains customary confidentiality terms, indemnification terms, limitation of liability terms, non-solicitation terms (prohibiting ADDC from providing services to a company known to ADDC to compete with us for a period of one year following the termination of the agreement) and representations and warranties. The agreement has an initial term of one year, automatically renewable thereafter for additional one-year terms unless terminated by either party prior to such automatic renewal. Fees due under the agreement are based on the number of authorized users licensed. We have not generated any reseller revenues pursuant to this agreement to date.

Competition

The encryption software market sector is highly competitive, subject to rapid change, and significantly affected by new product introductions and other activities of market participants.

Some of our competitors in certain markets have greater financial, technical, sales, marketing and other resources than we do. Because of these and other factors, competitive conditions in these industries are likely to continue to intensify in the future. Increased competition could result in price reductions, reduced net revenue and profit margins and loss of market share, any of which could harm our business.

We believe that our future results depend largely upon our ability to better serve licensees and their customers and our customers and by offering new product enhancements whether by internal development or acquisition. We also believe we must continue to provide existing product offerings that compete favorably with respect to ease of use, reliability, performance, range of useful features, reputation, and price.

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We anticipate we will face increasing pricing pressures from competitors in the future. Given that there are low barriers to entry into the software market and that the market is subject to rapid technological change, we believe that competition will persist and intensify in the future.

Intellectual Property

Protective Measures

Our intellectual property is an important and vital asset of our company that enables us to develop, market, and sell our products and services and enhance our competitive position. Intellectual property includes our proprietary business and technical know-how, inventions, works of authorship, and confidential information. To protect our intellectual property, we rely primarily upon legal rights in trade secrets, patents, copyrights, and trademarks, in addition to company policies and procedures, security practices, contracts, and relevant operational measures.

We protect the confidentiality of proprietary information by entering into non-disclosure agreements with our employees, contractors, and channel and business partners, and we enter into license agreements with respect to our software and proprietary information that include confidentiality terms. These agreements are generally non-transferable and have either a perpetual or time-limited term. We also employ access controls and associated security measures to protect our facilities, equipment, and networks.

Patents, Copyrights, Trademarks, and Licenses

Our products, particularly our software and related documentation, are protected under U.S. and international copyright laws and laws related to the protection of intellectual property and proprietary rights. Currently, we have six patents expiring between 2034 and 2036, and one patent application in process. We employ procedures to label copyrightable works with the appropriate proprietary rights notices, and we actively enforce these rights in the U.S. and abroad. However, these measures may not provide adequate protection, and our intellectual property rights may be challenged.

Cipherloc’s logo, is a registered trademark of the Company in the U.S. In the U.S., we are generally able to maintain our trademark rights and renew trademark registrations for as long as the trademarks are in use.

Government Regulations

Export Control Regulations. It is expected that all our products will be subject to U.S. export control laws and applicable foreign government import, export and/or use requirements. The level of control generally depends on the nature of the goods and services in question. For example, the level of control is impacted by the nature of the software and encryption incorporated into our products. Where controls apply, the export of our products may require an export license or authorization or that the transaction qualifies for a license exception or the equivalent and may also be subject to corresponding reporting requirements. For the export of some of our products, we may be subject to various post-shipment reporting requirements. Minimal U.S. export restrictions apply to all our products, whether or not they perform encryption functions. In the event we become a Department of Defense contractor, there are certain registration requirements that may be triggered by our sales. In addition, certain of our items and/or transactions may be subject to the International Traffic in Arms Regulations (ITAR) if our software or services are specifically designed or modified for defense purposes. Companies engaged in manufacturing or exporting ITAR-controlled goods and services (even if these companies do not export such items) are required to register with the U.S. State Department.

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Enhancements to existing products may, and new products will, be subject to review under the Export Administration Act to determine what export classification they will receive. In light of the ongoing discussions regarding anti-terrorism legislation in the U.S. Congress, there continues to be discussions regarding the correct level of export control. Export regulations may be modified at any time. Modifications to the export regulations could reduce or eliminate our ability to export some or all of our products from the U.S. without a license in the future, which could put us at a disadvantage in competing for international sales compared to companies located outside of the U.S. that would not be subject to these restrictions. Modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license or make it more difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally. We will complete technical reviews on any new products that we acquire or develop that may be subject to these regulations before we can export them.

Privacy Laws. We may be subject to various international, federal and state regulations regarding the treatment and protection of personally identifying and other regulated information. Applicable laws may include, without limitation, U.S. federal laws and implementing regulations such as The Gramm–Leach–Bliley Act (GLBA) and the Health Insurance Portability and Accountability Act (HIPAA), as well as state laws and regulations, and international laws and regulations including the European Union General Data Protection Regulation, or the GDPR, which replaced the European Union Data Protection Directive in May 2018. Additionally, some of these laws have requirements on the transmittal of data from one jurisdiction to another. In the event our systems are compromised by an unauthorized party, many of these privacy laws require that we provide notices to our end users whose personally identifiable data we reasonably believe may have been compromised. Additionally, if we transfer data in violation of these laws, we could be subjected to substantial fines. To mitigate the risk of compromised information, we use encryption and other security to protect our databases.

Personnel

As of the date of this prospectus, we have one full-time employee, two part-time employees and one contractor. The low employee and contractor counts reflect the actions made by the Company in March and April 2020 to reduce monthly operating expenses. The Company is recruiting additional staff members to further the application, and for development and deployments of its technology with current and prospective customers.

Novel Coronavirus (COVID-19)

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely. While the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

During 2020 and into 2021, the COVID-19 pandemic has interrupted our sales and marketing activities and restricted face-to-face interaction between our team members and our partners. This slowed the pace of our development and the expansion of our deal pipeline. Government action for the current pandemic or the emergence of a new viral outbreak may negatively impact the adjustments we, our licensees, and their and our, customers, and our partners have made to resume business under new protocols.

The future impact of COVID-19 on our business and operations is currently unknown. The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks.

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Description of Property

In February 2020, the Company leased approximately 3,666 square feet of office space on 2107 Wilson Boulevard, Arlington, Virginia. The lease for this facility began on February 1, 2020 and continues until July 31, 2025. The base annual rent is $159,471, a $100,000 security deposit was paid, and abatement of monthly rent payments was provided until August 1, 2020, and the lease provides for annual rent increases of approximately 2.5%. The amount of future payments guaranteed is $782,214.

As the result of restructuring actions intended to conserve cash during the COVID-19 crisis, the landlord of the Wilson Boulevard space was notified that the Company no longer needed the space and is seeking an amicable and reasonable termination of the lease agreement.

Tom Wilkinson, the Company’s Chairman of the Board of Directors, provides the Company the use of office space which he rents, at 6836 Bee Caves Road, Building 1, Suite 279, Austin, TX 78746 for its corporate headquarters. There is no formal lease or sublease agreement with Mr. Wilkinson and Mr. Wilkinson does not charge the Company any rental fees in connection therewith.

Legal Proceedings

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company believes the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

Semple, Marchal & Cooper, LLP (“SMC”), the Company’s former independent registered auditing firm, has brought a demand for arbitration before the American Arbitration Association against the Company in October 2019, relating to amounts which SMC has alleged are due to SMC for services rendered, which amount was alleged to exceed $75,000, but to be less than $150,000. The parties entered into arbitration regarding the amounts owed and subsequently entered into a Settlement Agreement and Release on April 26, 2021, to confidentially settle the matter and mutually release each other from any liabilities.

In April 2020, Eric Marquez, the former Secretary/Treasurer and Chief Financial Officer of the Company, and certain other plaintiffs, filed a lawsuit against the Company and Michael De La Garza, our former Chief Executive Officer and President, in the 20th Judicial District for Hays County, Texas (Cause No. 20-0818). The lawsuit alleges causes of action for fraud against Mr. De La Garza (for misrepresentations alleged made by Mr. De La Garza); Breach of Contract, for alleged breaches of Mr. Marquez’s employment agreement, which required the Company pay him cash and shares of stock; unjust enrichment; quantum meruit; and rescission of certain stock purchases may by certain of the plaintiffs, as well as declaratory relief and fraud. Damages sought exceed $1,000,000. The Company believes it has made all required payments and delivered the stock to the plaintiffs. The consultant has also included a claim of partial ownership of certain of the Company’s patents, which management believes is without merit. The case is currently being defended by the Company and costs relating thereto have been submitted to the Company’s insurance carrier. The Company believes it has meritorious defenses to the allegations, and the Company intends to continue to vigorously defend against the litigation.

In August 2019, the Board of Directors formed a special committee of independent directors (the “Special Committee”) to investigate certain activities of Michael De La Garza (“De La Garza”), our former chief executive officer. Also in that same month, the Company initiated litigation against De La Garza in the District Court of Travis Country, Texas (the “Court”). On September 25, 2019, the Court entered a temporary injunction against De La Garza enjoining him from numerous acts. The Special Committee investigated certain activities of De La Garza, including the Ageos, LLC (“Ageos”) Operating Agreement, the QHCI/Noun note receivable, an advance/bonus, personal expenditures, and other items. All amounts expended have been expensed as of September 30, 2019.

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The Company also sued De La Garza, among others, in federal district court seeking to invalidate the issuance of preferred stock to him in 2015. The preferred stock shares were converted into 13.5 million shares of common stock by De La Garza during 2018.

All litigation matters with Michael De La Garza were settled on August 28, 2020, with De La Garza agreeing to return 13.1 million shares of common stock to the Company and the Company agreeing to pay De La Garza $400,000 between September 30, 2020 and September 30, 2021. At September 20, 2020, Cipherloc owed $100,000 in settlement payments which will be made in $25,000 payments on December 1, 2020, March 1, 2021, June 1, 2021, and September 1, 2021.

The Company sought to invalidate the issuance of 1 million shares of Cipherloc preferred stock issued to former director and chief financial officer, Pamela Thompson, in or around 2011, which stock was held by the Carmel Trust II. As such, the Company sued James LeGanke, as Trustee of Carmel Trust II, in federal court as part of its efforts to invalidate those shares. The Company alleged that Thompson failed to comply with both state law and Company bylaws when she and then CEO, Michael De La Garza, caused the Company to issue the preferred stock to themselves as purported compensation. On January 11, 2021, settlement was reached in relation to suit filed by the Company against James LeGanke, as Trustee of Carmel Trust II, and was settled for $50,000 in exchange for the return of 1,000,000 shares of Series A Preferred Stock and 127,500 shares of common stock to the Company.

On October 13, 2020, Ageos, LLC, a Virginia limited liability company (“Ageos”), filed a Third-Party Complaint against the Company (Third Party Case No. GV20015643-00) in connection with the pending action titled Scandium, LLC v. Ageos, LLC (Case No. GV20014313-00) in the General District Court for Fairfax County in the Commonwealth of Virginia. The action relates to an operating agreement, by and between Cipherloc and Ageos, whereby Cipherloc agreed to guarantee Ageos’s lease in order to enable the leasing of space in Fairfax County, VA. Cipherloc subsequently terminated the agreement with Ageos and offered to take over the space as an accommodation. Ageos declined. Ageos’s third party complaint demands from Cipherloc, among other things, all damages obtained by Scandium, LLC against Ageos; (ii) other compensatory damages in connection with certain lease payments under the lease discussed above; and (iii) pre-judgment interest. All parties involved in these matters have reached a settlement in which the Company will pay Scandium $60,000 in exchange for a release of all current and future liabilities associated with the Aegos lease.

Market for Common Equity and Related Shareholder Matters

Market Information

Our common stock is traded on the over-the-counter market and quoted on the OTCQB Market operated by OTC Markets Group under the symbol “CLOK.” At present, there is a very limited market for our common stock. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth the range of high and low sales prices for our common stock for each of the periods indicated as reported by the OTCQB Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

2021 Fiscal Year	High	Low

Quarter ended June 30, 2021 (through April 28, 2021)	$0.637	$0.235
Quarter ended March 31, 2021	0.489	0.104
Quarter ended December 31, 2021	0.520	0.221

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2020 Fiscal Year	High	Low

Quarter ended September 30, 2020	$1.10	$0.202
Quarter ended June 30, 2020	0.34	0.111
Quarter ended March 31, 2020	0.87	0.240
Quarter ended December 31, 2019	1.00	0.550

2019 Fiscal Year	High	Low

Quarter ended September 30, 2019	$1.05	$0.40
Quarter ended June 30, 2019	1.13	0.80
Quarter ended March 31, 2019	1.99	0.81
Quarter ended December 31, 2018	2.35	0.95

On April 28, 2021, the closing price for our common stock on the OTCQB Market was $0.299 per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTCQB Market was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

Holders

As April 28, 2021, there were 82,927,311 shares of common stock of the Company outstanding, and there were approximately 1,210 holders of the Company’s common stock. The actual number of holders of our common stock is greater than this number of record holders, and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

Dividends

We did not declare any dividends for the year ended September 30, 2021. Our Board of Directors does not intend to declare dividends in the foreseeable future. The declaration, payment, and amount of any future dividends will be made at the discretion our Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Pacific Stock Transfer Company located in Las Vegas, Nevada.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Results of Operations.

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●	Liquidity and Capital Resource.

●	Critical Accounting Estimates.

The following discussion should be read in conjunction with the Cipherloc Corporation’s financial statements and accompanying notes included elsewhere in this prospectus.

All references to years relate to the fiscal year ended September 30 of the particular year.

This information should be read in conjunction with the interim unaudited financial statements and the notes thereto included in this prospectus.

The following discussion and analysis should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Results of Operations

Three months ended December 31, 2020 and 2019

Revenue decreased to $8,750 for the three months ended December 31, 2020 from $18,750 for the three months ended December 31, 2019.

General and administrative expenses decreased to $661,692 for the three months ended December 31, 2020 from $1,304,780 for the three months ended December 31, 2019. General and administrative expenses decreased primarily as a result of a decrease in legal fees of $370,000, a decrease headcount related costs including combined payroll, consulting, and travel costs of $243,000, decreases in various other expenses of $47,000, decreases in professional fees, consulting fees and contract services of $40,000 offset by an increase in corporate insurance of $57,000.

Sales and marketing expenses decreased to $25,000 for the three months ended December 31, 2020 from $256,044 for the three months ended December 31, 2019. Sales and marketing expenses decreased primarily as a result of a decrease in consultant expenses of $134,000, a decrease in headcount related costs of $67,000, a decrease in travel related costs of $17,000 and a decrease in marketing spend related costs of $13,000.

Research and development costs decreased to $121,793 for the three months ended December 31, 2020 from $566,015 for the three months ended December 31, 2019. Research and development expenses decreased primarily as a result of a decrease in consulting costs of $248,000 and a decrease in headcount related costs of $196,000.

Fiscal Year Ended September 30, 2020 Compared to Fiscal Year Ended September 30, 2019

Revenue increased to $47,983 for the year ended September 30, 2020, from $46,600 for the year ended September 30, 2019. There was no cost of revenues for the years ended September 30, 2020 or September 30, 2019.

General and administrative expenses increased to $4,573,673 for the year ended September 30, 2020 from $3,372,047 for the year ended September 30, 2019. The increases in general and administrative expenses primarily resulted from higher legal expenses of $1,043,820, an impairment loss related to the operating leases of $382,962, increase in stock compensation of $153,355, an increase in corporate insurance of $142,197 and an increase in salary expense of $101,099 offset by decrease in payroll taxes of $236,369 along with, the decrease in miscellaneous expense over last year that included payments totaling $416,000 to Quality Healthcare International, Inc. (“QHI”) and Noun Energy.

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Sales and marketing expenses decreased to $710,595 for the year ended September 30, 2020 from $1,772,197 for the year ended September 30, 2019. Sales and marketing expenses decreased primarily due to non-recurring payments made to Ageos during 2019 to hire individual sales consultants under contract with the Company for $1,217,072 and a decrease in travel related costs of $49,559 offset by an increase in salary expense of $205,029.

Research and development expenses decreased to $1,689,455 for the year ended September 30, 2020 from $1,744,480 for the year ended September 30, 2019. Research and development expenses decreased primarily as a result lower salary expense of $604,489, a decrease in stock compensation of $15,615 offset by an increase in consulting expense of $565,079

Total other expenses, net, increased to $44,332 for the year ended September 30, 2020 from $8,101 for the year ended September 30, 2019. The increase is a result of losses on the disposal of fixed assets.

Liquidity and Capital Resources

We had an accumulated deficit at December 31, 2020 of $69,226,343. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. At December 31, 2020, we had cash of $399,876. While as of December 31, 2020, we did not believe that our existing cash balances were sufficient to fund future operations for the next 12 months, as a result of the funds raised in the Private Offering, we currently believe that we have sufficient available cash to support our operations until June 2023. We are considering options to issue additional equity as a means to increase liquidity sufficient to fund operations and resources needed to add new licensees, end users, customers and products.

Cash Flows

Three months ended December 31, 2020 and 2019

The following table summarizes, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Three Months Ended December 31,
	2020	2019
Net cash (used in) provided by:
Operating activities	$(629,963)	$(2,148,092)
Investing activities	$(50,000)	$(13,841)
Financing activities	$—	$—

Operating Activities

Cash used in operating activities was $679,963 and $2,148,092 for the three months ended December 31, 2020 and 2019, respectively. The uses of cash during the quarter ended December 31, 2020 were attributable to a net loss of $899,735 which was offset by a non-cash stock compensation expense of $41,025 and a decrease in net operating assets and liabilities of $128,748. The change in our net operating assets and liabilities was primarily due to a decrease in prepaid and other assets of $136,393 and an increase in accounts payable and accrued liabilities of $51,105. The Company used cash during the year to pay for the cost of general and administrative, sales and marketing, and research and development activities which combined to be $858,485.

Financing Activities

Cash used in financing activities was $50,000 and $0 for the three months ended December 31, 2020 and 2019, respectively. The cash used in financing activities was in relation to suit filed by the Company against James LeGanke, as Trustee of Carmel Trust II, and was settled for $50,000 in exchange for the return of 1,000,000 shares of Series A Preferred Stock and 127,500 shares of common stock to the Company.

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Investing Activities

Cash used in investing activities was $0 and $13,841 for the three months ended December 31, 2020 and 2019, respectively. The cash used in investing activities was the result of fixed asset purchases.

Fiscal Year Ended September 30, 2020 Compared to Fiscal Year Ended September 30, 2019

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

	Year Ended September 30,
	2020	2019
Net cash (used in) provided by:
Operating activities	$(6,646,091)	$(6,139,815)
Investing activities	$(28,972)	$(37,059)
Financing activities	$(84,570)	$(40,000)

Operating Activities

For the year ended September 30, 2020, cash used in operating activities was $6,646,091, primarily attributable to a net loss of $6,970,072 non-cash items of $640,433 and a net change in net operating assets and liabilities of $316,452. Non-cash items primarily consisted of an impairment loss of $382,961 related to operating leases, stock compensation expense of $194,896, a net loss on disposal of assets of $44,332 and depreciation of $18,243. The change in our net operating assets and liabilities was primarily due to an increase in prepaid and other assets of $322,912 and an increase in accounts payable and accrued liabilities of $6,460. The Company used cash during the year to pay for the cost of general and administrative, sales and marketing, and research and development activities which combined to be $6,973,723.

For the year ended September 30, 2019, cash used in operating activities was $6,139,815, primarily attributable to a net loss of $6,834,023, partially offset by the net change in our net operating assets and liabilities of $580,123 and non-cash charges of $114,085. The change in our net operating assets and liabilities was primarily due to an increase in prepaid expenses and other assets of $116,719 and an increase in accounts payable and accrued liabilities of $696,842. Non-cash charges consisted of stock compensation of $57,158, shares issued in exchange for services of $40,000 and depreciation of $16,927.

Investing Activities

Cash used in investing activities was $28,972 and $37,059, attributable to the purchases of property and equipment for the years ended September 30, 2020 and 2019, respectively.

Financing Activities

For the year ended September 30, 2020, cash provided by financing activities was $215,430, primarily derived from the proceeds from the Paycheck Protection Program (PPP) loan of $365,430, offset by a payment of $450,000 for the repurchase of treasury stock.

For the years ended September 30, 2019, cash used in financing activities was $40,000, was due to a payout related to an oversubscription on a capital raise.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

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The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based upon this definition, our most critical estimates are accounting for convertible debt and embedded derivatives, software revenue recognition, and stock issued to employees and non-employees. Our most critical accounting policies applicable to the periods presented are noted below. For additional information see Note 2, “Significant Accounting Policies” in the notes to our audited financial statements appearing elsewhere in this prospectus. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

Our critical accounting policies and estimates are those related to revenue recognition, deferred income taxes, accounting for share-based payments, and litigation.

Revenue Recognition. We adopted the new accounting revenue standard for revenue recognition effective October 1, 2018 using the modified retrospective transition method applied to those contracts which were not completed as of October 1, 2018. Results for reporting periods beginning after October 1, 2018 are presented under this new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under previous revenue guidance. See Note 2, “Significant Accounting Policies” in the notes to our audited financial statements appearing elsewhere in this prospectus.

The Company’s contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

Judgment is required to determine the standalone selling price (“SSP”) for each distinct performance obligation. For products and services aside from maintenance and support, the Company estimates SSP by adjusting the list price by historical discount percentages. SSP for software and hardware maintenance and support fees is based on the stated percentages of the fees charged for the respective products.

The Company’s perpetual and term software licenses have significant standalone functionality and therefore revenue allocated to these performance obligations are recognized at a point in time upon electronic delivery of the download link and the license keys. For certain arrangements revenue is recognized based on usage or ratably over the term of the arrangement.

Product maintenance and support services are satisfied over time as they are stand-ready obligations throughout the support period. As a result, revenues associated with maintenance services are deferred and recognized as revenue ratably over the term of the contract.

Revenues associated with professional services are recognized at a point in time upon customer acceptance.

Accounting for Share-Based Payments. We account for share-based awards in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (FASB) on stock compensation.

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We have used and expect to continue to use the Black-Scholes option-pricing model to compute the estimated fair value of share-based compensation expense. The Black-Scholes option-pricing model includes assumptions regarding dividend yields, expected volatility, expected option term and risk-free interest rates. The assumptions used in computing the fair value of share-based compensation expense reflect our best estimates, but involve uncertainties relating to market and other conditions, many of which are outside of our control. We estimate expected volatility based primarily on historical daily price changes of our stock and other factors. The expected option term is the number of years that we estimate that the stock options will be outstanding prior to exercise. The estimated expected term of the stock awards issued has been determined pursuant to SEC Staff Accounting Bulletin (SAB) No. 110. If other assumptions or estimates had been used, the share-based compensation expense that was recorded for the years ended September 30, 2019 and 2018 could have been materially different. Furthermore, if different assumptions or estimates are used in future periods, share-based compensation expense could be materially impacted in the future.

Under Accounting Standards Codification (ASC) 718-20-35-7, Repurchase or Cancellation of equity awards, the amount of cash or other assets transferred (or liabilities incurred) to repurchase an equity award shall be charged to equity, to the extent that the amount paid does not exceed the fair value of the equity instruments repurchased at the repurchase date. Any excess of the repurchase price over the fair value of the instruments repurchased shall be recognized as additional compensation cost.

Off-Balance Sheet Arrangements

As of December 31, 2020, and September 30, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Quantitative and Qualitative Disclosures About Market Risk

The Company is not required to provide the information required by this Item as it is a “smaller reporting company,” as defined in Rule 229.10(f)(1).

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Directors, Executive Officers and Corporate Governance

Directors and Executive Officers

Set forth below is information regarding the Company’s current directors and executive officers. There are no family relationships between any of our directors or executive officers. The directors are elected annually by our shareholders. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title	Director Since
Tom Wilkinson	51	Chairman of the Board of Directors	May 2019
Anthony Ambrose	59	Director	June 2019
David Chasteen	43	Chief Executive Officer and Director	August 2019
Sammy Davis DrPH	74	Director	April 2017
Ryan Polk	53	Chief Financial Officer	—
Nicholas Hnatiw	40	Chief Technology Officer	—

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The background and principal occupations of the directors and executive officers of the Company are as follows:

Board of Directors

Tom Wilkinson – Chairman of the Board of Directors

Mr. Wilkinson serves as the Company’s Chairman of the Board of Directors. He is a licensed CPA in Texas. Since October 2019, Mr. Wilkinson has served as the Chief Executive Officer and director of Sonim Technologies (SOMN:NASDAQ), which makes rugged mobile devices. From July 2019 to October 2019, Mr. Wilkinson served as the Interim Chief Executive Officer of the Company. From 2014 to October 2015, he was the Chief Financial Officer of Amherst Holdings, LLC. Mr. Wilkinson joined Xplore Technologies Corp., a NASDAQ traded company, in 2015 where he served as the Chief Financial Officer until 2017 when he took on the position of Chief Executive Officer until the sale of the company to Zebra Technologies in August 2018. He presently owns and operates Wilkinson & Company, a financial and business consulting firm focused on emerging growth pre-IPO and public companies, which he started in January 2014. He has also served as President and Chief Financial Officer of Amherst Holdings, a securities firm and as Managing Partner/Audit Partner with PMB Helin Donovan, a public accounting firm. Mr. Wilkinson has also been a member of the Board of Directors of Astrotech Corporation (NASDAQ: ASTC) since October 2018. He received his Bachelor of Business Administration and Master of Professional Accounting from the University of Texas in 1992. We believe Mr. Wilkinson is qualified to serve on our Board of Directors based on his financial experience.

Anthony Ambrose – Director

Mr. Ambrose serves a director of the Company. Mr. Ambrose has served as a director, President and Chief Executive Officer of Data I/O, the leading global provider of advanced data and security programming solutions, and a NASDAQ listed company (NASDAQ: DAIO) since 2012. Prior to Data I/O, Mr. Ambrose was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm from 2011 to 2012. From 2007 to 2011, he was Vice President and General Manager at RadiSys Corporation, a leading provider of embedded wireless infrastructure solutions, where he established the telecom platform business and grew it to over $125M in annual revenues. He was previously general manager and held several other progressively responsible positions at Intel Corporation, where he led development and marketing of standards-based communications platforms and grew the industry standard server business to over $1B in revenues. Mr. Ambrose has a Bachelor of Science degree in Engineering from Princeton University, and has completed the Stanford University Director Symposium. Mr. Ambrose has also been awarded 2 US Patents in Computing and Data Security. We believe Mr. Ambrose is qualified to serve on our Board of Directors based on his data security and industry experience.

David Chasteen – Chief Executive Officer and Director

Mr. Chasteen serves as a director of the Company. From June 2018 to December 2019, Mr. Chasteen was the Chief Information Security Officer for the City and County of San Francisco Police Department. From June 2016 to June 2018, Mr. Chasteen was a Threat Intelligence Strategist for the City and County of San Francisco where he was responsible for managing city, state and federal intelligence relationships and managing cybersecurity operations for the City and County of San Francisco. From October 2015 to June 2016 Mr. Chasteen was the Western Regional Director for Iraq and Afghanistan Veterans of America. From 2006 to 2014, Mr. Chasteen worked for the Central Intelligence Agency as a Collection Management Officer, Specialized Skills Officer, and finally an Executive Officer, Covert Action Staff. Mr. Chasteen received a B.S. in Political Science from Ball State University in 2000. We believe Mr. Chasteen is qualified to serve on our Board of Directors based on his cybersecurity and industry experience.

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Sammy Davis DrPH – Director

Dr. Davis serves as a director of the Company. Dr. Davis has over 35 + years in hospital and physician practice operations, which includes CEO positions with hospitals and physician group practices. Dr. Davis has over 20 years’ experience in operations, finance, budgeting, financial reporting, revenue cycle management, inventory, payroll, accounts receivable and payable, and information systems in the healthcare industry. Since 2009, Dr. Davis has been a Senior Marketing Liaison with Physician Reliance Corporation. From 2005 to 2009, Dr. Davis was the Chief Executive officer of Renaissance Hospital in the Dallas/Fort Worth Area. From 2004 to 2005, Dr. Davis was the interim Chief Executive Officer of Transition Health Care LTAC in Corpus Christi, Texas. Dr. Davis holds a Doctor of Public Health degree from the University of Texas. We believe Dr. Davis is qualified to serve on our Board of Directors based on his leadership experience.

Executive Officers

Ryan Polk – Chief Financial Officer

Ryan Polk has served as the Company’s Chief Financial Officer since February 1, 2020. Since November 2020, Mr. Polk has served as President of Archytas Automation, an industrial automation company. Mr. Polk served as CEO of Automated Retail Technologies from March 2020 to October 2020. Prior to that he was the CFO and COO of Generation Next Franchise Brands (OTCQB:VEND) from April 2019 to September 2019, the Chief Executive Officer of Generation Next Franchise Brands from October 2019 to January 2020, and also served as Chairman of the Board of Directors from September 2019 to December 2019 (Generation Next Franchise Brands Generation filed a petition for Chapter 11 Bankruptcy protection while Mr. Polk served as the Chairman of the Board and as CEO in December 2019 and then filed a petition for Chapter 7 Bankruptcy in January 2021). Since December 2017 he has also provided financial operating consulting services to small public and private companies through Perissos Partners, a sole proprietorship. From June 2017 to November 2017, he served as CFO of Cellpoint, as an employee before continuing to fulfill the CFO duties through Perissos Partners. He served as President of Motorsport Aftermarket Group from July 2015 to May 2017. Lacy Diversified Industries employed Mr. Polk in executive positions from July 2011 through May 2017. Mr. Polk has also held various vice president and chief financial officer positions during the period prior to Lacy Diversified and also served as a staff accountant with Ernst & Young in the 1990s. He is a graduate of Purdue University with two Bachelor of Science degrees from the Krannert School of Management. His career has focused on both the consumer products and technology industries.

Nicholas Hnatiw –Chief Technology Officer

Nicholas Hnatiw serves as the Company’s Chief Technology Officer since November 2020. Mr. Hnatiw has more than 15 years of experience creating software technologies from network security to artificial intelligence. Mr. Hnatiw has led the design and development of a security risk assessment SaaS platform, run a security monitoring service with a custom-built next generation automation and SIEM system. Prior to the Company, Mr. Hnatiw served as the technical director for network operations supporting U.S. Cyber Command, U.S. Intelligence Agencies, and other Department of Defense research organizations from October 2010 to October 2014. From June 2015 to September 2019, Mr. Hnatiw was the Chief Executive Officer of Loki Labs, a cyber security firm. Mr. Hnatiw is also currently a consultant with Cuesta Partners (since January 2020); a partner and Chief Technology Officer of Sidechannel Security (since February 2020), and the Chief Technology Officer of RealCISO.io (since October 2020). Mr. Hnatiw earned a bachelor of science degree in computer engineering and computer science at the University of Massachusetts, Amherst.

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Corporate Governance

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. Other than Mr. Chasteen’s appointment as a chief executive officer in connection with his employment agreement, there are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors has the responsibility for selecting our appropriate leadership structure. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of our business and what is in the best interests of our shareholders. Our current leadership structure is comprised of a separate Chairman of the Board of Directors and Chief Executive Officer (“CEO”). Mr. Tom Wilkinson serves as Chairman and Mr. David Chasteen serves as CEO. The Board of Directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our Board of Directors believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s CEO, Mr. David Chasteen) and the members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its CEO, while enabling our Chairman to facilitate our Board of Directors’ oversight of management, promote communication between management and our Board of Directors, and support our Board of Directors’ consideration of key governance matters. The Board of Directors believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our Board. Each committee has the composition and responsibilities described below. Our Board may establish other committees from time to time.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as discussed in the individual biographies of our officers and directors, above, none of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

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Committees of the Board of Directors

The following table identifies the current members of each of our committees:

Name	Executive Committee	Audit	Compensation	Corporate Governance/ Nominating
Tom Wilkinson	X*	X	X	X
Anthony Ambrose	X	X*	X	X*
David Chasteen	X
Sammy Davis DrPH	X	X	X	X

* Chairman of the committee

Director Independence

Our Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under the rules of the Nasdaq Stock Market LLC. As our common stock is traded over the counter on the OTCQB, we are not required to comply with such requirements. Nevertheless, the Board considers Dr. Davis and Mr. Ambrose to be “independent” under such rules.

Audit Committee

Messrs. Ambrose, Wilkinson, Davis and Ms. Young serve on the Audit Committee, which is chaired by Mr. Ambrose.

The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements will be included in our Annual Reports on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

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●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Messrs. Ambrose, Wilkinson, and Davis serve on the Compensation Committee, which is chaired by Ms. Young.

The compensation committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

●	evaluating the performance of our chief executive officer considering such corporate goals and objectives and determining the compensation of our chief executive officer;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and making recommendations to our Board about our policies and procedures for the grant of equity-based awards;

●	evaluating and making recommendations to the Board about director compensation;

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Corporate Governance/Nominating Committee

Messrs. Ambrose, Wilkinson, and Davis serve on the Corporate Governance/Nominating Committee, which is chaired by Mr. Ambrose.

The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the Board criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

●	reviewing the size and composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the Board;

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●	recommending to the Board the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our Board and management.

Board of Directors Meetings

During the fiscal year ended September 30, 2020, the Board held five formal meetings of the Board, and also took various actions via the unanimous written consents of the Board. All members of the Board of Directors attended at least 75% of the Board meetings and committee meetings (of the committees on which they served) during the year ended September 30, 2020.

Shareholder Communications with the Board

In connection with all other matters other than the nomination of members of our Board of Directors (as described above), our shareholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Secretary, 6836 Bee Cave Road, Bldg. 1, S#279, Austin, Texas 78746, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular member of the Board of Directors, the communication will be forwarded to a Board member to bring to the attention of the Board.

Code of Business Conduct and Ethics

On August 13, 2020, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide shareholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay,” as well as an advisory vote on how often the company will present say on pay votes to its shareholders. The Company’s shareholders have not yet voted on say-on-pay matters and the Company anticipates proposing a ratification of the prior year’s compensation of executives, as well as the frequency of future votes on executive compensation, at the next meeting of shareholders of the Company which the Company holds.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between shareholders and executives that equity awards are intended to build. Accordingly, the Company discourages short sales of Company stock and any trading in derivatives (such as put and call options) that relate to Company securities by the Company’s officers and directors.

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Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desires to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Code of Ethics

We have adopted a formal Code of Ethics. A copy of our Code of Ethics may be obtained without charge upon written request to Secretary, Cipherloc Corporation, 6836 Bee Cave Road, Bldg. 1, S#279, Austin, TX 78746. The Code of Ethics applies to all officers, directors and employees.

We intend to disclose any amendments or future amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our corporate website within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees to date.

Executive and Director Compensation

Summary Compensation Table

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by (i) our Principal Executive Officer and Principal Financial Officer and (ii) all other executive officers who earned in excess of $100,000 in the fiscal years ended September 30, 2020 and 2019, and each of the other two most highly compensated executive officers of the Company who served in such capacity at the end of the fiscal year whose total salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”):

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SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)#	All Other Compensation ($) (1)		Total ($)
Tom Wilkinson
Chairman of the Board Former Principal Financial Officer and	2020	$50,000	—	$—		$65,000	$115,000
Executive Officer	2019	$25,000	—	$96,500		$10,000	$131,500

David Chasteen	2020	$16,667	—	$—		$20,000	$36,667
Chief Executive Officer and Director	2019	$—	—	$34,939		$10,000	$44,939

Michael De La Garza	2020	$—	—	—		$—	$—
Former Chief Executive Officer and Former Chairman	2019	$413,137	—	—		$50,217	$463,354

Andrew Borene
Former Chairman &	2020	$94,500	$100,000	—		$175,000	$369,500
Chief Executive Officer(2)	2019	$—	—	—		$—	$—

Ryan Polk, Chief Financial Officer(3)	2020	$49,760	—	—		$—	$49,760

Gino Mauriello	2020	$72,917	—	—		$50,000	$122,917
Former Chief Financial	2019	$93,750	—	—		$—	$93,750
Officer(4)

Albert Carlson, PhD
Former Director &	2020	$121,890	—	—	$		$121,890
Chief Scientific	2019	$200,833	—	$57,900		$—	$258,733
Officer (6)

Milton Mattox	2020	$222,865	$15,000	$—		$—	$237,865
Former Chief Operating	2019	$185,417	—	$19,300		$—	$204,717
Officer(5)

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any option awards, non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

# The fair value of stock issued for services is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant.

(1) All other compensation consists primarily of remunerations for director compensation (where applicable), legal settlements (where applicable), severance, auto and health insurance costs.

(2) Mr. Andrew Borene was appointed as Chief Executive Officer on November 25, 2019 and terminated as Chief Executive Officer on April 3, 2020.

(3) Mr. Polk was appointed as Chief Financial Officer on February 1, 2020.

(4) Mr. Mauriello was terminated as Chief Financial Officer on December 13, 2019.

(5) Mr. Mattox resigned from the Company on November 12, 2020.

(6) Mr. Carlson resigned from the Company on December 17, 2019.

Outstanding Equity Awards at Fiscal Year-End

None.

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Compensation of Directors

Annual director compensation is $60,000 for the Chairman of the Board and Lead Independent Director, $40,000 for directors with an additional $4,000 for additional committees. During the years ended September 30, 2020 and 2019, the company paid $170,000 and $40,000 in board fees, respectively. In July 2020, the Board of Directors temporarily deferred cash director payments.

The following table sets forth summary information concerning the compensation we paid to non-executive directors during the year ended September 30, 2020:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Anthony Ambrose	$60,000	$—	$—	$60,000
Sammy Davis DrPH	$40,000	$—	$—	$40,000
Zeynep Young (2)	$20,000	$—	$—	$20,000

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2) Resigned January 19, 2021.

Employment Contracts

David Chasteen

On October 19, 2020, the Board appointed David Chasteen as Chief Executive Officer of the Company. Mr. Chasteen was prior to his appointment, a member of the Board.

In connection with Mr. Chasteen’s appointment as Chief Executive Officer, the Company entered into an Executive Agreement and Offer Letter, each dated October 19, 2020, with Mr. Chasteen (collectively, the “Chasteen Employment Agreement”), pursuant to which he will receive a base annual salary of $100,000, payable in accordance with the Company’s standard payroll schedule, and other customary benefits. Mr. Chasteen is also eligible to receive (i) an annual cash bonus based on personal and Company-based metrics; and (ii) annual grants of stock-options and/or restricted stock units at the discretion of the Company’s Board of Directors. Mr. Chasteen is further eligible to receive discretionary bonuses payable from time to time in cash, stock or options, in the discretion of the Board.

If the Company terminates Mr. Chasteen’s employment other than for Cause (as defined in the Chasteen Employment Agreement) or Mr. Chasteen resigns for Good Reason (as defined in the Chasteen Employment Agreement), then the Company is obligated to pay to Mr. Chasteen an amount equal to six (6) months of his salary. Additionally, during Mr. Chasteen’s employment, if the Company sells all or substantially all of its assets or consummates a merger, reorganization or similar transaction in which a majority of the equity in the surviving company is not owned by the stockholders of the Company immediately prior to such a transaction, then Mr. Chasteen will receive a bonus equal to 5% of the Net Proceeds of such a transaction. Net Proceeds are defined as the purchase price, less costs incurred to complete the sale, to include but not limited to accounting, legal, due diligence, commissions, investment banking fees or similar costs that are necessitated by the applicable transaction.

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Certain Relationships and Related Transactions

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions” section, the following sets forth a summary of all transactions since January 1, 2019, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for September 30, 2020 and 2019, and in which any officer, director, or any shareholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest (other than compensation described above under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

De La Garza Settlement

On August 28, 2020, we entered into a Settlement Agreement and Mutual General Release (the “Settlement”) with Michael De La Garza, a former director of the Company. The Settlement related to certain actions, including (i) CipherLoc Corporation vs. Michael De La Garza, MSR, LLC, and James LaGanke, as Trustee of the Caramel Trust II, Civil Action No. 1:19-CV-01147-LY in the United States District Court for the Western District of Texas, Austin Division, (ii) CipherLoc Corporation vs. Michael De La Garza, Cause No. D-1-GN-19-005253 in the 53rd Judicial District Court of Travis County, Texas, and (iii) Michael De La Garza and CipherLoc, Inc. v. Tom Wilkinson, Anthony Ambrose, Manchester PR, LLC and Manchester Explorer, LP; Cause No. D-1-GN-19-004708 in the 53rd Judicial District Court of Travis County, Texas. Under the Settlement, all of the foregoing actions were dismissed with prejudice. Pursuant to the Settlement, Mr. De La Garza, agreed to, among other things, (i) resign as a director of the Company and confirmed that he had no disagreements with the Board of Directors, and (ii) return 13,137,757 shares of the Company’s common stock, $0.01 par value per share (the “Forfeited Stock”), held by him to the Company’s treasury. We agreed to pay Mr. De La Garza an aggregate sum of $400,000 (the “Settlement Amount”), payable as follows: (A) $300,000 on or before ten (10) business days after the last to occur (the “Settlement Date”) of (i) the execution of the Settlement by Mr. De La Garza, (ii) actual receipt by the Company of the Forfeited Stock and consummation of the deliveries contemplated by the Settlement, and (iii) the receipt by the Company of a completed Internal Revenue Service Form W-9 from Mr. De La Garza; and (B) $25,000 on each of the four (4) succeeding quarterly anniversaries of the Settlement Date. Notwithstanding the foregoing, in the event that Mr. De La Garza is not in compliance with the Settlement on any such payment date, then no payment shall be due and we will have the right to pursue any and all remedies against De La Garza including, without limitation, seeking the return of all amounts paid. In exchange for the consideration described above, and subject to the terms and conditions set forth in the Settlement, the Company and Mr. De La Garza mutually agreed to grant each other a general release.

Other Payments

Skylar, Olivia and Robin De La Garza, the immediate family members of former CEO Michael De La Garza, earned $52,278, $47,176 and $53,000, respectively, in compensation for the year ended September 30, 2019. In August 2019, Robin and Skylar De La Garza were terminated as employees of the Company. The Company also paid $11,394 in educational costs of Skylar De La Garza and $6,200 in moving expenses of Olivia De La Garza. Michael De La Garza was the CEO and director of the Company during the period of time when these payments were made.

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Review, Approval or Ratification of Transactions with Related Parties

Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. The material facts as to a related party’s relationship or interest in the transaction are disclosed to our Board of Directors prior to their consideration of such transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the shareholders, who must approve the transaction in good faith. The Company does not have a related party transactions policy in place.

Where You Can Find Additional Information

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 6836 Bee Cave Road, Bldg. 1, S#279, Austin, Texas 78746.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Available Information

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Commission. Copies of the reports, proxy statements and other information may be examined without charge on the Internet at https://www.sec.gov.

Our website address is https://cipherloc.net. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Indemnification of Directors and Officers

Section 7.001 of the Texas Business Organizations Code (the “TBOC”) permits a Texas corporation to limit the personal liability of directors to it or its shareholders for monetary damages for any act or omission in a director’s capacity as director. Under the provisions of Chapter 8 of the TBOC, we may indemnify our directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with or in defending any action, suit or proceeding in which he or she is a party by reason of his or her position. With respect to any proceeding arising from actions taken in his or her official capacity as a director or officer, he or she may be indemnified so long as it shall be determined that he or she conducted himself in good faith and that he or she reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his or her official capacity as a director or officer, a director may be indemnified as long as he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he or she had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

81

Our Amended and Restated Bylaws require us to indemnify persons who are or were, at any time, a director or officer of the Company both in their capacities as directors and officers of the Company and, if serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic Company, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a director or officer or to serve in any of such other capacities and shall inure to the benefit of his or her heirs, executors and administrators.

Such Amended and Restated Bylaws also provide that the Company shall indemnify persons who are or were, an employee or agent of the Company, or persons who are not or were not employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic Company, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of the Company, “Corporate Functionaries”) against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigation, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC, and the Company may indemnify such persons to the extent permitted by the TBOC as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of his or her heirs, executors and administrators. Any director, officer, trustee, and employees (but only those employees serving in an administrative capacity (x) as a fiduciary, (y) dealing with the Company’s international, national or regional financial matters, or (z) handling international, national or regional team member services matters), agent, or similar functionary of any of the Company’s direct or indirect wholly-owned subsidiaries), shall be deemed to be serving in such capacity at the request of the Company.

The rights to indemnification include the right to be paid by the Company the reasonable expenses incurred in defending any such action, suit or proceeding, in advance of its final disposition (such advances to be paid by the Company within 30 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time), to the maximum extent permitted by the TBOC as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader advancement rights than said law permitted the Company to provide prior to such amendment), subject only to such written affirmation or undertaking as may be required to be furnished by the claimant under the TBOC.

Additionally, our Articles of Incorporation, as amended, provide that no director of the Company is liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director occurring after August 31, 1987, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an act taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or payment of a dividend. Additionally, a director shall not be liable to the fullest extent permitted by any amendment to the Texas statutes that further limits the liability of a director.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Index to Financial Statements

Unaudited Financial Statements for the Three Months Ended December 31, 2020 and 2019

Audited Financial Statements for the Years Ended September 30, 2020 and 2019

83

CIPHERLOC CORPORATION

BALANCE SHEETS

(UNAUDITED)

	December 30, 2020	September 30, 2020
ASSETS
Current assets
Cash	$399,876	$1,079,839
Prepaid expenses	181,900	258,424
Total current assets	581,776	1,338,263

Other assets	140,132	200,000
Operating lease ROU asset	260,779	291,140
Total assets	$982,687	$1,829,403

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$852,928	$840,234
Accrued compensation	—	10,000
Operating lease liability – current portion	135,058	132,608
Paycheck protection program loan – current portion	260,499	216,902
Deferred revenue	6,667	15,417
Total current liabilities	1,255,152	1,215,161

Paycheck protection program loan – long term	104,931	148,528
Operating lease liability – long-term portion	569,276	603,676
Total liabilities	1,929,359	1,967,365

Series A convertible preferred stock, $0.01 par value, 1,000,000 shares authorized; nil and 1,000,000 shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	—	10,000
Common stock, $0.01 par value, 681,000,000 shares authorized; 27,377,696 and 27,505,196 shares outstanding; and 40,792,510 and 40,792,510 issued as of December 31, 2020 and September 30, 2020, respectively	407,925	407,925
Treasury stock, at cost 13,414,814 and 13,287,314 shares as of December 31, 2020 and September 30, 2020, respectively	(590,000)	(550,000)
Additional paid-in capital	68,461,746	68,420,721
Accumulated deficit	(69,226,343)	(68,426,608)
Total stockholders’ deficit	(946,672)	(137,962)
Total liabilities and stockholders’ deficit	$982,687	$1,829,403

The accompanying notes are an integral part of these unaudited financial statements.

F-1

CIPHERLOC CORPORATION

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	December 31,
	2020	2019
Revenues	$8,750	$18,750
Cost of revenues	—	—
Gross profit	8,750	18,750

Operating expenses
General and administrative	661,692	1,304,780
Sales and marketing	25,000	256,044
Research and development	121,793	566,015
Total operating expenses	808,485	2,067,400
Operating loss	(799,735)	(2,108,089)

Other income (expenses)
Interest income (expense), net	—	—
Net loss	$(799,735)	$(2,108,089)

Net loss per common share – basic and diluted	$(0.03)	$(0.05)

Weighted average common shares outstanding – basic and diluted	27,377,696	40,792,510

The accompanying notes are an integral part of these unaudited financial statements.

F-2

CIPHERLOC CORPORATION

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(799,735)	$(2,108,089)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	—	5,404
Stock-based compensation	41,025	51,574
Changes in operating assets and liabilities:
Prepaid expenses and other assets	136,392	56,641
Accounts payable and accrued liabilities	11,105	7,423
Accrued compensation	(10,000)	(142,295)
Deferred revenue	(8,750)	(18,750)
Net cash used in operating activities	(629,963)	(2,148,092)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	—	(13,841)
Net cash used in investing activities	—	(13,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of preferred stock	(10,000)	—
Purchase of treasury stock	(40,000)	—
Net cash used in financing activities	(50,000)	—

DECREASE IN CASH	(679,963)	(2,161,933)
CASH, BEGINNING OF PERIOD	1,079,839	7,839,472
CASH, END OF PERIOD	$399,876	$5,677,539

NON-CASH INVESTING AND FINANCING ACTIVITIES:
ROU asset	$—	$209,419
ST operating lease liability	$—	$102,251
LT operating lease liability	$—	$102,413

The accompanying notes are an integral part of these unaudited financial statements.

F-3

CIPHERLOC CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Preferred Stock		Common Stock		Treasury	Additional Paid-in	Accumulated	Stockholders’
For the Three Months ended December 31, 2020	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Equity
Balance at September 30, 2020	1,000,000	$10,000	40,792,510	$407,925	$(550,000)	$68,420,721	$(68,426,608)	$(137,962)
Preferred and treasury shares acquired	(1,000,000)	(10,000)			(40,000)			(50,000)
Stock option expense issued to directors & employees	—	—	—	—	—	41,025	—	41,025
Net loss	—	—	—	—		—	(799,735)	$(799,735)
Balance at December 31, 2020	—	$—	40,792,510	$407,925	$(590,000)	$68,461,746	$(69,226,343)	$(946,672)

For the Three Months ended December 31, 2019	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at September 30, 2019	1,000,000	$10,000	40,792,510	$407,925	$68,225,825	$(61,456,533)	$7,187,217
Stock option expense issued to directors & employees	—	—	—	—	51,574	—	51,574
Net loss	—	—	—	—	—	(2,108,089)	(2,108,089)
Balance at December 30, 2019	1,000,000	$10,000	40,792,510	$407,925	$68,277,399	$(63,564,622)	$5,130,702

The accompanying notes are an integral part of these unaudited financial statements.

F-4

CIPHERLOC CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019

(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Cipherloc Corporation (the “Company” or “Cipherloc”) was incorporated in the State of Texas on June 22, 1953 under the name “American Mortgage Company.” Effective August 27, 2014, we changed our name to “Cipherloc Corporation.” Our headquarters are located at 6836 Bee Cave Road, Building 1, S#279, Austin, TX 78746. Our website is www.cipherloc.net.

NOTE 2 - GOING CONCERN

We do not believe that our existing cash balances are sufficient to fund future operations for the next 12 months. We are considering options to issue additional equity as a means to increase liquidity sufficient to fund operations into the start of calendar year 2022. If we are unsuccessful doing so, then the Company will cease operations.

At December 31, 2020, the Company had not yet achieved profitable operations. We had a net loss of approximately $7.0 million for the year ended September 30, 2020 and had an accumulated deficit in aggregate of approximately $69.2 million from our inception through December 31, 2020. We expect to incur further losses in the development of our business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent on its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management’s plan to address the Company’s ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) generating cash flow from operations. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

These financial statements have been prepared assuming that the Company will continue as a going concern and therefore, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classifications of liabilities that may result from the outcome of this uncertainty.

NOTE 3 - BASIS OF PRESENTATION OF INTERIM FINANCIAL STATEMENTS

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Operating results for the three months ended December 31, 2020 are not necessarily indicative of the results that may be expected for the year ending September 30, 2021. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended September 30, 2020 have been omitted; this report should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended September 30, 2020 included within the Company’s Form 10-K as filed with the Securities and Exchange Commission.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents. At December 31, 2020 and September 30, 2020, cash includes cash on hand and cash in the bank. The balance of such accounts, at times, may exceed federally insured limits, as guaranteed by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC insures these deposits up to $250,000. At December 31, 2020, $149,876 of the Company’s cash balance was uninsured.

Basic and Diluted Net Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the reporting period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest, resulting in the issuance of common stock that could share in the earnings of the Company. As of December 31, 2020, and December 31, 2019, the Company had 1,000,000 shares of preferred stock outstanding, which are convertible into 1,500,000 shares of common stock.

Diluted loss per share is the same as basic loss per share during periods where net losses are incurred since the inclusion of the potential common stock equivalents would be anti-dilutive as a result of the net loss. During the three months ended December 31, 2020, 23,746,866 warrants, 800,000 stock options and 1,000,000 shares of convertible preferred stock were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the three months ended December 31, 2019, 24,216,866 warrants and 1,000,000 shares of convertible preferred stock were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive.

F-5

Research and Development and Software Development Costs

The Company expenses all research and development costs, including patent and software development costs. Our research and development costs incurred for the three months ended December 31, 2020 and 2019 were $121,793 and $566,015, respectively.

Revenue Recognition

The Company recognizes revenues in accordance with the provisions of Accounting Standards Update 2014-09, “Revenue from Contracts with Customers,” and a series of amendments which together we identify as “ASC Topic 606”.

Central to the new revenue recognition guidance is a five-step revenue recognition model that requires reporting entities to:

1.	Identify the contract,
2.	Identify the performance obligations of the contract,
3.	Determine the transaction price of the contract,
4.	Allocate the transaction price to the performance obligations, and
5.	Recognize revenue.

The Company accounts for a promise to provide a customer with a right to access the Company’s intellectual property as a performance obligation satisfied over time because the customer will simultaneously receive and consume the benefit from the entity’s performance of providing access to its intellectual property as the performance occurs.

Software License Agreements

During fiscal the fiscal year ended September 30, 2019, the Company entered into a one-year agreement with SoundFi LLC (“SoundFi”) which automatically renews for subsequent one-year periods unless otherwise terminated by either party. Cipherloc received $25,000 from SoundFi during the year ended September 30, 2020.

The Company executed an annual software licensing agreement with Castle Shield during the year ended September 30, 2020 which also include auto-renewing terms. Castle Shield made a $10,000 payment to the Company based on the terms of their agreement with Cipherloc.

During the three-months ended December 31, 2020, the Company recognized $8,750 in licensing revenue from the SoundFi and Castle Shield agreements.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in the ASC. There have been several ASUs to date that amend the original text of the ASCs. Other than those discussed below, the Company believes those ASUs issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance removes certain exceptions to the general principles in Topic 740 and enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company are currently evaluating the impact of ASU 2019-12 on its financial statements, which is effective for the Company in its fiscal year and interim periods beginning on October 1, 2021.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurements (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to modify the disclosure requirements for fair value measurements. The ASU removes certain disclosure requirements related to transfers between fair value hierarchy levels and valuation processes for Level 3 fair value measurements. It modifies certain disclosure requirements for investments in entities that calculate net asset value. It adds certain disclosure requirements regarding gains and losses for recurring Level 3 fair value measurements and unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

The Company adopted ASU 2018-13 on October 1, 2020 and the adoption of this update did not have a material impact on the Company’s financial position, results of operations and cash flows.

F-6

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718, Compensation – Stock Compensation, which currently only includes share-based payments to employees, to include share-based payments issued to nonemployees for goods or services. Thus, accounting for share-based payments to nonemployees and employees will be substantially aligned. ASU 2018-07 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted ASU 2018-07 on October 1, 2019 and the adoption of this update did not have a material impact on the Company’s financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset (ROU) and corresponding lease liability, including leases currently accounted for as operating leases. Leases of mineral reserves and related land leases have been exempted from the standard. We adopted ASU 2016-02, Leases, on October 1, 2019. We elected the “package of practical expedients” within the standard which permits us not to reassess prior conclusions about lease identification, lease classification and initial direct costs. We made an accounting policy election to not separate lease and non-lease components for all leases. The adoption of this standard resulted in the recognition of right-of-use assets and lease liabilities of $0.2 million, which were not previously recorded on our balance sheet.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation

Other than as set forth below, the Company is not currently involved in any litigation that it believes could have a material adverse effect on its financial condition or results of operations.

In December 2017, a disgruntled former consultant brought an action in Texas state court against the Company and its former chief executive officer, alleging fraud and misrepresentation pertaining to stock and payments alleged to be owed to the consultant. The Company believes it has made all required payments and delivered the stock to the consultant. The consultant also included a claim of partial ownership of certain of the Company’s patents, which the Company believes is without merit. The case is currently being defended by the Company.

In August 2019, the Board of Directors formed a special committee of independent directors (the “Special Committee”) to investigate certain activities of Michael De La Garza (“De La Garza”), our former chief executive officer. Also, in that same month, the Company initiated litigation against De La Garza in the District Court of Travis Country, Texas (the “Court”). On September 25, 2019, the Court entered a temporary injunction against De La Garza enjoining him from numerous acts. The Special Committee investigated certain activities of De La Garza, including the Ageos, LLC Operating Agreement, the QHCI/Noun note receivable, an advance/bonus, personal expenditures, and other items. All amounts expended have been expensed as of September 30, 2019.

The Company also sued De La Garza, among others, in federal district court seeking to invalidate the issuance of Series A preferred stock to him in 2015. The preferred shares were converted to 13.5 million shares of common stock by De La Garza during 2018.

All litigation with De La Garza was settled on August 28, 2020 with De La Garza and the Company entering into a Settlement Agreement, whereby De La Garza agreed to return 13.1 million shares of common stock to the Company and the Company agreed to pay De La Garza $400,000 between September 30, 2020 and September 30, 2021. At December 31, 2020, Cipherloc owed $75,000 in settlement payments which will be made in $25,000 equal payments on March 1, 2021, June 1, 2021, and September 1, 2021, respectively.

F-7

The Company also sought to invalidate the issuance of 1 million shares of the Company’s Series A preferred stock in or around 2011 to former director and chief financial officer, Pamela Thompson, which stock was being held by the Carmel Trust II. As such, the Company initiated an action against James LeGanke, as Trustee of Carmel Trust II, in federal district court as part of its efforts to invalidate those shares. The Company alleged that Thompson failed to comply with both state law and the Company bylaws when she De La Garza caused the Company to issue the preferred stock to themselves as purported compensation. The action was settled on January 11, 2021, for $50,000 in exchange for the return of the 1,000,000 shares of Series A preferred stock and 127,500 shares of the Company’s common stock. The settlement payment was included in the December 31, 2020 balance sheet as an accrued liability.

In October, 2020, Ageos, LLC, a Virginia limited liability company (“Ageos”), filed a Third-Party Complaint against the Company (Third Party Case No. GV20015643-00) in connection with the pending action titled Scandium, LLC v. Ageos, LLC (Case No. GV20014313-00) in the General District Court for Fairfax County in the Commonwealth of Virginia. The action relates to an operating agreement, by and between the Company and Ageos, whereby the Company agreed to guarantee Ageos’s lease in order to enable the leasing of space in Fairfax County, VA. The Company’s subsequently terminated the agreement with Ageos and offered to take over the space as an accommodation. Ageos declined. Ageos’s third party complaint demands from the Company, among other things, all damages obtained by Scandium, LLC against Ageos; (ii) other compensatory damages in connection with certain lease payments under the lease discussed above; and (iii) pre-judgment interest. This lawsuit is ongoing, and its resolution is unknown.

Leases

As of December 31, 2020, the Company had one lease agreement for facilities.

In February 2020, the Company leased approximately 3,666 square feet of office space on 2107 Wilson Boulevard, Arlington, Virginia. The lease for this facility began on February 1, 2020 and continues until July 31, 2025. The base annual rent is $159,471, a $100,000 security deposit was paid, and abatement of monthly rent payments was provided until August 1, 2020, and the lease provides for annual rent increases of approximately 2.5%. The amount of future payments guaranteed is $782,214.

As the result of restructuring actions intended to conserve cash during the COVID-19 crisis, the landlord of the Wilson Boulevard space was notified that the Company no longer needed the space and is seeking an amicable and reasonable termination of the lease agreement.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenant.

Operating Leases

Operating leases are included in operating lease ROU lease assets, and operating lease liabilities and operating long-term lease liabilities on the Balance Sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease expense is recognized in the period in which the obligation for those payments is incurred. Lease expense is included in general and administrative expense in the statements of operations and is reported net of lease income. Lease income is not material to the results of operations for the three months ended December 31, 2020.

F-8

Cash Flows

An initial right-of-use asset of $233,751 was recognized as a non-cash asset addition with the adoption of the new lease accounting standard. In February 2020, the Company’s new lease in Arlington, Virginia added approximately $746,000 in new lease obligations. Cash paid for amounts included in the present value of operating lease liabilities was $39,868 during first quarter 2021 and is included in operating cash flows.

The weighted average remaining lease terms and discount rates for all of our operating lease were as follows as of December 31, 2020:

Remaining lease term and discount rate:	December 31, 2020
Weighted average remaining lease terms (years)
Lease facilities	4.58

Weighted average discount rate
Lease facilities	4.35%

Significant Judgements

Significant judgements include the discount rates applied, the expected lease terms, and lease renewal options.

Future annual minimum lease obligations at December 31, 2020 are as follows:

Year ending September 30	Amount
2021	$122,267
2022	166,180
2023	170,322
2024	174,575
2025	148,870
$782,214

Rent expense totaled $38,279 and $22,744 for the three months ended December 31, 2020 and 2019, respectively.

NOTE 6 – DEBT

On April 6, 2020, to supplement its cash balance, the Company submitted their application for a Paycheck Protection Program (“PPP”) loan (the “SBA loan”) sponsored by the U.S. Small Business Administration in the amount of $365,430. On April 12, 2020, Company’s SBA loan application was approved, and the Company received loan proceeds on April 22, 2020. The SBA loan has an interest rate of 1% and matures on April 12, 2022.

Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) provides for forgiveness of up to the full principal amount of qualifying loans guaranteed under the PPP. The PPP and loan forgiveness are intended to provide economic relief to small businesses, such as the Company, that are adversely impacted under the COVID-19 Emergency Declaration issued by President Donald J. Trump on March 13, 2020.

As a result of staff reductions during 2020, the Company expects the ultimate amount of loan forgiveness to be less the original principal of the PPP SBA loan.

The PPP loan balance at December 31, 2020 was $365,430. The Company filed for partial loan forgiveness on January 29, 2021 but has not received approval of its forgiveness application as of the time of this filing.

NOTE 7 - STOCKHOLDERS’ EQUITY (DEFICIT)

The Company is authorized to issue 681,000,000 common shares and 1,000,000 preferred shares, each at a par value of $0.01 per share.

Common Stock

During the three months ended December 31, 2020, there were no issuances of common stock.

During the three months ended December 31, 2019, the Company issued 620,000 shares of stock options to the employees with a fair value of $459,019, of which $12,751 was recorded as stock-based compensation expenses in research and development, marketing and general administration expense. Options will vest over a three-year period ratably. Of the 620,000 options, 500,000 options have a strike price of $0.78 and the remaining 120,000 have a strike price of $0.81. Total stock compensation expense was $51,574 for the quarter ended December 31, 2019.

Series A Preferred Stock

Each outstanding share of Series A preferred stock is convertible into the Company’s common stock at a rate of one preferred share to 1.5 common shares. Each share of preferred stock has 1.5 votes on all matters presented to be voted by the holders of common stock. The holders of preferred stock can only convert the shares upon approval of the Company’s Board of Directors. If declared by the Board of Directors, holders of preferred stock are entitled to receive dividends prior and in preference to any declaration or payment of any dividend on the common stock of the Company. In the event of liquidation or dissolution of the Company, holders of preferred stock shall be paid out of the assets of the Company prior and in preference to any payment or distribution to holders of common stock of the Company.

NOTE 8 – SUBSEQUENT EVENTS

On January 11, 2021, settlement was reached in relation to suit filed by the Company against James LeGanke, as Trustee of Carmel Trust II, and was settled for $50,000 in exchange for the return of 1,000,000 shares of Series A Preferred Stock and 127,500 shares of common stock to the Company.

On February 5, 2021, the Company filed amendments to its Articles of Incorporation with the Texas Secretary of State.

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Cipherloc Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cipherloc Corporation (the “Company”) as of September 30, 2020 and 2019, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from its operations, has negative working capital, and a significant accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Briggs & Veselka Co.
We have served as the Company’s auditor since 2019.
Houston, Texas

December 28, 2020

F-10

CIPHERLOC CORPORATION

BALANCE SHEETS

	September 30, 2020	September 30, 2019
ASSETS
Current assets
Cash	$1,079,839	$7,839,472
Prepaid expenses	258,424	121,371
Total current assets	1,338,263	7,960,843

Other assets	200,000	7,566
Operating lease ROU asset	291,140	—
Fixed assets, net	—	40,182
Total assets	$1,829,403	$8,008,591

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$840,234	$650,681
Accrued compensation	10,000	142,293
Operating lease liability – current portion	132,608	—
Paycheck protection program loan – current portion	216,902	—
Deferred revenue	15,417	28,400
Total current liabilities	1,215,161	821,374

Paycheck protection program loan – long term	148,528	—
Operating lease liability – long-term portion	603,676	—
Total liabilities	1,967,365	821,374

Commitments and contingencies

Series A convertible preferred stock, $0.01 par value, 1,000,000 shares authorized; 1,000,000 shares issued and outstanding as of September 30, 2020 and September 30, 2019	10,000	10,000
Common stock, $0.01 par value, 681,000,000 shares authorized; 27,505,196 and 40,792,510 shares outstanding; and 40,792,510 and 40,792,510 issued as of September 30, 2020 and September 30, 2019, respectively	407,925	407,925
Treasury stock, at cost 13,287,314 shares	(550,000)	—
Additional paid-in capital	68,420,721	68,225,828
Accumulated deficit	(68,426,608)	(61,456,536)
Total stockholders’ equity (deficit)	(137,962)	7,187,217
Total liabilities and stockholders’ equity (deficit)	$1,829,403	$8,008,591

The accompanying notes are an integral part of these financial statements.

F-11

CIPHERLOC CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended
	September 30,
	2020	2019
Revenues	$47,983	$46,600

Cost of revenues	—	—
Gross profit	47,983	46,600

Operating expenses:
General and administrative	4,573,673	3,372,047
Sales and marketing	710,595	1,772,197
Research and development	1,689,455	1,744,480
Total operating expenses	6,973,723	6,888,724

Operating loss	(6,925,740)	(6,842,124)

Other (expenses) income:
Loss on disposal of asset	(44,332)	—
Interest income, net	—	8,101
Total other income, net	(44,332)	8,101

Net loss	$(6,970,072)	$(6,834,023)

Net loss per common share - Basic and diluted:	$(0.18)	$(0.17)

Weighted average common shares outstanding - Basic and diluted	39,495,185	40,792,510

The accompanying notes are an integral part of these financial statements.

F-12

CIPHERLOC CORPORATION

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	Preferred Stock		Common Stock			Additional		Stockholders’
	Shares	Amount	Shares Issued	Amount	Treasury Stock	Paid-in Capital	Accumulated Deficit	Equity (Deficit)
Balance at, September 30, 2018	1,000,000	$10,000	40,743,917	$407,438	$0	$68,169,157	$(54,622,513)	$13,964,082
Common stock issued to an employee	—	—	9,346	94		11,122	—	11,216
Stock option expense issued to directors and officers	—	—	—	—		45,942	—	45,942
Common stock issued for services	—	—	20,000	200		39,800	—	40,000
Correction of shares outstanding	—	—	19,247	193		(193)	—	—
Refund of oversubscription	—	—	—	—		(40,000)	—	(40,000
Net loss	—	—	—	—		—	(6,834,023)	(6,834,023)
Balance at September 30, 2019	1,000,000	$10,000	40,792,510	$407,925	$0	$68,225,825	$(61,456,536)	$7,187,217
Stock option expense issued to directors and officers	—	—	—	—		194,896	—	194,896
Purchase of treasury stock	—	—	—	—	$(550,000)	—	—	$(550,000)
Net loss	—	—	—	—		—	(6,970,072)	(6,970,072)
Balance at September 30, 2020	1,000,000	$10,000	40,792,510	$407,925	$(550,000)	$68,420,721	$(68,426,608)	$(137,962)

The accompanying notes are an integral part of these financial statements.

F-13

CIPHERLOC CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended
	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,970,072)	$(6,834,023)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,243	16,927
Stock-based compensation	194,896	57,158
Impairment loss	382,961	—
Loss on disposal of asset	44,333	—
Stock issued for services	—	40,000
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(322,912)	(116,719)
Accounts payable and accrued liabilities	151,736	598,638
Accrued compensation	(132,293)	69,804
Deferred revenue	(12,983)	28,400
Net cash used in operating activities	(6,646,091)	(6,139,815)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(28,972)	(37,059)
Net cash used in investing activities	(28,972)	(37,059)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	(450,000)	—
Proceeds from PPP loan	365,430	—
Repayment of oversubscription	—	(40,000)
Net cash provided by (used in) financing activities	(84,570)	(40,000)

DECREASE IN CASH	(6,759,633)	(6,216,874)
CASH, BEGINNING OF YEAR	7,839,472	14,056,346
CASH, END OF YEAR	$1,079,839	$7,839,472

NON-CASH INVESTING AND FINANCING ACTIVITIES :
Capitalization of ROU asset	$746,125	$—
ST operating lease liability recorded	$61,264	$—
LT operating lease liability recorded	$684,861	$—
Unpaid treasury stock	$100,000	—

The accompanying notes are an integral part of these financial statements.

F-14

CIPHERLOC CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

NOTE 1 - DESCRIPTION OF BUSINESS

Cipherloc Corporation (the “Company” or “Cipherloc”) was incorporated in the State of Texas on June 22, 1953 as American Mortgage Company. Effective August 27, 2014, the Company changed its name to Cipherloc Corporation.

NOTE 2 - GOING CONCERN

We do not believe that our existing cash balances are sufficient to fund future operations for the next 12 months. We are considering options to issue additional equity as a means to increase liquidity sufficient to fund operations into the start of calendar year 2022. If we are unsuccessful doing so, then the Company will cease operations.

At September 30, 2020, the Company had not yet achieved profitable operations. We had a net loss of approximately $7.0 million for the year ended September 30, 2020 and had an accumulated deficit in aggregate of approximately $68.4 million since our inception. We expect to incur further losses in the development of our business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent on its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management’s plan to address the Company’s ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) generating cash flow from operations. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

These financial statements have been prepared assuming that the Company will continue as a going concern and therefore, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classifications of liabilities that may result from the outcome of this uncertainty.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company’s most significant estimate relates to the valuation of its convertible note.

Legal

The Company is subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

Cash and Cash Equivalents and Concentration of Credit Risk

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and 2019. At September 30, 2020 and 2019, cash includes cash on hand and cash in the bank. The Company maintains its cash in accounts held by large, globally recognized banks which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (FDIC). The FDIC insures these deposits up to $250,000. As of September 30, 2020, $829,839 of the Company’s cash balance was uninsured. The Company has not experienced any losses on cash.

Fixed Assets

Fixed assets are recorded at cost and depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Equipment and furniture are depreciated over an estimated useful life of three (3) to five (5) years. Leasehold improvements are depreciated over the lesser of the related lease term or a useful life of ten (10) years. Software is depreciated over an estimated useful life of three (3) years.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value. There was no impairment recorded during the year ended September 30, 2019. During the year ended September 30, 2020, the Company recorded an impairment loss of $382,961 related to its Virginia lease. In addition, the Company recorded a loss of $44,336 on the disposal of fixed assets.

F-15

Fair Value of Financial Instruments

The Company’s financial instruments consisted primarily of cash, accounts payable and accrued expenses, deferred revenue, convertible note payable, as well as embedded conversion features. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Fair value is focused on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Within the measurement of fair value, the use of market-based information is prioritized over entity specific information and a three-level hierarchy for fair value measurements is used based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active;

●	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair values of the embedded conversion features in the Company’s convertible notes and of the warrants issued by the Company were determined using level 2 measurements and are discussed in further detail in Notes 5 and 8, respectively.

Customer Concentration

During the year ended September 30, 2020 two customers accounted for approximately 100% of the Company’s revenues. During the year ended September 30, 2019, one customer accounted for approximately 100% of the Company’s revenues.

F-16

Revenue Recognition

The Company recognizes revenues in accordance with the provisions of Accounting Standards Update 2014-09, “Revenue from Contracts with Customers,” and a series of amendments which together we identify as “ASC Topic 606”. This new accounting standard, which we adopted on October 1, 2018 using the permitted modified retrospective method, outlines a single comprehensive model for entities to use in accounting for revenues arising from contracts with customers. The new standard supersedes most previous revenue recognition guidance, including industry-specific guidance. The effect of the adoption of ASC Topic 606 on retained earnings as of October 1, 2018 was not material. The differences between our reported operating results for the nine months ended June 30, 2020, which reflect the application of the new standard on our contracts, and the results that would have been reported if the accounting was performed pursuant to the accounting standards previously in effect, also were not material.

Central to the new revenue recognition guidance is a five-step revenue recognition model that requires reporting entities to:

1. Identify the contract,

2. Identify the performance obligations of the contract,

3. Determine the transaction price of the contract,

4. Allocate the transaction price to the performance obligations, and

5. Recognize revenue.

The Company accounts for a promise to provide a customer with a right to access the Company’s intellectual property as a performance obligation satisfied over time because the customer will simultaneously receive and consume the benefit from the entity’s performance of providing access to its intellectual property as the performance occurs.

Nature of Products and Services

Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized upfront at the point in time when the software is made available to the customer. In cases where the license is being modified at the direction of the customer the revenue is being recognized ratably over the term of the arrangement. Revenue allocated to software maintenance and support services is recognized ratably over the contractual support period.

Professional services are primarily related to software implementation services and associated revenue is recognized upon customer acceptance.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a contract asset or receivable when revenue is recognized prior to invoicing, or unearned revenue when revenue is recognized subsequent to invoicing. For perpetual licenses with multi-year product maintenance agreements, the Company generally invoices customers at the beginning of the coverage period. For multi-year subscription licenses, the Company generally invoices customers annually at the beginning of each annual coverage period. The Company records a contract asset related to revenue recognized for multi-year on-premises licenses as its right to payment is conditioned upon providing product support and services in future years.

There were no accounts receivable balances on September 30, 2020 and 2019. There was no adjustment needed to the accounts receivable for the cumulative effect of applying ASC 606 under the modified retrospective method. There was no impact on the opening balance contract assets and liabilities, for the cumulative effect of applying ASC 606 under the modified retrospective method as of October 1, 2018.

Deferred revenue is comprised mainly of unearned revenue related maintenance and technical support on term and perpetual licenses. Maintenance and technical support revenue are recognized ratably over the coverage period. Deferred revenue also includes contracts for professional services to be performed in the future which are recognized as revenue when the company delivers the related service pursuant to the terms of the customer arrangement.

F-17

Changes in deferred revenue were as follows:

Year Ended September 30, 2019
Balance on September 30, 2018	$—
Cumulative effect of applying ASC 606 under the modified retrospective method*	—
Deferral of revenue	75,000
Recognition of revenue	(46,600)
Balance at September 30, 2019	$28,400

Year Ended September 30, 2020
Balance on September 30, 2019	$28,400
Deferral of revenue	35,000
Recognition of revenue	(47,983)
Balance at September 30, 2020	$15,417

*See Note (1) Summary of Significant Accounting Policies, section (s) to our Financial Statements for further information.

Deferred revenue includes invoiced revenue allocated to remaining performance obligations that has not yet been recognized and will be recognized as revenue in future periods. Deferred revenue was $15,417 as of September 30, 2020, of which the Company expects to recognize 100% of the revenue over the next 12 months.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 90 days. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined its contracts generally do not include a significant financing component. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing its products and services, not to receive financing from our customers or to provide customers with financing. Examples include invoicing at the beginning of a subscription term with maintenance and support revenue recognized ratably over the contract period, and multi-year on-premises licenses that are invoiced annually with product revenue recognized upon delivery.

Significant Judgments

The Company’s contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

Judgment is required to determine the standalone selling price (“SSP”) for each distinct performance obligation. For products and services aside from maintenance and support, the Company estimates SSP by adjusting the list price by historical discount percentages. SSP for software and hardware maintenance and support fees is based on the stated percentages of the fees charged for the respective products. The Company’s perpetual and term software licenses may have significant standalone functionality and therefore revenue allocated to these performance obligations are recognized at a point in time upon electronic delivery of the download link and the license keys. In cases where the license is being modified at the direction of the customer the revenue is being recognized ratably over the term of the arrangement. Product maintenance and support services are satisfied over time as they are stand-ready obligations throughout the support period. As a result, revenues associated with maintenance services are deferred and recognized as revenue ratably over the term of the contract.

Revenues associated with professional services are recognized at a point in time upon customer acceptance.

Assets Recognized from Costs to Obtain a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefit of those costs to be longer than one year. The Company has determined that its sales commission program meets the requirements for cost capitalization. Total capitalized costs to obtain a contract were immaterial during the periods presented. The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less.

Software license revenue is generally recognized when a signed contract or other persuasive evidence of an arrangement exists, the software has been electronically delivered, the license fee is fixed or is measured on a paid user basis, and collection of the resulting receivable is probable. When contracts contain multiple elements wherein Vendor-Specific Objective Evidence (“VSOE”) exists for all undelivered elements, we account for the delivered elements in accordance with the “Residual Method.” VSOE of fair value for maintenance and support is established by a stated renewal rate, if substantive, included in the license arrangement or rates charged in stand-alone sales of maintenance and support. Revenue from subscription license agreements, which include software, rights to unspecified future products and maintenance, is recognized ratably over the term of the subscription period. When the fair value of VSOE of post contract customer support cannot be determined, the revenue is recognized ratably over the contract period. The only remaining undelivered element was post contract support services, and accordingly, the revenues were recognized on a pro rata basis prospectively over the terms of the related contracts. Deferred revenue results from fees billed to or collected from customers for which revenue has not yet been recognized.

The Company had deferred revenue of $15,417 and $28,400 as of September 30, 2020 and 2019, respectively.

F-18

Research and Development and Software Development Costs

The Company expenses all research and development costs, including patent and software development costs. Our research and development costs incurred for the years ended September 30, 2020 and 2019 were $1,689,455 and $1,744,480, respectively.

Stock-Based Compensation

The Company measures the cost of services provided by employees and non-employees in exchange for an award of an equity instrument based on the grant-date fair value of the award. There were stock options issued during the year ended September 30, 2020, however, awards were subsequently forfeited. Outstanding awards are the awards issued for the fiscal year 2019. There were both fully vested stock grants and stock options granted to employees and non-employees during the year ended September 30, 2019. As such, compensation cost was recognized for grant as well as a ratable portion for the stock options vesting over a three-year time frame.

The Company accounts for share-based payments in accordance with the authoritative guidance issued by the FASB on share-based compensation, which establishes the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Under the provisions of the authoritative guidance, share-based compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite employee service period (generally the vesting period), net of actual forfeitures. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. All share-based awards are expected to be fulfilled with new shares of common stock.

Under ASC 718-20-35-7, Repurchase or Cancellation of equity awards, the amount of cash or other assets transferred (or liabilities incurred) to repurchase an equity award shall be charged to equity, to the extent that the amount paid does not exceed the fair value of the equity instruments repurchased at the repurchase date. Any excess of the repurchase price over the fair value of the instruments repurchased shall be recognized as additional compensation cost.

Income Taxes

The Company utilizes the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carryforwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that the value of such assets will be realized.

The Company uses the two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating the Company’s tax positions and tax benefits, which may require periodic adjustments. The Company did not record any liabilities for uncertain tax positions during the years ended September 30, 2020 or 2019.

F-19

Basic and Diluted Net Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the reporting period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of September 30, 2020, and 2019, the Company had 1,000,000 shares of preferred stock outstanding, which are convertible into 1,500,000 shares of common stock.

Diluted loss per share is the same as basic loss per share during periods where net losses are incurred since the inclusion of the potential common stock equivalents would be anti-dilutive as a result of the net loss. During the year ended September 30, 2020, 24,146,866 warrants, 800,000 stock options and 1,000,000 shares of convertible preferred stock were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the year ended September 30, 2019, 24,290,866 warrants, 1,100,000 stock options, and 1,000,000 shares of convertible preferred stock were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive.

Recent Accounting Announcements

The Financial Accounting Standards Board (“FASB”) issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in the ASC. There have been several ASUs to date that amend the original text of the ASCs. Other than those discussed below, the Company believes those ASUs issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance removes certain exceptions to the general principles in Topic 740 and enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company are currently evaluating the impact of ASU 2019-12 on its financial statements, which is effective for the Company in its fiscal year and interim periods beginning on October 1, 2021.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurements (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, to modify the disclosure requirements for fair value measurements. The ASU removes certain disclosure requirements related to transfers between fair value hierarchy levels and valuation processes for Level 3 fair value measurements. It modifies certain disclosure requirements for investments in entities that calculate net asset value. It adds certain disclosure requirements regarding gains and losses for recurring Level 3 fair value measurements and unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted ASU 2018-13 on October 1, 2019 and the adoption of this update did not have a material impact on the Company’s notes to the financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718, Compensation – Stock Compensation, which currently only includes share-based payments to employees, to include share-based payments issued to nonemployees for goods or services. Thus, accounting for share-based payments to nonemployees and employees will be substantially aligned. ASU 2018-07 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted ASU 2018-07 on October 1, 2019 and the adoption of this update did not have a material impact on the Company’s financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset (ROU) and corresponding lease liability, including leases currently accounted for as operating leases. Leases of mineral reserves and related land leases have been exempted from the standard. We adopted ASU 2016-02, Leases, on October 1, 2019. We elected the “package of practical expedients” within the standard which permits us not to reassess prior conclusions about lease identification, lease classification and initial direct costs. We made an accounting policy election to not separate lease and non-lease components for all leases. The adoption of this standard resulted in the recognition of right-of-use assets and lease liabilities of $0.2 million, which were not previously recorded on our balance sheet.

F-20

NOTE 4 – FIXED ASSETS, NET

As of September 30, 2020, and 2019, fixed assets consisted of the following:

	September 30,
	2020	2019
Equipment and furniture	$—	$37,875
Leasehold improvements	—	17,630
Software	—	12,676
	—	68,181
Accumulated depreciation	—	(27,999)
Fixed assets, net	$—	$40,182

Depreciation expense for the years ended September 30, 2020 and 2019 was $18,243 and $16,927, respectively. The fixed assets were disposed of during 2020.

NOTE 5 – SOFTWARE LICENSES

Software License Agreements

During fiscal year 2019, the Company entered into a one-year agreement with SoundFi LLC (“SoundFi”) which will automatically renew for subsequent one-year periods unless otherwise terminated by either party. Cipherloc received $25,000 from SoundFi during the year ended September 30, 2020.

The Company executed an annual software licensing agreement with Castle Shield during the year ended September 30, 2020 which also include auto-renewing terms. Castle Shield made a $10,000 payment to the Company based on the terms of their agreement with Cipherloc.

During the year ended September 30, 2020, the Company recognized $47,983 in licensing revenue from the SoundFi and Castle Shield agreements.

F-21

NOTE 6 – DEBT

On April 6, 2020, to supplement its cash balance, the Company submitted their application for a Paycheck Protection Program (“PPP”) loan (the “SBA loan”) sponsored by the U.S. Small Business Administration in the amount of $365,430. On April 12, 2020, Company’s SBA loan application was approved, and the Company received loan proceeds on April 22, 2020. The SBA loan has an interest rate of 1% and matures on April 12, 2022.

Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) provides for forgiveness of up to the full principal amount of qualifying loans guaranteed under the PPP. The PPP and loan forgiveness are intended to provide economic relief to small businesses, such as the Company, that are adversely impacted under the COVID-19 Emergency Declaration issued by President Donald J. Trump on March 13, 2020.

As a result of staff reductions during 2020, the Company expects the ultimate amount of loan forgiveness to be minimal.

The Paycheck Protection Program loan balance at September 30, 2020 was $365,430

Future Minimum Paycheck Protection Program loan payment by Fiscal Year
2021	$216,902

2022	148,528
Total Paycheck Protection Program loan	$365,430

NOTE 7 – RELATED PARTY TRANSACTIONS

Employees related to Ex Chief Executive Officer

Skylar, Olivia and Robin De La Garza, immediate family members of former CEO Michael De La Garza,  earned $52,278, $47,176 and $53,000, respectively, in compensation for the year ended September 30, 2019. In August 2019, Robin and Skylar De La Garza were terminated as employees of the Company. The Company also paid $11,394 in educational costs of Skylar De La Garza and $6,200 in moving expenses of Olivia De La Garza. Michael De La Garza was the CEO and director of the Company during the period of time when these payments were made.

See Note 8 for additional related party transactions.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company is currently not involved in any litigation that it believes could have a material adverse effect on its financial condition or results of operations.

A disgruntled former consultant has brought an action in Texas state court against the Company and its former chief executive officer, alleging fraud and misrepresentation pertaining to stock and payments alleged to be owed to the consultant. The Company believes it has made all required payments and delivered the stock to the consultant. The consultant has also included a claim of partial ownership of certain of the Company’s patents, which management believes is without merit. The case is currently being defended by the Company and costs relating thereto have been submitted to the Company’s insurance carrier.

In August 2019, the Board of Directors formed a special committee of independent directors (the “Special Committee”) to investigate certain activities of Michael De La Garza (“De La Garza”), our former chief executive officer. Also in that same month, the Company initiated litigation against De La Garza in the District Court of Travis Country, Texas (the “Court”). On September 25, 2019, the Court entered a temporary injunction against De La Garza enjoining him from numerous acts. The Special Committee investigated certain activities of De La Garza, including the Ageos, LLC Operating Agreement, the QHCI/Noun note receivable, an advance/bonus, personal expenditures, and other items. All amounts expended have been expensed as of September 30, 2019.

The Company also sued De La Garza, among others, in federal district court seeking to invalidate the issuance of preferred stock to him in 2015. The preferred stock shares were converted to 13.5 million shares of common stock by De La Garza during 2018.

All litigation matters with Michael De La Garza were settled on August 28, 2020 with De La Garza agreeing to return 13.1 million shares of common stock to the Company and the Company agreeing to pay De La Garza $400,000 between September 30, 2020 and September 30, 2021. At September 20, 2020, Cipherloc owed $100,000 in settlement payments which will be made in $25,000 payments on December 1, 2020, March 1, 2021, June 1, 2021, and September 1, 2021.

F-22

The Company is seeking to invalidate the issuance of 1 million shares of Cipherloc preferred stock to former director and chief financial officer, Pamela Thompson, which stock is now being held by the Carmel Trust II, in or around 2011. As such, the Company has sued James LeGanke, as Trustee of Carmel Trust II, in federal court as part of its efforts to invalidate those shares. The Company alleges that Thompson failed to comply with both state law and Company bylaws when she and then CEO, Michael De La Garza, caused the Company to issue the preferred stock to themselves as purported compensation. The lawsuit is ongoing, and its resolution is unknown.

On October 13, 2020, Ageos, LLC, a Virginia limited liability company (“Ageos”), filed a Third-Party Complaint against Cipherloc (Third Party Case No. GV20015643-00) in connection with the pending action titled Scandium, LLC v. Ageos, LLC (Case No. GV20014313-00) in the General District Court for Fairfax County in the Commonwealth of Virginia. The action relates to an operating agreement, by and between Cipherloc and Ageos, whereby Cipherloc agreed to guarantee Ageos’s lease in order to enable the leasing of space in Fairfax County, VA. Cipherloc subsequently terminated the agreement with Ageos and offered to take over the space as an accommodation. Ageos declined. Ageos’s third party complaint demands from Cipherloc, among other things, all damages obtained by Scandium, LLC against Ageos; (ii) other compensatory damages in connection with certain lease payments under the lease discussed above; and (iii) pre-judgment interest. This lawsuit is ongoing, and its resolution is unknown.

Leases

In February 2019, the Company and the landlord for its leased office space in Buda, Texas entered into a new lease agreement, and the Company reduced its rented space from approximately 3,900 to 1,302 square feet. The new lease became effective on February 1, 2019 and has a three-year term. The initial monthly rent is $2,566, and the lease agreement provided for annual rent increases of approximately 2.7%. The lease automatically renews for a three-year term, unless either party to the lease agreement notifies the other of the intent to terminate the lease in writing at least 180 days prior to the expiration of the current term. In July 2020, the Company executed a lease termination agreement with the landlord for an early termination fee of $10,546 and forfeited the existing security deposit of $2,566. There are no future payments related to this lease.

In October 2018, the Company leased approximately 3,900 square feet of office space on North Scottsdale Road in Scottsdale, Arizona. The lease for this facility began on October 4, 2018 and originally continued until October 31, 2021. Annual rent of $77,180 was prepaid for the first year from November 1, 2018 to October 31, 2019, and the lease agreement provides for annual rent increases of approximately 5.0%. In June 2020, the Company executed a lease termination agreement with the landlord for an early termination fee of $27,013 and forfeited the existing security deposit of $9,796. There are no future payments related to this lease.

In February 2020, the Company leased approximately 3,666 square feet of office space on 2107 Wilson Boulevard, Arlington, Virginia. The lease for this facility began on February 1, 2020 and continues until July 31, 2025. The base annual rent is $159,471, a $100,000 security deposit was paid, and abatement of monthly rent payments was provided until August 1, 2020, and the lease provides for annual rent increases of approximately 2.5%. The amount of future payments guaranteed is $822,082.

As the result of restructuring actions intended to conserve cash during the COVID-19 crisis, the landlord of the Wilson Boulevard space was notified that the Company no longer needed the space and is seeking an amicable and reasonable termination of the lease agreement.

As of September 30, 2020, the Company had one lease agreements for facilities.

Leases with an initial term of 12 months or less are not recorded on our Balance Sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. Leases with initial terms in excess of 12 months are recorded as operating or financing leases in our Balance Sheet.

Lease assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of our leases do not provide an implicit rate, we use a secured incremental borrowing rates based on the information available at commencement date, including lease term, in determining the present value of future payments. The operating lease asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised.

F-23

At inception, the Company determines if an arrangement contains a lease and whether that lease meets the classification criteria of a finance or operating lease. Some of the Company’s lease arrangements contain lease components (e.g., minimum rent payments) and non-lease components (e.g., maintenance, labor charges, etc.). The Company generally accounts for each component separately based on the estimated standalone price of each component. For certain leases, the Company accounts for the lease and non-lease components as a single lease component.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Operating Leases

Operating leases are included in operating lease ROU lease assets, and operating lease liabilities and operating long-term lease liabilities on the Balance Sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease expense is recognized in the period in which the obligation for those payments is incurred. Lease expense is included in general and administrative expense in the statements of operations and is reported net of lease income. Lease income is not material to the results of operations for the quarter ended June 30, 2020. The Company announced a corporate restructuring on June 30, 2020 which will result in the abandonment of certain office spaces. The Company has recorded an impairment charge of approximately $382,962   which is the estimate of the future payments less projected sublease income from the abandoned office space.

Cash Flows

An initial right-of-use asset of $233,751 was recognized as a non-cash asset addition with the adoption of the new lease accounting standard. Cash paid for amounts included in the present value of operating lease liabilities was $28,534 during third quarter 2020 and is included in operating cash flows. In February 2020, the Company’s new lease in Arlington, Virginia added approximately $746,000 in new lease obligations.

The weighted average remaining lease terms and discount rates for all of our operating lease were as follows as of September 30, 2020:

Remaining lease term and discount rate:	September 30, 2020
Weighted average remaining lease terms (years)
Lease facilities	4.83

Weighted average discount rate
Lease facilities	4.35%

Significant Judgements

Significant judgements include the discount rates applied, the expected lease terms, and lease renewal options. There are three leases with a renewal option. Using the practical expedient, the Company utilized existing lease classifications as of September 30, 2019. As a result, the lease renewal options were not changed on implementation.

Future annual minimum lease obligations at September 30, 2020 are as follows:

Year ending September 30	Amount
2021	$162,135
2022	166,180
2023	170,322
2024	174,575
2025	148,870
$822,082

Rent expense totaled $218,997 and $150,575 for the years ended September 30, 2020 and 2019, respectively.

F-24

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

As of September 30, 2020, and 2019, the Company had 27,505,196 and 40,792,510 shares of common stock outstanding, respectively, and were authorized to issue 681,000,000 shares of common stock at a par value of $0.01.

Treasury Stock

Management determines the fair value of stock issuances using the closing stock price on the grant date.

During the year ended September 30, 2020, the Company came to a settlement with First Fire and purchased back 149,557 shares and recorded such shares as Treasury Stock. First Fire received $150,000 in exchange for the 149,557 shares.

During the year ended September 30, 2020, the Company reached a settlement and as result received surrendered shares of 13,137,757 share and recorded such shares as Treasury Stock.

Common Stock Issued for Cash

During the year ended September 30, 2019, the Company refunded $40,000 for an oversubscription of common stock made by an investor related to the private placement of shares in fiscal year 2018. The refund was made in lieu of an issuance of shares.

Common Stock and Stock Options Issued to Directors and Officers

During the year ended September 30, 2019, the Company issued 9,346 vested shares of common stock with a fair value of $11,216 to an employee, which was recorded as stock-based compensation expenses in research and development expense in the statement of operations.

During the year ended September 30, 2019, the Company issued 1,100,000 shares of stock options to the Board of Directors and officers with a fair value of $862,000, of which $42,942 was recorded as stock-based compensation expenses in research and development and general administration expense. Options will vest over a three-year period ratably. Of the 1,100,000, 1,000,000 options have a strike price of $0.85 and the remaining 100,000 have a strike price of $0.75.

During 2020, 620,000 stock options were granted to employees. Also, during 2020, 920,000  stock options were cancelled due to the termination of employment. As of September 30, 2020, 800,000 stock options are outstanding. None of the stock options are in the money and the unamortized amount of stock compensation as of September 30, 2020 is $383,453.

Year Ended September 30, 2019
Balance on September 30, 2018	—
New Awards	1,100,000
Options Cancelled	—
Balance at September 30, 2019	1,100,000

Year Ended September 30, 2020
Balance on September 30, 2019	1,100,000
New Awards	620,000
Options Cancelled	(920,000)
Balance at September 30, 2020	800,000

Common Stock Issued for Services

During the year ended September 30, 2019, the Company issued 20,000 shares of common stock with a fair value of $40,000 to Pycnocline, LLC for management consulting services, which was recorded in research and development expense.

F-25

Preferred Stock

As of September 30, 2020, and 2019, the Company had 1,000,000 and 1,000,000 shares of restricted preferred stock outstanding, respectively. Each share of preferred stock is convertible into the Company’s common stock at a rate of one (1) preferred share to 1.5 common shares. Each share of preferred stock has 1.5 votes on all matters presented to be voted by the holders of common stock. The holders of preferred stock can only convert the shares if agreed to by the Board of Directors. If declared by the Board of Directors, holders of preferred stock are entitled to receive dividends prior and in preference to any declaration or payment of any dividend on the common stock of the Company. In the event of liquidation or dissolution of the Company, holders of preferred stock shall be paid out of the assets of the Company prior and in preference to any payment or distribution to holders of common stock of the Company.

Warrants

During the year ended September 30, 2018, the Company issued warrants to purchase 75,000 shares of common stock. These warrants were issued with an exercise price of $2.00 and a term of five years. No warrants were issues during fiscal years 2020 and 2019.

Additionally, in connection with shares sold through a PPM, the Company issued warrants to purchase 144,000 shares of common stock. These warrants were issued with an exercise price of $4.50 and a term of two years.

Lastly, in connection with shares sold through an additional PPM, the Company issued warrants to purchase 18,837,900 shares of common stock. These warrants were issued with an exercise price of $1.20 and a term of five years. The company issued warrants to purchase an additional 5,398,970 shares of common stock to its underwriters. These warrants were issued with an exercise price of $1.00 and a term of ten years.

Warrant activity for the years ended September 30, 2020 and 2019 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding at September 30, 2018	25,015,866	$1.27	5.83
Granted	—	—	—
Exercised	—	—	—
Canceled/Forfeited	(725,000)	4.50	—
Outstanding at September 30, 2019	24,290,866	1.14	4.84
Granted	—	—	—
Exercised	—	—	—
Canceled/Forfeited	(544,000)	2.11	—
Outstanding at September 30, 2020	23,746,866	$1.12	3.74

F-26

NOTE 10 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended September 30, 2020 and 2019 consist of the following:

	September 30,
	2020	2019
Current:
Federal	$—	$—
State	—	—
	$—	$—

Deferred:
Federal	$(1,396,673)	$(1,301,000)
State	—	—
	(239,000)	(1,301,000)
Valuation allowance	1,396,673	1,301,000
Provision (benefit) for income taxes, net	$—	$—

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	September 30,
	2020	2019
Statutory federal income tax rate	21.0%	21.0%
Non-deductible stock-based compensation and other permanent differences	(0.1)	(0.07)
Change in statutory tax rate	(0.0)	(13.0)
Valuation allowance	(20.90)	(20.93)
Effective tax rate	0.0%	0.0%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	September 30,
	2020	2019
Net operating loss carry forward	$6,126,911	$4,778,000
Deferred compensation	3,853,777	3,806,000
Valuation allowance	(9,980,688)	(8,584,000)
Deferred income tax asset	$—	$—

The Company has a net operating loss carry forward of $29.2 million available to offset future taxable income. Of which, $2.6 million will expire within the next five years, and the remaining $26.6 million will expire thereafter. For income tax reporting purposes, the Company’s aggregate unused net operating losses were subject to the limitations of Section 382 of the Internal Revenue Code, as amended. The Company has adjusted the net operating losses incurred prior to 2015 to reflect only the losses not subject to limitation. The Company has provided for a valuation reserve against the net operating loss benefit, because in the opinion of management based upon the earning history of the Company; it is more likely than not that the benefits will not be realized. For income tax reporting purposes, Management has determined that net operating losses prior to February 5, 2015 are subject to an annual limitation of approximately $525,000.

For the years ended September 30, 2020 and 2019, the difference between the amounts of income tax expense or benefit that would result from applying the statutory rates to pretax income to the reported income tax expense of $0 is the result of the net operating loss carry forward and the related valuation allowance, as well as non-deductible stock-based compensation.

The Company anticipates it will continue to record a valuation allowance against the losses of certain jurisdictions, primarily federal and state, until such time as it is able to determine it is “more-likely-than-not” the deferred tax asset will be realized. Such position is dependent on whether there will be sufficient future taxable income to realize such deferred tax assets. The Company’s effective tax rate may vary from period to period based on changes in estimated taxable income or loss by jurisdiction, changes to the valuation allowance, changes to federal, state or foreign tax laws, future expansion into areas with varying country, state, and local income tax rates, deductibility of certain costs and expenses by jurisdiction.

The Company is current on all its federal income tax filings. An extension will be filed for the September 30, 2020 tax return.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law in the U.S. The Tax Act has resulted in significant changes to the U.S. corporate income tax system. These changes include a federal statutory rate reduction from 35% to 21%, the elimination or reduction of certain domestic deductions and credits, and limitations on the deductibility of interest expense and executive compensation. These changes were effective beginning in 2018.

NOTE 11 - SUBSEQUENT EVENTS

On October 16, 2020, David Chasteen, a director, was appointed the Chief Executive Officer of the Company.

On November 12, 2020, Milton Mattox, Cipherloc Chief Operating Officer, tendered his resignation which was accepted by the Chief Executive Officer. Mattox assisted in the transition to interim Chief Technology Officer Nick Hnatiw who was engaged as an independent contractor on November 18, 2020. Mattox’s last day with the Company was December 15, 2020.

F-27

CIPHERLOC CORPORATION

119,431,669 SHARES OF COMMON STOCK

PROSPECTUS

______________, 2021

Neither we nor the selling shareholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$4,342.32
Accounting fees and expenses	5,000.00	*
Legal fees and expenses	50,000.00	*
Miscellaneous	10,000.00	*
Total	$69,342.32	*

*	Indicates expenses that have been estimated for filing purposes only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.001 of the Texas Business Organizations Code (the “TBOC”) permits a Texas corporation to limit the personal liability of directors to it or its shareholders for monetary damages for any act or omission in a director’s capacity as director. Under the provisions of Chapter 8 of the TBOC, we may indemnify our directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with or in defending any action, suit or proceeding in which he or she is a party by reason of his or her position. With respect to any proceeding arising from actions taken in his or her official capacity as a director or officer, he or she may be indemnified so long as it shall be determined that he or she conducted himself in good faith and that he or she reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his or her official capacity as a director or officer, a director may be indemnified as long as he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he or she had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Our Amended and Restated Bylaws require us to indemnify persons who are or were, at any time, a director or officer of the Company both in their capacities as directors and officers of the Company and, if serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic Company, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a director or officer or to serve in any of such other capacities and shall inure to the benefit of his or her heirs, executors and administrators.

II-1

Such Amended and Restated Bylaws also provide that the Company shall indemnify persons who are or were, an employee or agent of the Company, or persons who are not or were not employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic Company, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of the Company, “Corporate Functionaries”) against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigation, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC, and the Company may indemnify such persons to the extent permitted by the TBOC as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of his or her heirs, executors and administrators. Any director, officer, trustee, and employees (but only those employees serving in an administrative capacity (x) as a fiduciary, (y) dealing with the Company’s international, national or regional financial matters, or (z) handling international, national or regional team member services matters), agent, or similar functionary of any of the Company’s direct or indirect wholly-owned subsidiaries), shall be deemed to be serving in such capacity at the request of the Company.

The rights to indemnification include the right to be paid by the Company the reasonable expenses incurred in defending any such action, suit or proceeding, in advance of its final disposition (such advances to be paid by the Company within 30 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time), to the maximum extent permitted by the TBOC as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader advancement rights than said law permitted the Company to provide prior to such amendment), subject only to such written affirmation or undertaking as may be required to be furnished by the claimant under the TBOC.

Additionally, our Articles of Incorporation, as amended, provide that no director of the Company is liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director occurring after August 31, 1987, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an act taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or payment of a dividend. Additionally, a director shall not be liable to the fullest extent permitted by any amendment to the Texas statutes that further limits the liability of a director.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Stock Issued for Cash

During the year ended September 30, 2018, through the utilization of Private Placement Memorandums (PPMs) and upon receipt of executed Subscription Agreements, the Company sold 18,909,900 shares of restricted common stock for $16,625,238 in net cash proceeds. Of the 18,909,900 shares of common stock issued, 72,000 shares were each issued with a warrant to purchase two additional shares of common stock and 18,837,900 shares were each issued with a warrant to purchase one additional share of common stock with an exercise price of $1.20 per share and a term of five years. The Company issued warrants to purchase an additional 5,398,970 shares of common stock to its underwriters. These warrants were issued with an exercise price of $1.00 and a term of ten years. Additionally, in connection with shares sold through the PPMs, the Company issued warrants to purchase 144,000 shares of common stock. These warrants were issued with an exercise price of $4.50 and a term of two years.

II-2

During the year ended September 30, 2019, there was no stock issued for cash.

During the year ended September 30, 2020, there was no stock issued for cash.

On March 31, 2021, April 7, 2021, April 9, 2021 and April 16, 2021, the Company entered into a Securities Purchase Agreement, with certain accredited investors, pursuant to which the Company sold the Purchasers an aggregate of 55,549,615 (a) shares of common stock (Offering Shares), and (b) warrants to purchase shares of common stock of the Company (Offering Warrants). The Offering Shares and Offering Warrants were sold at a price of $0.18 per combined Offering Share and Offering Warrant, which was equal to 80% of the closing sales price of the Company’s common stock on the OTCQB Market on March 30, 2021, which was the last trading day prior to the initial entry into the Purchase Agreement.

The sale of the Offering Shares and Offering Warrants occurred at four closings as follows:

Date of Closing	Shares Sold	Warrants Sold	Gross Proceeds
March 31, 2021	35,757,942	35,757,942	$6,436,430
April 7, 2021	7,513,893	7,513,893	$1,352,501
April 9, 2021	8,683,336	8,683,336	$1,563,000
April 16, 2021	3,594,444	3,594,444	$647,000
	55,549,615	55,549,615	$9,998,931

The Offering Warrants, which are evidenced by Common Stock Purchase Offering Warrants, have an exercise price of $0.36 per share (200% of the Offering Price), and may be exercised at any time from the grant date of the Offering Warrants (i.e., March 31, 2021, April 7, 2021, April 9, 2021 or April 16, 2021, as applicable), until five years thereafter. The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price.

Paulson Investment Company, LLC served as placement agent for the offering and the Company entered into a Placement Agent Agreement with the Placement Agent in connection therewith. As partial consideration for the services provided by the Placement Agent, the Company granted the Placement Agent warrants to purchase shares of common stock.

On April 16, 2021, we issued Placement Warrants to the Placement Agent and its assigns to purchase 15% of the Offering Shares sold in the Private Offering (8,332,439 shares in aggregate) evidencing the Placement Warrants. The Placement Warrants have a term of 10 years, an exercise price of $0.18 per share, and cashless exercise rights. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Stock and Stock Options Issued to Board of Directors and Officers and Employees

During the year ended September 30, 2018, the Company issued 766,033 shares of common stock with a fair value of $1,472,601 to its officers and other employees as part of their compensation.

During the year ended September 30, 2019, the Company issued 9,346 shares of common stock with a fair value of $11,216 to its employees as part of their compensation. The Company also issued stock options to purchase 1,100,000 shares of common stock to members of the Board of Directors and officers with a Black Scholes value of $862,000, which vest ratably over a three-year period. Stock compensation expense for $45,942 was recognized in the period.

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During the year ended September 30, 2020, the Company issued stock options to purchase 620,000 shares of common stock to employees that were subsequently forfeited due to employee terminations. Stock compensation expense of $194,896 was recognized in the period.

During the year ended September 30, 2020, stock options to purchase 300,000 shares of common stock were cancelled due to the termination of employment. As of September 30, 2020, 800,000 stock options are outstanding. None of the shares are in the money and the unamortized amount of stock compensation as of September 30, 2020 is $383,453.

Stock Issued for Services

During the year ended September 30, 2018, the Company issued 10,000 shares of common stock with a fair value of $15,000 to Magnolia Investor Relations for investor relations services rendered.

During the year ended September 30, 2019, the Company issued 20,000 shares of common stock with a fair value of $40,000 to a consultant for consulting services rendered.

During the year ended September 30, 2020, the Company did not issue any stock for services.

Stock Issued for Settlement

During the year ended September 30, 2018, the Company issued 50,000 shares of common stock with a fair value of $81,000 to settle a legal matter by two shareholders who claimed they were entitled to 125,000 shares of common stock because of funds allegedly paid to the Company and promises allegedly made by the Company. The Company denied these allegations and settled the matter for 50,000 shares of common stock.

Other

On September 26, 2017, the Company issued a convertible note payable to FirstFire Global Opportunities Fund, LLC (“FirstFire”) in the principal amount of $330,000, which included an original issue discount of $30,000. The Company incurred $8,500 in debt issuance costs. The note accrued interest at 5% per annum and was to mature on March 26, 2018. The note was convertible at $2.00 per share, subject to adjustment due to ratchet or down round protection, among other adjustments. The Company also issued 50,000 shares of its common stock, as well as warrants to purchase an additional 165,000 shares of common stock at $4.50 per share with a term of two years. The note was amended on December 20, 2017, which reduced the conversion price of the note from $2.00 to $1.00 per share and the exercise price of the warrants from $4.50 to $2.00. The amendment also required the Company to issue an additional 87,500 shares of common stock to FirstFire. The Company also received the right to prepay the convertible note at any time from the 151st through the 180th day following September 26, 2017, then the Company could repay FirstFire at 130% multiplied by the outstanding principal amount plus accrued and unpaid interest.

On March 21, 2018, the Company entered into a settlement agreement with FirstFire, under which FirstFire converted $77,500 of the note payable into 50,000 shares of common stock, and the Company paid $350,000 to satisfy the convertible note payable in full.

On December 14, 2017, the Company issued a convertible note payable to Peak One Opportunity Fund LP (“Peak One”) with a principal amount of $300,000. The Company incurred $27,400 in debt issuance costs. The note was to mature on December 14, 2020. The note was convertible at $1.00 per share. The Company also issued 275,000 shares of its common stock, as well as warrants to purchase an additional 75,000 shares of common stock at $2.00 per share with a term of five years at the time of note issuance.

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On April 30, 2018, the Company settled the Peak One note for $375,000 and issued 71,429 shares of common stock.

* * * * * * *

To the extent such issuances and grants described above are deemed “sold or offered” (and not issued under a no-sale theory), we claim an exemption from registration pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act, for the above exchanges/settlements, as the securities were exchanged by the Company with its existing security holders exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 16. EXHIBITS

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1*	Articles of Incorporation of Cipherloc Corporation, as amended					X
3.2	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Articles of Amendment filed by the Company with the Secretary of State of Texas on March 27, 1995	8-K	000-28745	3.1	3/5/2021
3.3	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Articles of Correction filed by the Company with the Secretary of State on September 9, 1996	8-K	000-28745	3.2	3/5/2021
3.4	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Articles of Amendment filed by the Company with the Secretary of State on February 28, 2001	8-K	000-28745	3.3	3/5/2021
3.5	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Articles of Amendment filed by the Company with the Secretary of State on May 26, 2005	8-K	000-28745	3.4	3/5/2021

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		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.6	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Certificate of Amendment filed by the Company with the Secretary of State on June 9, 2011	8-K	000-28745	3.5	3/5/2021
3.7	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Certificate of Amendment filed by the Company with the Secretary of State on June 13, 2013	8-K	000-28745	3.6	3/5/2021
3.8	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Certificate of Amendment filed by the Company with the Secretary of State on August 27, 2014	8-K	000-28745	3.7	3/5/2021
3.9	Certificate of Correction filed with the Secretary of State of Nevada on February 8, 2021, correcting the Certificate of Amendment filed by the Company with the Secretary of State on March 26, 2018	8-K	000-28745	3.8	3/5/2021
3.10	Amended and Restated Bylaws of Cipherloc Corporation	8-K	000-28745	10.5	8/30/2019
4.1	Form of Common Stock Purchase Warrant of Cipherloc Corporation, issued in March 2021 Private Offering	8-K	000-28745	4.1	4/8/2021
4.2	Form of Purchase Warrant Issued to Placement Agent and its Assigns dated April 16, 2021	8-K	000-28745	4.2	4/21/2021
4.3	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	000-28745	4.1	12/29/2020
5.1	Opinion and consent of The McGeary Law Firm, P.C., re: the legality of the securities being registered					X
10.1**	2019 Stock Incentive Plan, Effective as of August 8, 2019	8-K	000-28745	10.1	8/12/2019
10.2	Settlement Agreement, effective January 15, 2021, between CipherLoc Corporation, the Carmel Trust, the Carmel Trust II, James LaGanke, individually and as Trustee of both the Trust and Trust II	8-K	000-28745	10.1	1/20/2021

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		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.3**	Executive Agreement, dated October 19, 2020, between Cipherloc Corporation and David Chasteen	8-K	000-28745	10.1	10/23/2020
10.4**	Offer Letter, dated October 19, 2020, between Cipherloc Corporation and David Chasteen	8-K	000-28745	10.2	1/20/2020
10.5	Amendment Agreement, dated September 30, 2020, by and between the Company and Manchester Explorer, LP	8-K	000-28745	10.1	10/2/2020
10.6	Amendment Agreement, dated September 30, 2020, by and between the Company and JEB Partners, LP	8-K	000-28745	10.2	10/2/2020
10.7	Amendment Agreement, dated September 30, 2020, by and between the Company and James Besser	8-K	000-28745	10.3	10/2/2020
10.8	$365,430 Promissory Note, dated April 12, 2020 between Cipherloc Corporation and Texas Capital Bank, N.A.	8-K	000-28745	99.1	4/27/2020
10.9**	Executive Transition and Release Agreement by and between the Company and Andrew Borene, dated March 28, 2020	8-K	000-28745	10.1	3/31/2020
10.10	Lease termination Agreement for property located on Butherus Drive in Scottsdale, AZ with an effective date of March 1, 2019	8-K	000-28745	10.34	3/1/2019
10.11	Lease Reduction Agreement for property located in Buda, TX with an effective date of February 1, 2019	8-K	000-28745	10.35	3/1/2019
10.12	Marketing Consulting Services Agreement was executed by the Registrant on March 29, 2019	8-K	000-28745	10.34	4/2/2019
10.13	Operating Agreement with Ageos, LLC effective April 24, 2019 and incorporated by reference to the Registrant’s Form 8-K filed on April 30, 2019	8-K	000-28745	10.38	4/30/2019
10.14	Reseller Agreement with Quality Health Care International, LLC and Promissory Note dated May 30, 2019 and attached hereto.	10-Q	000-28745	10.40	6/5/2019
10.15	Form of Securities Purchase Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto	8-K	000-28745	10.1	4/8/2021
10.16	Form of Registration Rights Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto	8-K	000-28745	10.2	4/8/2021

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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.17**	Form of Lock-Up Agreement (March 2021 Offering)	8-K	000-28745	10.3	4/8/2021
10.18	Placement Agent Agreement dated January 11, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC	8-K	000-28745	10.4	4/8/2021
10.19	Indemnification Agreement dated February 22, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC	8-K	000-28745	10.5	4/8/2021
10.20£	March 6, 2020, Technology Partnership and Authorized Reseller Licensing Agreement between Cipherloc Corporation and ECS Federal, LLC					X
10.21£	August 13, 2020, Authorized Reseller / Developer Agreement between Cipherloc Corporation and Arnouse Digital Devices					X
14.1**	Code of Ethics for Directors, Officers and Employees of Cipherloc and its Affiliates, dated August 8, 2019	8-K	000-28745	14.1	8/12/2019
23.1*	Consent of Briggs & Veselka Co., Independent Registered Public Accounting Firm					X
23.2*	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on signature page)					X
101.INS	XBRL Instance Document					X
101.SCH	XBRL Taxonomy Extension Schema Document					X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document					X

*	Filed herewith.

**	Indicates management contract or compensatory plan or arrangement.

£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas on the 29th day of April 2021.

CIPHERLOC CORPORATION

/s/ David Chasteen
By:	David Chasteen, Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Chasteen and Ryan Polk, or any one of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Chasteen	Chief Executive Officer and Director	April 29, 2021
David Chasteen	(Principal Executive Officer)

/s/ Ryan Polk	Chief Financial Officer	April 29, 2021
Ryan Polk	(Principal Financial and Accounting Officer)

/s/ Tom Wilkinson	Chairman of the Board of Directors	April 29, 2021
Tom Wilkinson

/s/ Anthony Ambrose	Director	April 29, 2021
Anthony Ambrose

/s/ Sammy Davis DrPH	Director	April 29, 2021
Sammy Davis DrPH

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